Exhibit 10.49

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
AMGEN INC. and KYOWA KIRIN CO., LTD. Dated June 1, 2021
LICENSE AND COLLABORATION AGREEMENT

CONTENTS

SCHEDULES
Excluded Patents Schedule
European Union Member States Schedule
Global Pricing Policy Considerations Schedule
Standard Contractual Clauses Schedule
Information Security Requirements Schedule
Licensed KKC Patents Schedule
Press Releases Schedule
Privacy and Data Protection Schedule

EXHIBITS
Compliance Certification

LICENSE AND COLLABORATION AGREEMENT
This License and Collaboration Agreement (this “Agreement”) is entered into as of June 1, 2021 (the “Execution Date”) by and between Amgen Inc., a Delaware corporation with a principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320 USA (“Amgen”) and Kyowa Kirin Co., Ltd., a Japanese corporation with a principal place of business at 1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004 Japan (“KKC”). Amgen and KKC are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Amgen is a global biopharmaceutical company that researches, develops, manufactures and commercializes therapeutic products, including in the Amgen Territory (as defined below) to treat grievous illness;
WHEREAS, KKC is a global biopharmaceutical company and is engaged in research, development, manufacturing and commercialization of pharmaceutical products;
WHEREAS, KKC has developed and is developing the Product (as defined below) for the treatment of certain inflammation-related diseases and conditions;
WHEREAS, Amgen and KKC desire to collaborate on the continued global development of the Product; and
WHEREAS, Amgen desires to secure the right to commercialize the Product in the Amgen Territory, and KKC desires to grant such right.
NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and intending to be legally bound, the Parties agree as follows:
Article I.

DEFINITIONS
Section 1.1“Affected Party” has the meaning set forth in Section 10.3 (Distracting Transactions; Notice).
Section 1.2“Affiliate” means, with respect to a Party, any Person which controls, is controlled by or is under common control with such Party. For purposes of this definition only, “control” means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the securities entitled to be voted generally or in the election of directors of such Person, or by contract or otherwise. Notwithstanding the foregoing, for the purposes of Article X (Distracting Products) and Section 1.53 (Distracting Transaction) only, the ownership threshold included in the definition of “control” will be fifty percent (50%) or more, rather than more than fifty percent (50%).

Section 1.3“Agreement” has the meaning set forth in the Preamble.
Section 1.4“Alliance Manager” has the meaning set forth in Section 2.5 (Alliance Managers).
Section 1.5“Allocable Manufacturing Overhead” means, with respect to the Manufacturing Actual Costs for any Products intended for the Amgen Territory, the Costs incurred by a Party or for its account, in accordance with GAAP, including [***]and which are specifically allocated (and properly attributable) to such Product’s Manufacturing activity (pursuant to this Agreement) within a given company department(s) based on a properly allocable portion of space occupied or headcount or other activity-based method consistent with such Party’s internal accounting principles consistently and properly applied by such Party, or a standard rate if agreed by the Parties. “Allocable Manufacturing Overhead” shall not include [***].
Section 1.6“Amgen” has the meaning set forth in the Preamble.
Section 1.7“Amgen Assumed Item” has the meaning set forth in Section 11.2(a)(ii) (Amgen Secondary Prosecution).
Section 1.8“Amgen Assumed Joint Patent Item” has the meaning set forth in Section 11.2(c)(ii) (Amgen Secondary Prosecution of Joint Patents in the KKC Territory).
Section 1.9 “Amgen Co-Promote Medical Liaisons” has the meaning set forth in Section 6.4.7 (Medical Affairs Activities).
Section 1.10“Amgen Commercialization Costs” has the meaning set forth in Section 8.3.2 (Amgen Costs)
Section 1.11“Amgen Development Costs” has the meaning set forth in Section 8.2.2 (Amgen Costs).
Section 1.12“Amgen Development Data” means the preclinical and clinical data generated by or on behalf of Amgen or its Affiliates in the course of its Development and any other data generated in connection with Amgen’s Development activities hereunder, on or after the Effective Date of this Agreement.
Section 1.13“Amgen Housemarks” means (i) the corporate logo of Amgen, (ii) the trademark “Amgen,” (iii) any other trademark, trade name or service mark (whether registered or unregistered) containing the word “Amgen,” and (iv) any other trademark or service mark associated with goods or services of Amgen or its Affiliates; but excluding the Licensed Amgen Trademarks and trademarks, trade names or service marks associated with and used solely in connection with goods or services outside the scope of this Agreement; and all intellectual property rights residing in any of the foregoing.
Section 1.14“Amgen Improvement” means any improvement, modification, enhancement to or novel use of the Product that (a) either Covers or specifically relates to the

Product or (b) is developed by or on behalf of, or becomes Controlled by, Amgen or its Affiliates during the Term in the research, conduct of Medical Affairs Activities with respect to, Development, Commercialization or Manufacture of the Product or any of the activities contemplated hereunder.
Section 1.15“Amgen Indemnitees” has the meaning set forth in Section 14.1 (Indemnity by KKC).
Section 1.16“Amgen Territory” means all countries in the world with the exception of Japan.
Section 1.17 “Anti-Corruption Laws” means laws, regulations, or orders prohibiting the provision of a financial or other advantage for a corrupt purpose or otherwise in connection with the improper performance of a relevant function, including the U.S. Foreign Corrupt Practices Act (FCPA), Criminal Law, Anti-Unfair Competition Law and similar laws intended to prohibit corruption and bribery, regardless of whether those laws pertain to corruption and bribery involving public or private individuals or entities.
Section 1.18“Applicable Law” means, individually and collectively, any federal, state, local, national and supra-national laws, treaties, statutes, ordinances, rules and regulations, including any rules, regulations, guidance, guidelines or requirements having the binding effect of law of national securities exchanges, automated quotation systems or securities listing organizations, Governmental Authorities, courts, tribunals, agencies other than Governmental Authorities, legislative bodies and commissions that are in effect from time to time during the Term and applicable to a particular activity hereunder, including, to the extent applicable, Good Clinical Practices (GCP), Good Laboratory Practices (GLP) and Good Manufacturing Practices (GMP), including all applicable data protection and privacy laws, rules and regulations, Anti-Corruption Laws and Healthcare Compliance Requirements.
Section 1.19“Assisting Party” has the meaning set forth in Section 14.4 (Defense of Third Party Claims).
Section 1.20“Audited Party” has the meaning set forth in Section 9.4.1 (Accounting).
Section 1.21“Auditing Party” has the meaning set forth in Section 9.4.1 (Accounting).
Section 1.22“Backup Manufacturer” has the meaning set forth in Section 5.1.3 (Backup Manufacturing Rights).
Section 1.23“Biosimilar Product” means, with respect to the Product in a particular country, after Regulatory Approval of the Product in such country, any other therapeutic drug product designated for human use which (i) contains the same or highly similar principal molecular structural features as (but not necessarily all of the same structural features as) the Product except for minor differences in clinically inactive components, (ii) has no clinically meaningful differences from the Product in terms of purity, potency, safety, mechanism of action, route of administration, dosage form and strength, (iii) is approved for use pursuant to a

Regulatory Approval process in such country that is based on the indications and conditions of use on an unrelated party’s previously approved version of that same product (i.e., a product meeting the standards set forth in the foregoing clauses (i) and (ii)), whether or not such regulatory approval was based upon data generated by the Parties filed with the applicable governmental authority in such country or was obtained using an abbreviated, expedited or other process, and (iv) is authorized for sale or sold in the same country (or is commercially available in the same country via import from another country) as the Product by a Party or any Third Party, as applicable.
Section 1.24 “BLA” means a Biologic Licensing Application, including all supplements and amendments thereto, for the approval to market the Product by the FDA.
Section 1.25“Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York U.S.A. or Tokyo, Japan, are authorized by Applicable Law to remain closed.
Section 1.26“Challenged KKC Patents” has the meaning set forth in Section 11.2(b)(i) (Amgen Primary Prosecution).
Section 1.27“Change of Control” with respect to a Party, is deemed to have occurred if any of the following occurs after the Effective Date:
(a)any “person” or “group” (as such terms are defined below) who (i) becomes or acquires the right to become (including, by way of a tender or exchange offer) the “beneficial owner” (as such term is defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party, (ii) acquires the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”), or (iii) otherwise has the ability to direct or cause the direction of the management or operation of the Party; or
(b)such Party enters into any merger, consolidation, other business combination or similar transaction with another Person (whether or not such Party is the surviving entity), unless immediately after such merger, consolidation, other business combination or similar transaction (i) the members of the Board of Directors of such Party constituting at least a majority of the members of the Board of Directors of such Party immediately prior to such transaction continue to constitute a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction and (ii) the Persons that beneficially owned, directly or indirectly, at least a majority of the shares of Voting Stock of such Party immediately prior to such transaction continue to beneficially own (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving Person), directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or
(c)the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.
For the purpose of this definition of Change of Control, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act, (ii) a “beneficial owner” is determined in accordance with Rule 13d-3 under the aforesaid Act, (iii) the terms “beneficially owned” and “beneficially own” have meanings correlative to that of “beneficial owner”, and (iv) the term “Party” means both the Party and the Person that controls such Party (as “control” is defined in the definition of “Affiliate”).
Section 1.28“Clinical Study” means a research study (including interventional and observational studies) in which data from one or more human subjects is collected to evaluate health-related biomedical outcomes, including a Phase 4 Study.
Section 1.29“CMC” means chemistry, manufacturing and controls.
Section 1.30“Co-Detail Percentage” means the percentage of Total FPDE Details for which KKC (or, with respect to Detailing activities in the U.S., KKUS) is responsible pursuant to Section 6.4 (Co-Promotion Activities).
Section 1.31“Co-Detail and Field Medical Liaison Plan” means a rolling strategic and operational Commercialization plan focusing on Detailing and field Medical Affairs Activities created and updated by Amgen in accordance with Section 6.4.5 (Co-Detail and Field Medical Liaison Plan) consistent with the Global Pricing Policy, for the Product in the Co-Promotion Territory, which plan shall set forth, [***].
Section 1.32“Co-Promotion Territory” means the U.S. and any other territories for which KKC has opted in to co-promote in accordance with Section 6.4.2 (Co-Promotion Outside of U.S. Generally) and Section 6.4.3 (KKC Co-Promotion Right).
Section 1.33“Collaboration Territory” means the Amgen Territory and the KKC Territory.
Section 1.34“Commercialization” and “Commercialize” means any and all processes and activities conducted to establish and maintain sales for a Product, including to market (including pre-launch activities), advertise, promote, store, transport, distribute, import, export, offer to sell (including pricing and reimbursement activities), Detail, and/or sell the Product and/or conduct other commercialization activities, and “Commercialization” shall have the correlative meaning with respect to such activities; provided, however, that Commercialize shall exclude Development and Manufacturing activities (including Manufacturing activities related to

Commercialization). For purposes of this Agreement and for ease of management of the Collaboration only, “Commercialize” shall also include Medical Affairs Activities.
Section 1.35“Commercialization Budget” means the applicable budget prepared by Amgen for review by the JCS and approval by the JSC for the Commercialization of the Product in the Amgen Territory in accordance with the applicable Commercialization Plan (which budget will be updated by Amgen no less than annually and reviewed and discussed by the JCS in accordance with Section 2.2.8 (Joint Commercialization Committee) and approved by the JSC, and will cover a period of at least [***] and will include quarterly budgets for a period of at least [***] for the current year).
Section 1.36“Commercial Lead” has the meaning set forth in Section 6.1 (Commercialization Activities.).
Section 1.37“Commercialization and Related Costs” means all Costs incurred by a Party and its Affiliates during the Term in connection with the Commercialization of Products in the U.S., including:
(a)selling expenses, or other Costs and expenses associated with marketing of the Product for Commercialization in the U.S., including Sales Force Costs calculated in accordance with Section 6.9(a) (Calculation of Sales Force Costs and Other Personnel Costs);
(b)costs for preparing and reproducing Commercialization materials, including [***];
(c)Costs of sales and marketing data, costs associated with training of the sales representatives, sales activity reporting and work on target customer accounts in the U.S.;
(d)[***];
(e)marketing Costs and Medical Affairs Activities Costs incurred in connection with launch readiness activities in or for the U.S. prior to commercialization and during commercialization;
(f)all Costs incurred by the Parties or their respective Affiliates associated with any recalls of a Product in or for the U.S.;
(g)all Costs incurred by the Parties or their respective Affiliates with respect to product liability claims for Products in the U.S.;
(h)all Costs incurred by the Parties or their respective Affiliates associated with any returns and withdrawals of a Product in the U.S.;
(i)all Costs incurred by the Parties or their respective Affiliates in performing [***];

(j)all defense, enforcement, settlement and cooperation Costs incurred by the Parties or their respective Affiliates, to the extent such defense, enforcement, settlement and cooperation are conducted in or for the U.S., in accordance with Section 14.4 (Defense of Third Party Claims), (but, in each case, not including defense Costs incurred by a Party in fulfilling its indemnification obligations); and
(k)all Costs incurred by the Parties or their respective Affiliates in connection with Prosecution and Maintenance of Licensed Amgen Patents, Licensed Amgen Know-How and Licensed Amgen Trademarks and Licensed KKC Patents, Licensed KKC Know-How and Licensed KKC Trademarks, to the extent such Prosecution and Maintenance are conducted in or for the U.S., in accordance with Section 11.2 (Prosecution and Maintenance).
in each case solely to the extent (i) not previously deducted from gross invoiced amounts in determining Net Revenues hereunder, included as part of Global Development Costs, or otherwise subject to adjustment and (ii) with respect to (a) through (e), (i) and (k), included in the Commercialization Plan and Commercialization Budget, but (iii) excluding the Manufacturing Actual Cost for commercial supply of Products in the U.S.
Such Costs may include all Costs for outside services and expenses (e.g., consultants, agency fees, etc.). Commercialization and Related Costs shall not include [***] or any Cost subject to an indemnification obligation under Article XIV (Indemnification and Insurance).
Section 1.38 “Commercialization Plan” means a rolling strategic and operational commercialization plan for the applicable Product in the Collaboration Territory (which plan will be a detailed plan for the first year and a rolling [***] high level plan for all subsequent years and will be updated by the JCS and approved by the JSC on a periodic basis but no less than annually), which sets forth, among other things, (i) a multi-year Commercialization strategy that includes plans for [***], (ii) timing of launch sequence of the Product in each country in the Collaboration Territory, (iii) a multi-year communications strategy that includes plans for [***], and (iv) an operating plan for the implementation of such strategies on an annual basis, including information related to [***], all as developed by the JCS and approved by the JSC.
Section 1.39“Commercially Reasonable Efforts” means, with respect to a Party and/or its Affiliates and an activity under this Agreement, the efforts and expenditures that would be employed, in good faith and in accordance with Applicable Law, by a reasonably prudent company in the biopharmaceutical industry, which prudent company is performing such activity for their own biopharmaceutical products that are of a similar stage of development or commercialization and similar scientific and commercial potential to the Product, but in no event less than the standards and level, consistent with commercially reasonable practices, commonly applied by other reasonably prudent biopharmaceutical companies to their biopharmaceutical products of a similar stage of development or commercialization and similar scientific and commercial potential. Commercially Reasonable Efforts shall be determined on a market-by-market basis in view of conditions prevailing at the time, and evaluated taking into account all relevant factors, including without limitation, the safety, efficacy, intellectual property profile, commercial potential, actual or anticipated Governmental Authority approved labeling, competitiveness of the Product or alternative products that are in the marketplace or under development by Third Parties, and cost and likelihood of obtaining Regulatory Approval, but specifically excluding (i) [***] and (ii) [***]. Without limiting the foregoing, Commercially Reasonable Efforts generally requires, with respect to such obligations, that the Party:[***]
.
Section 1.40 “Confidential Information” has the meaning set forth in Section 12.1 (Confidentiality; Exceptions).
Section 1.41“Contract Interest Rate” means [***], or, if lower, the maximum rate permitted by Applicable Law.
Section 1.42“Control” or “Controlled” means, with respect to any intellectual property right, that a Party owns or has a license (other than a license granted to such Party under this Agreement) to such right and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to such other Party on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement with any Third Party as of the time such Party would first be required hereunder to grant such access and license or sublicense. For clarity, KKC shall be deemed to not Control [***]. If Amgen notifies KKC that Amgen has determined that [***] would be reasonably necessary for the use, research, Manufacture, Development or Commercialization of, or the conduct of Medical Affairs Activities with respect to, the Product, the Parties shall [***].
Section 1.43“Copyrights” means all right, title, and interest in and to all copyrightable works and any copyright registration or corresponding legal right.
Section 1.44“Costs” means both internal and external costs and expenses (including the cost of allocated FTEs at the applicable FTE Rate).
Section 1.45“Cover” means (a) with respect to Information, such Information was used in the Exploitation of the product, and (b) with respect to a Patent, a Valid Claim would (absent a license thereunder or ownership thereof) be infringed by the Exploitation of the product; provided, however, that in determining whether a Valid Claim that is a claim of a pending application would be infringed, it shall be treated as if issued as then currently being prosecuted. Cognates of the word “Cover” shall have correlative meanings.
Section 1.46“Critical Matters” means: (i) agreement of the initial versions of each of the [***], (ii) any material updates or changes to [***], (iii) decisions that would reasonably be expected to: [***], (iv) a decision to conduct [***] and (v) any material decision with respect to [***].
Section 1.47“DCSI” has the meaning set forth in Section 4.9 (Ownership of Core Data Sheet and Global Safety Database).
Section 1.48“Defending Party” has the meaning set forth in Section 14.4 (Defense of Third Party Claims).

Section 1.49“Designated Officer” means with respect to each of KKC and Amgen, (a) with respect to commercial matters, [***] and (b) with respect to all other matters, [***].
Section 1.50“Detail” means an interactive, one-on-one, face-to-face or virtual meeting, in an individual or group practice setting, between one or more healthcare professionals having prescribing authority or who is able to influence prescribing decisions and one Amgen or KKC (or their respective Affiliates or Amgen’s permitted contractors) sales representative during which uses, safety, effectiveness, contraindications, side effects, warnings or other relevant characteristics of the Product are discussed in an effort to increase prescribing preferences of the Product for its approved uses. Details will not include (i) [***] or (ii) [***]. When used as a verb, “Detail” or “Detailing” shall mean to engage in a Detail.
Section 1.51“Development” means all activities required and/or useful to obtain and maintain Regulatory Approval of the Product for use in the Lead Indication or any other indication, and generate pre-clinical and clinical evidence to support Commercialization and Manufacturing activities, including research, non-clinical and preclinical testing and trials, clinical testing and trials, including Clinical Studies, toxicology testing, modification, optimization and animal efficacy testing of pharmaceutical compounds, statistical analysis, publication and presentation of study results and reporting, preparation and submission to regulatory authorities of applications relating to the Product; provided, however, that Development shall exclude Commercialization and Manufacturing activities.
Section 1.52“Development Lead” has the meaning set forth in Section 4.1 (Development Matters).
Section 1.53“Development Records” has the meaning set forth in Section 4.4 (Development Records).
Section 1.54“Dispute” has the meaning set forth in Section 16.5.2.
Section 1.55“Distracted Party” means a Party that either itself or its Affiliate conducts or participates in, advises, assists, or enables any Third Party to conduct or participate in, any Distracting Program or enters into any Distracting Transaction.
Section 1.56“Distracting Product” means any pharmaceutical or biologic product, other than the Product, that [***].
Section 1.57“Distracting Program” means [***] of any Distracting Product.
Section 1.58“Distracting Program Restriction” has the meaning set forth in Section 10.1 (General).
Section 1.59“Distracting Transaction” means any transaction entered into by a Party or its Affiliates on or after the Effective Date whereby a Third Party that is engaged in a Distracting Program either (i) becomes an Affiliate of such Party or any of its Affiliates or (ii) sells, transfers or assigns all or substantially all of its assets to such Party or any of its Affiliates.

Section 1.60“Distracting Transaction Notice” has the meaning set forth in Section 10.3 (Distracting Transactions; Notice).
Section 1.61“Divest” means, with respect to any Distracting Program, the sale, exclusive license or other transfer of all of the right, title and interest in and to such Distracting Program, including technology, Information, intellectual property and other assets materially relating thereto, to an independent Third Party, without the retention or reservation of any rights or interest (other than solely an economic interest, reversion rights or other similar rights typical of a licensor in an exclusive license agreement) in such Distracting Program by the relevant Party or its Affiliates. When used as a noun, each of “Divestiture” and “Divestment” has a corresponding meaning.
Section 1.62“Effective Date” has the meaning set forth in Section 15.1 (Term).
Section 1.63“Excluded Patents” means the Patents set forth in the Excluded Patents Schedule.
Section 1.64“Exploit” means, with respect to the Product, to research, develop (including to conduct any Development activities), Commercialize, make (including to conduct any Manufacturing activities), have made, use, market, offer for sale, sell, import, export, manufacture, have manufactured or otherwise exploit, distribute, promote, transfer possession of or title in the Product. Cognates of the word “Exploit” shall have correlative meanings.
Section 1.65“Ex-U.S. Amgen Territory” has the meaning set forth in Section 6.4.9 (Responsibility for KKC’s Detailing and Medical Liaison Costs and Expenses).
Section 1.66“Ex-U.S. Amgen Territory Commercialization Costs” means, collectively, (a) the Ex-U.S. Amgen Territory Commercialization Costs – Sales Force Costs and Other Personnel Costs and (b) the Ex-U.S. Amgen Territory Commercialization Costs – Other Costs.
Section 1.67“Ex-U.S. Amgen Territory Commercialization Costs – Other Costs” has the meaning set forth in Section 6.10 (Other KKC Ex-U.S. Amgen Territory Commercialization Costs).
Section 1.68“Ex-U.S. Amgen Territory Commercialization Costs – Sales Force Costs and Other Personnel Costs” has the meaning set forth in Section 6.9 (Calculation of Sales Force Costs and Other Personnel Costs).
Section 1.69“FDA” means the U.S. Food and Drug Administration, and any successor agency thereto.
Section 1.70“First Commercial Sale” means, with respect to any compound or product, the first sale for end use or consumption of such compound or product after Regulatory Approval and Pricing Approval have been granted.
Section 1.71“First Party” has the meaning set forth in Section 9.6.4(b).

Section 1.72“First Position Detail” means a Detail in which the Product is Detailed before any other product and/or the predominant portion of time is devoted to the Detailing of the Product.
Section 1.73“First Position Detail Equivalent Basis” means (i) [***] if the Product is Detailed in a First Position Detail and [***] other products are detailed in such encounter, (ii) [***] if Product is Detailed as a First Position Detail and [***] other product is detailed in such encounter, and (iii) [***] if the Product is Detailed in a Second Position Detail and [***] other product is detailed in such encounter.
Section 1.74“Force Majeure” has the meaning set forth in Section 16.9 (Force Majeure).
Section 1.75“FTE” means, with respect to a person, the equivalent of the work of one (1) employee full time for one (1) year (consisting of at least a total of (i) [***] weeks or (ii) [***] hours per year (excluding vacations and holidays)). Overtime, and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. No one person shall be permitted to account for more than one FTE.
Section 1.76“FTE Rate” means for any employee of KKC or Amgen (i) conducting Development Activities, [***], increasing by [***] each January 1st beginning on January 1, 2022 and (ii) conducting Commercialization activities (excluding Sales Force activities but including Other Personnel activities, [***], increasing by [***] each January 1st beginning on January 1, 2022 . The FTE Rate includes costs associated with salaries, payroll taxes, bonuses, benefits, recruiting, relocation, employee stock option programs or stock grants, retirement programs, and applicable overhead (e.g., facilities, operating supplies, travel and training). No one person shall be permitted to account for more than one FTE.
Section 1.77“GAAP” means the then-current generally accepted accounting principles in the United States as established by the Financial Accounting Standards Board or any successor entity or other entity generally recognized as having the right to establish such principles in the United States, in each case consistently applied.
Section 1.78“GCC Countries” means the United Arab Emirates, Saudi Arabia, Qatar, Oman, Kuwait and Bahrain.
Section 1.79“Global Development Budget” means the applicable budget prepared by Amgen and reviewed at the JSC for the Development of each Product in the Amgen Territory in accordance with the applicable Global Development Plan (which budget will be updated by Amgen no less than [***] and will be reviewed and discussed by the JDS in accordance with Section 2.2.7 (Joint Development Subcommittee) and approved by the JSC and will cover a period of at least [***] years).
Section 1.80“Global Development Cost Balancing Report” has the meaning set forth in Section 8.2.4 (Balancing Payment for Global Development Costs).

Section 1.81“Global Development Cost-Share Payments” has the meaning set forth in Section 8.2.3 (Global Development Cost Share).
Section 1.82“Global Development Costs” means all Costs incurred by Amgen or KKUS and their Affiliates during the Term in connection with the Development of the Product in the Amgen Territory in accordance with the Global Development Plan and Global Development Budget, including:
(a)all Costs incurred in performing development activities which have been designated to Amgen in furtherance of the Global Development Plan (including [***];
(b)all Costs associated with obtaining, maintaining and renewing Regulatory Filings and Regulatory Approvals pertaining to a Product;
(c)all manufacturing Costs not otherwise included in Manufacturing Standard Costs or Manufacturing Actual Costs, including [***];
(d)for any clinical supply of Products, (i) the Manufacturing Standard Cost, if it is manufactured in a Party’s (or its designee’s) clinical manufacturing facility, or (ii) the Manufacturing Actual Costs, if it is manufactured in a Party’s (or their designee’s) nonclinical (i.e., commercial) manufacturing facility;
(e)Medical Affairs Activities Costs to the extent relevant to clinical development;
(f)[***]; and
(g)all Costs incurred for other materials (such as nonParty comparator drugs and placebo) obtained or made for use in Clinical Studies of or related to a Product.
For clarity, Global Development Costs shall include Costs incurred to manage any of (a) through (g) above to the extent performed by any contract research organization by or on behalf of Amgen or KKUS or their Affiliates, but shall exclude any Cost subject to an indemnification obligation under Article XIV (Indemnification and Insurance) and shall also exclude any Cost included in Commercialization and Related Costs or otherwise deducted from the calculation of Net Revenues. For the avoidance of doubt, KKC shall bear the costs of any Development costs related to the KKC Territory, including, without limitation, the Development costs incurred in connection with the Japan portion of a Global Phase 3 Registrational Studies or any other global clinical study.
Section 1.83 “Global Development Plan” means the applicable global plan prepared by Amgen no less than [***] and will be reviewed and discussed by the JDS and approved by the JSC, consistent with the Global Product Strategy, as such Global Development Plan may be updated from time to time in accordance with the terms of this Agreement, covering, among other things: (i) the Development of the Product (both in the Amgen Territory and in the KKC Territory), including [***], (ii) the preparation and submission of Regulatory Filings, and

(iii) the obtaining and maintenance of Regulatory Approvals and Pricing Approvals of the Product.
Section 1.84“Global Phase 3 Registrational Study” means a registration or pivotal Clinical Study performed in accordance with Applicable Laws and conducted in subjects which is designed to establish the efficacy and safety of the Product for the [***] given its intended use and to define warnings, precautions and adverse events that are associated with such Product in the dosage range intended to be prescribed.
Section 1.85“Global Pricing Policy” means the global plan for the Product jointly developed by the Parties and approved by the JSC, consistent with the Global Product Strategy, that sets forth, globally and by region both in the Amgen Territory and in the KKC Territory [***] as such Global Pricing Policy may be amended and updated from time to time in accordance with Section 6.2 (Global Pricing Policy). Attached as the Global Pricing Policy Considerations Schedule is the alignment of the Parties as of the Effective Date as to the concepts and escalation procedures to be included in the Global Pricing Policy.
Section 1.86“Global Product Strategy” means the global plan for the Product prepared by Amgen and reviewed and approved by the JSC that sets forth the high level strategy for the Development and Commercialization of Product in the Collaboration Territory.
Section 1.87“Governmental Authority” means any government or supranational administrative agency, commission or other governmental or supranational authority, regulatory body or other instrumentality, or any federal, state, local, domestic or foreign governmental or supranational regulatory body.
Section 1.88“Government Official” means (i) any official or employee of any Governmental Authority, or any department, agency, or instrumentality thereof (including commercial entities owned or controlled, directly or indirectly, by a Governmental Authority), (ii) any political party or official thereof, or any candidate for political office, in the Amgen Territory or any other country, or (iii) any official or employee of any public international organization, or any family member of any of the foregoing individuals identified in the foregoing clauses (i), (ii) and (iii).
Section 1.89“Healthcare Compliance Requirements” means the healthcare fraud and abuse laws and regulations and industry codes of conduct (for the Collaboration Territory) related to promotional and nonpromotional activities concerning a company’s pipeline and approved pharmaceutical, biologic and medical device products, transparency and reporting of relationships with and transfers of value to healthcare providers and other members of the healthcare community, coverage, reimbursement, pricing and price reporting for approved pharmaceutical, biologic and medical device products and interactions with healthcare professionals and members of the healthcare community.
Section 1.90“Housemarks” means the Amgen Housemarks or the KKC Housemarks, as the case may be.

Section 1.91 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. § 18a).
Section 1.92“HSR Filing” means a filing by each of Amgen and KKC with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.
Section 1.93“IND” means (i) an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a drug in humans in the United States, (ii) a counterpart of such an Investigational New Drug Application that is required in any other country before beginning clinical testing of a drug in humans in such country, including, for clarity, a “Clinical Trial Application” in the European Union, and (iii) all supplements and amendments to any of the foregoing.
Section 1.94“Indemnified Party” has the meaning set forth in Section 14.3 (Claim for Indemnification).
Section 1.95“Indemnifying Party” has the meaning set forth in Section 14.3 (Claim for Indemnification).
Section 1.96“Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes, and any surcharge levied on such taxes pursuant to Applicable Law.
Section 1.97“Information” means all tangible and intangible techniques, information, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, conclusions, skill, experience, test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms. “Information” excludes tangible materials such as biological compounds, chemical compounds, and reagents, and excludes Trademarks and Housemarks.
Section 1.98“Initial Global Development Plan” means that certain Global Development Plan prepared by Amgen and KKC and separately agreed upon by the Parties as of the Effective Date.
Section 1.99“Initial Medical Liaison Notice” has the meaning set forth in Section 6.4.7 (Medical Affairs Activities).
Section 1.100 “Insolvency Event” means, with respect to any Party, the occurrence of any of the following: (i) such Party shall commence a voluntary case concerning itself under any bankruptcy, liquidation or insolvency code, (ii) an involuntary case is commenced against such Party and the petition is not dismissed within [***] after commencement of the case, (iii) a court-supervised custodian is appointed for, or takes charge of, all or substantially all of the property of such Party or such Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Party or there is commenced against such Party any such proceeding which remains undismissed for a period of [***], (iv) any order of relief or other order approving any such case or proceeding is entered, (v) such Party is adjudicated insolvent or bankrupt, (vi) such Party suffers any appointment of any court-appointed custodian, receiver or the like for it or all or substantially all of its property to continue undischarged or unstayed for a period of [***], (vii) such Party makes a general assignment for the benefit of creditors, (viii) the governing body or executive management of such Party shall make a duly authorized statement that it is unable to pay, or shall be unable to pay, its debts generally as they become due, or (ix) such Party shall call a meeting of its creditors generally with a view to arranging a compromise or adjustment of its debts, or (x) any corporate, limited liability company, partnership or individual action, as applicable, is taken by such Party for the specific purpose of effecting any of the foregoing.
Section 1.101“International Trade Laws” means all applicable import, export, reexport and foreign trade control statutes, laws, regulations, enactments, directives and ordinances of any Governmental Authority with jurisdiction over any operations or activities of a Party under this Agreement then in effect.
Section 1.102“Investigator Sponsored Study” means an investigator sponsored Clinical Study using the Product.
Section 1.103“Investigator Sponsored Data” means the preclinical and clinical data generated in the course of an Investigator Sponsored Study.
Section 1.104“Joint Claim” has the meaning set forth in Section 14.4 (Defense of Third Party Claims).
Section 1.105“Joint Commercialization Subcommittee” or “JCS” has the meaning set forth in Section 2.2.8 (Joint Commercialization Subcommittee).
Section 1.106“Joint Development Subcommittee” or “JDS” has the meaning set forth in Section 2.2.7 (Joint Development Subcommittee).
Section 1.107“Joint Operations Subcommittee” or “JOS” has the meaning set forth in Section 2.2.9 (Additional Joint Project Teams).
Section 1.108“Joint Patents” means any invention, patent or patent application jointly owned by the Parties pursuant to Section 11.1 (Ownership and Cooperation).
Section 1.109“Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.2.1 (Formation).
Section 1.110“Key Regulatory Filings and Material Communications” means Regulatory Filings and correspondence with Regulatory Authorities intended to apply to data driven submissions in contrast to administrative correspondence.

Section 1.111“KKC” has the meaning set forth in the Preamble.
Section 1.112“KKC Assumed Item” has the meaning set forth in Section Section 11.2(b)(ii) (KKC Secondary Prosecution).
Section 1.113“KKC Assumed Joint Patent Item” has the meaning set forth in Section 11.2(c)(iv) (KKC Secondary Prosecution of Joint Patents in the Amgen Territory).
Section 1.114“KKC Co-Detail Sales Force” has the meaning set forth in Section 6.4.4 (Detailing).
Section 1.115“KKC Co-Promote Medical Liaisons” has the meaning set forth in Section 6.4.7 (Medical Affairs Activities).
Section 1.116 “KKC Housemarks” means (i) the corporate logo of KKC, (ii) the trademark “Kyowa Kirin,” (iii) any other trademark, trade name or service mark (whether registered or unregistered) containing the word “Kyowa Kirin,” and (iv) any other trademark or service mark associated with goods or services of KKC or its Affiliates, but excluding the Licensed KKC Trademarks and trademarks, tradenames or service marks associated with and used solely in connection with goods or services outside of the scope of this Agreement; and all intellectual property rights residing in any of the foregoing.
Section 1.117“KKC Improvement” means any improvement, modification, enhancement to or novel use of the Product that (a) either Covers or specifically relates to the Product or (b) is developed by or on behalf of, or becomes Controlled by, KKC or its Affiliates during the Term in the research, conduct of Medical Affairs Activities with respect to, Development, Commercialization or Manufacture of the Product or any of the activities contemplated hereunder.
Section 1.118“KKC Indemnitees” has the meaning set forth in Section 14.2 (Indemnity by Amgen).
Section 1.119“KKC Development Data” means the preclinical and clinical data and any other data generated by or on behalf or in possession of KKC or its Affiliates in the Collaboration Territory in the course of (i) its Development, on or after the Effective Date of this Agreement, and (ii) the preclinical and clinical Development of the Product, before the Effective Date of this Agreement.
Section 1.120 “KKC Territory” means Japan.
Section 1.121 “KKUS” means Kyowa Kirin Inc.
Section 1.122“KKUS Commercialization Costs” has the meaning set forth in Section 8.3.1 (KKUS Costs).
Section 1.123“KKUS Development Costs” has the meaning set forth in Section 8.2.1 (KKUS Costs).

Section 1.124“Lead Indication” means [***].
Section 1.125“Licensed Amgen IP” has the meaning set forth in Section 11.2(b)(i) (Amgen Primary Prosecution).
Section 1.126“Licensed Amgen Know-How” means Information Controlled during the Term by Amgen or its Affiliates that is reasonably necessary for KKC to use, research, Manufacture, Develop, conduct Medical Affairs Activities with respect to or Commercialize the Product, as contemplated in this Agreement. Licensed Amgen Know-How shall include Amgen Development Data and Amgen Improvements that are reasonably necessary for KKC to use, research, Manufacture, Develop, conduct Medical Affairs Activities with respect to or Commercialize the Product, as contemplated in this Agreement.
Section 1.127 “Licensed Amgen Patents” means those Patents Controlled on or after the Effective Date by Amgen or its Affiliates (including an interest in a patent or Joint Patent pursuant to Section 11.1 (Ownership and Cooperation)) that (i) would (absent the licenses granted herein) be infringed by the use, research, Development or Commercialization or Manufacture of, or the conduct of Medical Affairs Activities with respect to, the Product or (ii) would be reasonably necessary for the use, research, Development, Commercialization or Manufacture of, or the conduct of Medical Affairs Activities with respect to, the Product. For purposes of determining whether a patent application falls within clause (i) of this definition, a patent application shall be considered “infringed” if its pending claims would be infringed if issued as then currently set forth in the patent application, which application has not been pending for more than [***] since its earliest claimed priority date.
Section 1.128“Licensed Amgen Trademarks” means any Trademarks Controlled and adopted by Amgen or its Affiliates on or after the Effective Date for use with the Product in the Amgen Territory (not including any Amgen Housemarks).
Section 1.129“Licensed KKC IP” has the meaning set forth in Section 11.2(a)(i) (KKC Primary Prosecution).
Section 1.130“Licensed KKC Know-How” means Information Controlled by KKC or its Affiliates, as of the Effective Date or thereafter during the Term, that is reasonably necessary for Amgen to use, research, Manufacture, Develop, conduct Medical Affairs Activities with respect to or Commercialize the Product, as contemplated in this Agreement. Licensed KKC Know-How shall include KKC Development Data and KKC Improvements that are reasonably necessary for Amgen to use, research, Manufacture, Develop, conduct Medical Affairs Activities with respect to or Commercialize the Product, as contemplated in this Agreement.
Section 1.131 “Licensed KKC Patents” means those patents and patent applications set forth on the Licensed KKC Patents Schedule, as well as any continuation, divisional, substitution, continuation-in-part, reissue, reexamination, provisional and converted provisional application thereof, and any Patent in the Amgen Territory Controlled by KKC or its Affiliates on or after the Effective Date (including an interest in a patent or Joint Patent pursuant to Section 11.1 (Ownership and Cooperation)) that (i) would (absent the licenses granted herein) be infringed by the use, research, Manufacture, Development or Commercialization of, or the conduct of Medical Affairs Activities with respect to, the Product or (ii) would be reasonably necessary for the use, research, Manufacture, Development or Commercialization of, or the conduct of Medical Affairs Activities with respect to, the Product. For purposes of determining whether a patent application falls within clause (i) of this definition, a patent application shall be considered “infringed” if its pending claims would be infringed if issued as then currently set forth in the patent application, which application has not been pending for more than [***] since its earliest claimed priority date.
Section 1.132“Licensed KKC Patent Opposition” means the notice of opposition received by KKC relating to certain Licensed KKC Patents in the EU.
Section 1.133“Licensed KKC Patent Schedule” means the schedule of Licensed KKC Patents attached hereto, which may be updated by KKC from time to time upon reasonable notice to Amgen.
Section 1.134“Licensed KKC Trademarks” means any Trademark rights Controlled by KKC or its Affiliates in the Amgen Territory on or after the Effective Date and corresponding to any Trademarks adopted by KKC for use with the Product in the KKC Territory (not including any Housemarks, and not including any such marks to the extent such marks would conflict with any right of any Third Party inside the Amgen Territory).
Section 1.135“Losses” has the meaning set forth in Section 14.1 (Indemnity by KKC).
Section 1.136“MA” or “Marketing Authorization” means an MAA that has been approved by the applicable Governmental Authority to market the applicable product in a country or group of countries.
Section 1.137“MAA” means, with respect to any product, (i) in the U.S., a BLA and (ii) outside the U.S., a Regulatory Filing for the authorization to market such product in any country or group of countries outside the U.S., as defined in the applicable laws and regulations and filed with the Regulatory Authority of such country or group of countries.
Section 1.138“Manufacture” means all activities related to the manufacturing of the Product, including test method development and stability testing, formulation, process development, manufacturing scale-up, manufacturing for use in non-clinical and clinical studies, manufacturing for commercial sale, packaging, release of product, quality assurance/quality control development, quality control testing (including in-process, in-process release and stability testing) and release of the Product or any component or ingredient thereof, and regulatory activities related to all of the foregoing.
Section 1.139“Manufacturing Actual Costs” means, with respect to a Product (i) the actual Costs (including, without limitation, Allocable Manufacturing Overhead and [***]) to Manufacture such Product including [***] and (ii) [***]. Manufacturing Actual Costs will be calculated consistently with other products manufactured by the applicable Party and in accordance with GAAP. For clarity, (a) in the event that a Party uses a contract manufacturer to perform any manufacturing activities under this Agreement, Manufacturing Actual Costs for such activities will be the price such Party pays such contract manufacturer for such activities (which price shall be on bona fide arm’s length terms and not, by way of example, transfer pricing for such Products), plus the Costs to manage and to process materials obtained from such contract manufacturer, (b) to the extent that any Manufacturing Actual Cost relates to a Product and any other product(s) of a Party, the Manufacturing Actual Cost will be properly allocated by Amgen among such Product and other product(s) in accordance with customary accounting principles consistent with the calculation of Allocable Manufacturing Overhead for such Product.
Section 1.140“Manufacturing Standard Costs” means, with respect to a Product, the clinical standard cost for such Product as of the time of manufacture as calculated in a manner consistent with a Party’s other products. For clarity, (i) Amgen’s internal clinical standard cost methodology for clinical product is calculated [***], and (ii) in the event that a Party uses a contract manufacturer to perform any Manufacturing activities under this Agreement, Manufacturing Standard Cost for such activities will be the price such Party pays such contract manufacturer for such activities, plus the Costs to manage and to process materials obtained from such contract manufacturer
Section 1.141“Manufacturing Transfer” has the meaning set forth in Section 5.2 (Transfer of Manufacturing Technology).
Section 1.142“Marketing Authorization Holder” means the party holding the Marketing Authorization.
Section 1.143 “Material Safety Issue” means a Party’s good faith belief that there is an unacceptable risk of harm to humans based upon (i) pre-clinical Safety Data, including data from animal toxicology studies or (ii) the observation of adverse effects in humans following the Product having been administered to or taken by humans.
Section 1.144“Medical Affairs Activities” means design, strategies, oversight and implementation of activities designed to ensure or improve appropriate medical use of, conduct medical education of, or support clinical studies regarding, the Product, which includes by way of example: (i) evidence generation activities pertaining to but not limited to Phase 4 Studies, activities intended to obtain real world evidence, health economics and outcomes research studies and Investigator Sponsored Studies, (ii) activities of Medical Liaisons, (iii) grants to support continuing independent medical education (including independent symposia and congresses), and (iv) development, publication and dissemination of scientific and clinical information in support of an approved indication for the Product, as well as medical information services (and the content thereof) provided in response to inquiries communicated via the sales representatives or other external-facing representatives or received by letter, phone call or email or other means of communication agreed by the Parties in writing.
Section 1.145“Medical Affairs Activities Costs” means Costs incurred by a Party and its Affiliates during the Term and pursuant to this Agreement associated with Medical Affairs Activities in the Collaboration Territory to the extent incurred in accordance with the applicable Global Development Budget and Commercialization Budget. For the avoidance of doubt,

Medical Affairs Activities Costs with respect to a Product shall be included in [***] until the First Commercial Sale of the Product in [***] and, for [***], shall be included as [***] thereafter.
Section 1.146“Medical Affairs Percentage” means [***] percent ([***]%).
Section 1.147“Medical Liaisons” means those health care professionals employed or engaged by a Party with sufficient health care experience to engage in in-depth dialogues with health care professionals regarding medical issues associated with the Product and are not sales representatives or otherwise engaged in direct selling or promotion of the Product.
Section 1.148“Medical Liaison Change Notice” has the meaning set forth in Section 6.4.7 (Medical Affairs Activities).
Section 1.149“Milestone Payment” has the meaning set forth in Section 8.10 (Milestone Payments).
Section 1.150“Multiple Product Offering” has the meaning set forth in Section 8.11.3 (Multiple Product Offerings).
Section 1.151 “Net Revenues” means, with respect to a certain period of time, the aggregate of the gross invoiced sales prices for the Product sold or transferred for value by or for Amgen, its Affiliates or sublicensees (including, for clarity, any Sublicense Income) in arms-length transactions to unaffiliated Third Parties for the Amgen Territory (but not including sales relating to transactions between Amgen or its Affiliates and agents (including Amgen’s sublicensees)) during such time period, less the total of the following charges or expenses as determined in accordance with GAAP and each to the extent not already deducted when calculating Manufacturing Actual Costs (regardless of the period in which such amounts are incurred or paid) and not included as part of the applicable Party’s Global Development Cost or Commercialization and Related Costs:
(a)trade, cash, prompt payment and/or quantity discounts;
(b)returns, allowances, rebates, chargebacks and fees paid on a bona fide arm’s length basis or payments to government agencies, including any amounts imposed or due under Section 9008 of the U.S. Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48);
(c)retroactive price reductions applicable to sales of the Product;
(d)fees paid to distributors, wholesalers, selling agents (excluding any sales representatives of a Party or any of its Affiliates), group purchasing organizations and managed care entities on a bona fide arm’s length basis;
(e)credits or allowances for product replacement, whether cash or trade;

(f)non-recovered Indirect Taxes (such as VAT or its equivalent) and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the sale of such Product to Third Parties;
(g)[***] included in the gross invoiced sales price; and
(h)[***] percent [***] of gross sales to cover items such as bad debt, freight or other transportation charges, insurances charges, additional special packaging, and other governmental charges.
Section 1.152 “Other Personnel” means any personnel other than Sales Force Representatives performing Commercialization activities as well as Medical Liaisons and access and pricing and field based marketing personnel in or for the Amgen Territory in accordance with this Agreement.
Section 1.153 “Party” or “Parties” has the meaning set forth in the Preamble.
Section 1.154“Patents” means the issued patents and pending patent applications (including certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, refilings, substitutions, continuations, continuations-in-part, divisions or divisional applications, renewals, all letters patent granted thereon, and all reissues, re-examinations and patent term extensions thereof, and all international or foreign counterparts of any of the foregoing (including supplemental protection certificates, patents of addition and the like).
Section 1.155“Patent and Trademark Matters” has the meaning set forth in Section 11.2(a)(i) (KKC Primary Prosecution).
Section 1.156“Person” means an individual, corporation, partnership, limited liability company, limited partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.
Section 1.157“Personal Information” means any information that relates to, describes or is capable of being associated with or linked to an individual, by direct or indirect means, including without limitation classes, categories and other types of information that may identify an individual as specified by Applicable Law.
Section 1.158“Pharmacovigilance Agreement” means any pharmacovigilance agreements between the Parties regarding adverse event management with respect to the Product.
Section 1.159“Phase 4 Study” means any non-registrational clinical study initiated in any jurisdiction in the Amgen Territory for the Product following the first Regulatory Approval for the sale of such Product in the applicable jurisdiction for the indication being studied. Phase 4 Studies may include [***], as well as [***].
Section 1.160“Pricing Approval” means, with respect to any country where a Governmental Authority authorizes reimbursement, or approves or determines pricing, for pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).
Section 1.161“PMDA” means the Pharmaceuticals and Medical Device Agency.
Section 1.162“Product” means KHK4083, an afuscosylated anti-OX40 monoclonal antibody, and any back-ups directed to the same target as KHK4083 with antagonistic activity.
Section 1.163 “Program Notice” has the meaning set forth in Section 10.2 (Allowed Activities).
Section 1.164 “Promotional Materials” has the meaning set forth in Section 6.6 (Promotional Materials).
Section 1.165“Proper Conduct Practices” means, in relation to any Person, such Person and each of its Representatives, not, directly or indirectly, (i) making, offering, authorizing, providing or paying anything of value in any form, whether in money, property, services or otherwise to any Government Official or Governmental Authority, or other Person charged with similar public or quasi-public duties, or to any customer, supplier, or any other Person, or to any employee thereof, or failing to disclose fully any such payments in violation of the laws of any relevant jurisdiction to (a) obtain favorable treatment in obtaining or retaining business for it or any of its Affiliates, (b) pay for favorable treatment for business secured, (c) obtain special concessions or for special concessions already obtained, for or in respect of it or any of its Affiliates, in each case which would have been in violation of any Applicable Law, (d) influence an act or decision of the recipient (including a decision not to act) in connection with the Person’s or its Affiliate’s business, (e) induce the recipient to use his or her influence to affect any government act or decision in connection with the Person’s or its Affiliate’s business or (f) induce the recipient to violate his or her duty of loyalty to his or her organization, or as a reward for having done so, (ii) engaging in any transactions, establishing or maintaining any fund or assets in which it or any of its Affiliates shall have proprietary rights that have not been recorded in the books and records of it or any of its Affiliates, (iii) making any unlawful payment to any agent, employee, officer or director of any Person with which it or any of its Affiliates does business for the purpose of influencing such agent, employee, officer or director to do business with it or any of its Affiliates, (iv) violating any provision of applicable Anti-Corruption Laws, (v) making any payment in the nature of bribery, fraud, or any other unlawful payment under the Applicable Law of any jurisdiction where it or any of its Affiliates conducts business or is registered, or (vi) if such Person or any of its Representatives is a Government Official or Governmental Authority, improperly using his, her or its position as a Government Official or Governmental Authority to influence the award of business or regulatory approvals to or for the benefit of such Person, its Representatives or any of their business operations, or failing to recuse himself, herself or itself from any participation as a Government Official or Governmental Authority in decisions relating to such Person, its Representatives or any of their business operations.
Section 1.166 “Proposing Party” has the meaning set forth in Section 4.1.2 (Other Development Activities).
Section 1.167“Quality Agreement” means any quality agreements between the Parties related to the Product supplied pursuant to this Agreement for clinical or commercial use. For clarity, “Quality Agreement” shall include any three-party quality agreements among Amgen, KKC, and a Third Party contract manufacturer or a Third Party test laboratory and any two-party quality agreements between Amgen and a Third-Party contract manufacturer or a Third Party test laboratory.
Section 1.168“Quality and Compliance Standards” means the quality and compliance standards set forth by Amgen (including those contained in the Quality Agreement) from time to time, including manufacturing standards, such as international Good Clinical Practices (GCP), international Good Pharmacovigilance Practices (GVP), international Good Manufacturing Practices (GMP), quality standards, supply chain standards, such as PMDA, international Good Supply Practice (GSP), distribution standards, such as WHO Good Distribution Practice (GDP), safety and healthcare compliance standards and generally accepted national and international pharmaceutical industry codes of practice (including guidelines under the International Conference on Harmonization (ICH)).
Section 1.169“Recoveries” means all cash amounts (plus the fair market value of all non-cash consideration) received by a Party from a Third Party in connection with the final judgment, award or settlement of any enforcement with respect to any Licensed KKC IP, Licensed Amgen IP or Joint Patents with respect to the Product in the Amgen Territory.
Section 1.170 “Regulatory Approval” means, with respect to any product, the productspecific approvals, licenses, permits, certifications, registrations or authorizations from Governmental Authorities necessary under Applicable Law for the clinical testing in humans, commercial distribution, manufacture, marketing and sale of such product in a country or some or all of an extra-national territory, including approvals of INDs and MAs.
Section 1.171“Regulatory Authority(ies)” means any Governmental Authority or other authority responsible for granting INDs or Marketing Approvals, including the FDA, PMDA, the National Medical Products Administration, the European Commission/EMA and any corresponding national or regional regulatory authorities and any successor agencies thereto.
Section 1.172“Regulatory Exclusivity” means, with respect to the Product or a Distracting Product, as applicable, in a country, any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority in such country with respect to the Product or a Distracting Product, as applicable, other than a Patent.

Section 1.173 “Regulatory Filing” means, with respect to any product, any filing with any regulatory authority with respect to the research, development, manufacture, distribution, pricing, reimbursement, marketing or sale of such product. For clarity, the term “Regulatory Filing” shall not mean, or apply to, any submission to any regulatory authority of adverse event reports, periodic safety reports, or other similar safety submissions with respect to the Product, which shall each be governed by the Pharmacovigilance Agreement.
Section 1.174“Regulatory Lead” has the meaning set forth in Section 4.5(a).
Section 1.175“Regulatory Support Information” has the meaning set forth in Section 4.6 (Transfer of Regulatory Documents; Regulatory Support Information).
Section 1.176“Representatives” means, as to any Person, such Person’s Affiliates and its and their successors, controlling Persons, directors, officers and employees.
Section 1.177“Researching Party” has the meaning set forth in Section 10.2 (Allowed Activities).
Section 1.178“Right of First Negotiation” has the meaning set forth in Section 3.4 (Right of First Negotiation.
Section 1.179“ROFN Notice” has the meaning set forth in Section 3.4 (Right of First Negotiation.
Section 1.180“ROFN Period” has the meaning set forth in Section 3.4 (Right of First Negotiation.
Section 1.181“Royalty Term” has the meaning set forth in Section 8.17 (Royalty Term).
Section 1.182 “Safety Data” means, with respect to the Product, safety and toxicity information for the Product, in each case including information related to adverse drug reactions, adverse events, discontinuations due to adverse events and laboratory abnormalities.
Section 1.183“Sales Force” or “Sales Force Representatives” means all sales force representatives that Detail the Product in a given territory in accordance with this Agreement.
Section 1.184“Sales Force Costs” means the allocable share of each Party’s or any of its Affiliates’ or contractors’ sales force costs for sales representatives that Detail the Product in the U.S. in accordance with this Agreement, calculated in accordance with Section 6.9 (Calculation of Sales Force Costs and Other Personnel Costs); provided, that a Party’s contract sales force costs shall (i) be such Party’s actual pass-through cost and (ii) in no event exceed amounts equal to the Sales Force FTE Costs calculated in accordance with Section 6.9 (Calculation of Sales Force Costs and Other Personnel Costs) (i.e., contract sales force costs shall in no event exceed the costs associated with a Party’s internal sales force).
Section 1.185“Sales Force FTE” means a full-time equivalent sales representative (i.e., one fully-dedicated or multiple partially-dedicated sales representatives aggregating to one full-

time sales representative employed or contracted by Amgen or KKC (or KKUS with respect to Detailing activities in the U.S.) based upon a total of [***]per Calendar Year and [***] Details per day undertaken in connection with the conduct of Details in accordance with the applicable Commercialization Plan. Overtime, and work on weekends, holidays and the like shall not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the Sales Force FTE contribution.
Section 1.186“Sales Force FTE Rate” means the applicable rate agreed by the Parties in writing as of the Effective Date with respect to each Party’s sales representatives, per Sales Force FTE per year (as of the Effective Date), increasing by [***] of the then-current Sales Force FTE Rate on January 1st of 2022 and each subsequent Calendar Year. The Sales Force FTE Rate includes costs associated with salaries, payroll taxes, bonuses, benefits, recruiting, relocation, employee stock option programs or stock grants, retirement programs, and applicable overhead (e.g., facilities, operating supplies, travel and training).
Section 1.187“Sanctioned Country” means Cuba, Iran, Syria, North Korea, and the Crimea Region of Ukraine, and any other country or region subject to comprehensive sanctions under U.S., or Japan law.
Section 1.188“Sanctioned Person” means any natural or legal person (i) identified on the Specially Designated Nationals and Blocked Persons List administered by the U.S. Department of Treasury Office of Foreign Assets Control (OFAC), on the Entity List, the Unverified List, or the Denied Persons List administered by the U.S. Department of Commerce Bureau of Industry and Security (BIS), or on any equivalent lists maintained by the United Nations, (ii) fifty percent (50%) or greater owned, directly or indirectly, in the aggregate, or otherwise controlled by a person or persons described in clause (i), or (iii) that is organized, resident, or located in a Sanctioned Country.
Section 1.189“Second Position Detail” means a Detail in which the Product is Detailed in the second position (i.e., no more than one (1) other product is presented to or discussed with the healthcare professional before the Product).
Section 1.190“Soliciting Party” has the meaning set forth in Section 3.4 (Right of First Negotiation.
Section 1.191“Sublicense Income” means any and all payments or other consideration based on sales of the Product received by a Party or its Affiliates in consideration for granting to a Third Party a sublicense under the rights granted to such Party hereunder to Commercialize the Product, including upfront or advance royalty payments. For clarity, Sublicense Income shall not include [***].
Section 1.192 “Supply Agreement” means any supply agreement between the Parties regarding the clinical supply of the Product manufactured by KKC pursuant to this Agreement.
Section 1.193“Taxes” means any direct or indirect tax, excise or duty and any surcharge thereon levied by any Governmental Authority in accordance with Applicable Law.

Section 1.194“Term” means the period commencing on the Effective Date and continuing in perpetuity unless terminated by either Party pursuant to this Agreement.
Section 1.195“Territory” means the Amgen Territory or the KKC Territory, as applicable.
Section 1.196“Third Party” means any Person that is not a Party, or an Affiliate of a Party.
Section 1.197“Third Party Claim” means any claim, action, lawsuit, or other proceeding brought by any Third Party.
Section 1.198“Total FPDE Details” means, for a given period of time, the total number of Details on a First Position Detail Equivalent Basis estimated by Amgen as being appropriate in connection with the promotion of the Product in the Co-Promotion Territory.
Section 1.199“United States” or “U.S.” means the United States of America and its territories and possessions.
Section 1.200“US$” means United States Dollars, the lawful currency of the United States.
Section 1.201“U.S. Commercialization Cost Balancing Report” has the meaning set forth in Section 8.3.4 (Balancing Payment for Commercialization and Related Costs).
Section 1.202“U.S. Commercialization Cost-Share Payments” has the meaning set forth in Section 8.3.3 (Commercialization and Related Cost Share).
Section 1.203 “Valid Claim” means (a) any claim of an issued and unexpired Patent owned or exclusively Controlled by a Party that has not been disclaimed, abandoned or dedicated to the public or held unenforceable, unpatentable, invalid or revoked by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal or (b) a pending claim of an unissued, pending patent application, which application has not been pending for more than [***] since its earliest claimed priority date.
Section 1.204“Withholding Party” has the meaning set forth in Section 9.6.1 (Withholding).
Article II.

SCOPE AND GOVERNANCE
Section 2.1Purpose of the Collaboration. The purpose of the collaboration is for the Parties to collaborate in the Development and Commercialization of the Product, all as described in more detail herein. Except as expressly set forth in this Agreement and subject to oversight of the JSC, (i) Amgen will have sole responsibility for Development and Commercialization of the Product in the Amgen Territory and (ii) KKC will have sole responsibility for Development and Commercialization of the Product in the KKC Territory. With respect to all activities and expenses reported under this Agreement, each Party covenants and agrees to reasonably, fairly and accurately reflect the underlying substance of such activities and expenses.
Section 2.2Committees and Teams.
2.2.1Formation. Promptly but not later than [***] days following the Effective Date, the Parties will establish a cross-functional Joint Steering Committee (“JSC”), a cross-functional Joint Development Subcommittee (“JDS”) and a cross-functional Joint Commercialization Subcommittee (“JCS”). The JSC, JDS and JCS shall establish such subcommittees and joint project teams as they may elect to establish pursuant to Section 2.2.9 (Additional Joint Project Teams).
2.2.2Membership.
(a)The JSC will be comprised of six (6) members, three (3) appointed by each of the Parties or such other number of members as agreed by the Parties; provided, however, that there shall at all times be an equal number of members appointed by each of the Parties. The JSC will be led by two (2) co-chairs, one (1) appointed by each of the Parties. The initial members of the JSC will be identified by each Party promptly following the Effective Date.
(b)Each Party will ensure that the JSC, JDS and JCS members appointed by it have (i) the appropriate level of seniority and decision-making authority commensurate with the responsibilities of the committee or team to which they are appointed, (ii) a range of expertise in the development, manufacture and Commercialization of therapeutic products, as applicable, to enable an efficient committee or team structure, and (iii) received compliance training with respect to Proper Conduct Practices and Anti-Corruption Laws. Each Party will have the right to replace its committee or team members by written notice to the other Party. In the event any committee or team member becomes unwilling or unable to fulfill his or her duties hereunder, the Party that appointed such member will promptly appoint a replacement by written notice to the other Party.
2.2.3Meetings.
(a)The JSC will meet semi-annually, via teleconference or videoconference or otherwise, or as otherwise agreed by the Parties. Any in-person meetings of the JSC will be held at such location as agreed by the Parties. The JDS and JCS shall meet at a frequency established by the JDS and JCS, respectively. Each Party will be responsible for its own expenses relating to such JSC, JDS or JCS meetings and relating to any subcommittees or joint project teams. Either Party may also call for special meetings of the JSC as reasonably required to resolve a matter escalated to the JSC pursuant to Section 2.2.9 (Additional Joint Project Teams); provided that the requesting Party provides at least [***] Business Days’ prior written notice to the co-chair of the JSC appointed by the other Party and such notice includes a proposed agenda for such meeting.

(b)As appropriate, other employee representatives of the Parties may attend meetings of the JSC as nonvoting participants, but no Third Party personnel may attend unless otherwise agreed by the Parties.
(c)All committee and team meetings must have at least one (1) member appointed by each Party in attendance. All documents for such committee and team meetings for the collaboration will be in English, unless otherwise agreed by the Parties. The co-chairs of the JSC shall ensure the preparation and issuance of written minutes of each meeting within [***] days thereafter accurately reflecting the discussions and decisions of such meeting.
2.2.4Decision-Making. The decisions of the JSC and any subcommittees established hereunder (including the JDS and JCS) will be made by consensus of the members thereof, with each Party having one (1) vote, provided, that, subject to the terms of this Agreement (including Section 2.2.5(b) (JSC Deadlocks)), Amgen shall have final decision rights.
2.2.5Joint Steering Committee.
(a)Responsibilities. Both Parties shall be entitled through the JSC to:
(i)coordinate the Parties’ activities under this Agreement;
(ii)approve the Global Development Plan and related Global Development Budget, the Global Product Strategy, Global Pricing Policy, the Commercialization Plan and related Commercialization Budget, the Co-Detail and Field Medical Liaison Plan and any annual or material updates thereto, in each case, as may be prepared by Amgen and submitted by the applicable subcommittee including the JDS and JCS;
(iii)oversee and review the global overall strategy related to the Development of, Commercialization of, Manufacturing and government affairs, compliance, conduct of Medical Affairs Activities and regulatory matters related to, the Product in both the Amgen Territory and in the KKC Territory (regardless of which Party has tie-breaking decision-making rights), including the Parties’ activities under the Global Product Strategy, and, as needed, attempt to resolve issues presented to it by, and disputes within, subcommittees and product teams created by the JSC and escalated to the JSC pursuant to Section 2.2.9 (Additional Joint Project Teams);
(iv)establish subcommittees or joint product teams in addition to the JDS and JCS, as appropriate, as described more fully in Section 2.2.9 (Additional Joint Project Teams) below;
(v)direct and oversee any operating subcommittee or team;f
(vi)address and resolve any disputes of any subcommittee escalated to the JSC pursuant to Section 2.2.9 (Additional Joint Project Teams); and

(vii)perform such other functions as appropriate to further the purposes of this Agreement as allocated to it in writing by the Parties or as otherwise specified in this Agreement.
(b)JSC Deadlocks.
(i)Non-Critical Matters. If the JSC is unable to reach consensus on a non-Critical Matter, the decision will be made by the members of the JSC:
(A)appointed by Amgen if such matter is primarily related to:
1.Commercialization of the Product in the Amgen Territory,
2.Manufacturing (including product quality) for the Amgen Territory, safety or compliance matters (including Quality and Compliance Standards and Applicable Law and compliance with any of the foregoing) in the Amgen Territory,
3.Development in the Amgen Territory (except with respect to [***]), and
4.All regulatory matters with respect to the Product in the Amgen Territory (including the timing and content of regulatory agency interactions, the timing and content of Regulatory Filings and listing of indications in Regulatory Filings); and
(B)appointed by KKC if such matter is primarily related to:
1.Commercialization of the Product in the KKC Territory,
2.Manufacturing (including product quality) for the KKC Territory, safety or compliance matters (including Quality and Compliance Standards and Applicable Law and compliance with any of the foregoing) in the KKC Territory,
3.Development in the KKC Territory (except with respect to [***]), and
4.all regulatory matters with respect to the Product in the KKC Territory (including the timing and content of regulatory agency interactions, the timing and content of Regulatory Filings and listing of indications in Regulatory Filings);
in each case contemplated in clauses (A) and (B) and all subclauses, so long as such decision is consistent with the Global Product Strategy, Global Pricing Policy, Global Development Plan, Global Development Budget, Commercialization Plan and Commercialization Budget.

(ii)Critical Matters. If the JSC is unable to reach consensus on any Critical Matter, the members of the JSC appointed by either Party will have the right to require that such issue be escalated to the Designated Officers for determination; provided that if, in the good faith determination of either Party, resolution of such Critical Matter requires exigent action pursuant to Applicable Law or to prevent a material adverse effect on the Development or Commercialization of the Product or patients, (a) Amgen will have the right to make an interim decision for an exigent action within the Amgen Territory and (b) KKC will have the right to make an interim decision for an exigent action within the KKC Territory, in each case pending such determination by the Designated Officers; provided further, that prior to making any such exigent actions, each Party shall use reasonable efforts, if possible in a reasonable time-frame determined by the Party with the right to make such interim decision, to: (a) notify the other Party of the need for such exigent action; (b) solicit the other Party’s feedback (and the other Party shall reasonably cooperate to provide such feedback within the time -frame required by the Party with the right to make such interim decision on an accelerated basis) and (c) subject to the other Party providing feedback within the required time -frame, consider such feedback in good faith when taking such exigent action.
2.2.6Designated Officers.
(a)Either Party may call for a special meeting of the Designated Officers reasonably required in order to resolve a matter escalated to the Designated Officers pursuant to Section 2.2.5(b) (JSC Deadlocks) above; provided that the requesting Party provides at least [***] Business Days’ prior written notice to the co-chair of the JSC appointed by the other Party and such notice includes a proposed agenda for such meeting.
(b)All decisions of the Designated Officers will be made by consensus, except (i) with respect to compliance, product safety or quality matters with respect to the Amgen Territory (which will be made by the Amgen Designated Officer), (ii) with respect to compliance, product safety or quality matters with respect to the KKC Territory (which will be made by the KKC Designated Officer) (iii) with respect to [***] and (iv) [***]. In the event that a Party makes a decision pursuant to this Section 2.2.6(b) without the consensus of the Designated Officers, then such Party shall provide timely notice to the other Party regarding the same.
2.2.7Joint Development Subcommittee. Promptly but not later than [***] days following the Effective Date, the Parties will establish a Joint Development Subcommittee, which shall have equal representation from both Parties and shall establish a meeting frequency and meeting protocol necessary to coordinate and conduct the activities for which it is responsible, as agreed by the Parties. Decisions of the JDS will be made by consensus of the members thereof with each Party having one (1) vote. If the JDS is unable to reach consensus on a non-Critical Matter, the decision will be made by the member of the JDS with decision rights for such matter pursuant to Section 2.2.5(b)(i)(A) and (B), applied mutatis mutandis with respect to the JDS. If the JDS is unable to reach consensus on any Critical Matter after endeavoring in good faith to do so, such matter shall be referred to the JSC for resolution. The JDS responsibilities shall include:
(a)Reviewing and discussing the Global Development Plan, and related Global Development Budget prepared by Amgen (or any updates or amendments to each of the foregoing), including [***] in each case consistent with the Global Product Strategy, and submitting the Global Development Plan and Global Development Budget to the JSC for approval in accordance with Section 2.2.5 (Joint Steering Committee);
(b)Reviewing, discussing and providing strategic oversight for proposed Development activities to the extent not included in the then-current Global Development Plan and proposed by a Party, including, without limitation, [***];
(c)Reviewing and discussing matters related to obtaining and maintaining Regulatory Approvals including Medical Affairs Activities for the Product and efforts directed to obtaining and maintaining Regulatory Approval for the Product in the respective jurisdictions;
(d)Reviewing and discussing Clinical Studies and non-clinical studies;
(e)Reviewing and discussing issues regarding supply of Product for Clinical Studies under the Global Development Plan;
(f)Reviewing and providing strategic oversight for pharmacovigilance and safety; and
(g)Serving as the principal means by which each Party shall keep the other Party reasonably informed regarding the progress and results of such Party’s Development efforts for the Product, including regulatory matters and communications with any Regulatory Authority having jurisdiction regarding the Product, Medical Affairs Activities for the Product, and progress and results of Clinical Studies and non-clinical studies.
2.2.8Joint Commercialization Subcommittee. The Parties shall establish a Joint Commercialization Subcommittee within [***]months before the anticipated First Commercial Sale in the Amgen Territory. The JCS shall have equal representation from both Parties and shall establish a meeting frequency and meeting protocol necessary to coordinate and conduct the activities for which it is responsible, as agreed by the Parties. Decisions of the JCS will be made by consensus of the members thereof with each Party having one (1) vote. If the JCS is unable to reach consensus on a non-Critical Matter, the decision will be made by the member of the JCS with decision rights for such matter pursuant to Section 2.2.5(b)(i)(A) and (B), applied mutatis mutandis with respect to the JCS. If the JCS is unable to reach consensus on any Critical Matter after endeavoring in good faith to do so, such matter shall be referred to the JSC for resolution. The JCS responsibilities shall include:
(a)Reviewing and discussing the overall strategy for Commercializing the Product in the Amgen Territory consistent with the Global Strategy Plan and Global Pricing Policy, and submitting to the JSC the Commercialization Plan prepared by Amgen, related

Commercialization Budget prepared by Amgen, Co-Detail and Field Medical Liaison Plan and any material updates or amendment thereto;
(b)Reviewing, discussing and providing strategic oversight for any proposed Commercialization activities to the extent not included in the then-current Commercialization Plan and proposed by a Party;
(c)Reviewing and discussing the target product profile to be Commercialized in the Amgen Territory, including [***];
(d)Serving as the principal means by which each Party shall keep the other Party reasonably informed regarding the progress and results of each Party’s Commercialization efforts for the Product in the Amgen Territory, including efforts directed to pricing and reimbursement strategies and Medical Affairs Activities for the Product.
2.2.9Additional Joint Project Teams. From time to time, in addition to the JDS and the JCS, the JSC or the Parties may establish other permanent or ad hoc cross-functional or function-specific subcommittees or joint project teams to oversee particular projects or activities, including Development, Manufacturing, regulatory affairs, supply chain, Medical Affairs Activities and Commercialization, within the scope of the JSC’s authority hereunder, and such subcommittees or joint project teams will be constituted as the JSC approves. Without limitation to the foregoing, the Parties shall establish a joint project team under the JDS with functions, relating to the Party’s Development activities hereunder, to be discussed and agreed upon by the JDS. If a Joint Operations Subcommittee is established hereunder by the Parties to provide strategic oversight of manufacturing matters, such JOS shall have governance and decision making terms equivalent to the JCS and JDS unless otherwise agreed by the Parties. Unless otherwise agreed by the Parties, each subcommittee or joint project team established pursuant to this Section 2.2.9 shall be subordinate to and governed by either the JCS or JDS (or, if applicable, the JOS, if established hereunder) and if such subcommittee or joint project team is unable to reach consensus on any matter after endeavoring in good faith to do so, such matter shall be referred to the JCS or JDS (or, if applicable, the JOS, if established hereunder), as applicable.
2.2.10Information Sharing. Each Party will provide, through its participation in the JSC and any applicable subcommittees or project teams, information on the progress and results of its activities under the Initial Global Development Plan, Global Development Plan and Co-Detail and Field Medical Liaison Plan, including information such as [***]. In addition, each Party shall promptly make available to the other Party such information about its material activities under the Initial Global Development Plan and Co-Detail and Field Medical Liaison Plan as may be reasonably requested by the other Party.
Section 2.3Reporting. Each Party will keep the applicable committee or team informed of key progress and key results of activities for which it is responsible or that it is permitted to conduct hereunder through its members on such committee or team and as otherwise provided herein.

Section 2.4No Authority to Amend or Modify. Notwithstanding anything herein to the contrary, neither the JSC nor any other committee or team will have any authority to amend, modify or waive compliance with this Agreement or any other agreement between the Parties.
Section 2.5Alliance Managers. Promptly after the Effective Date, each Party will appoint a person who will oversee interactions between the Parties between meetings of the committees and teams established hereunder (each, an “Alliance Manager”). The Alliance Managers will have the right to attend all meetings of the JSC and any subcommittees and joint project teams established hereunder, as non-voting participants at such meetings. Each Party may in its sole discretion replace its Alliance Manager at any time by notice in writing to the other Party.
Section 2.6Global Product Strategy. Amgen shall prepare, and KKC shall provide comments and feedback on, an initial Global Product Strategy for the Product, not later than [***] prior to the anticipated launch of the Product in the Amgen Territory. Amgen and KKC shall submit the Global Product Strategy to the JSC for approval. Thereafter, the Global Product Strategy will be updated annually (or such other timeframe determined by the JSC) and submitted to the JSC for approval.
Article III.

GRANT OF LICENSE
Section 3.1Licensed KKC Patents and Know-How. Subject to the terms and conditions of this Agreement, KKC hereby grants to Amgen, during the Term, effective as of the Effective Date (without any further action by either Party), subject to the terms and conditions hereof a sublicensable (solely in accordance with Section 3.3 (Sublicensing)) royalty-bearing right and license under the Licensed KKC Patents, Licensed KKC Know-How and KKC’s interest in the Joint Patents, to:
(a)Research and Develop the Product in the Collaboration Territory, and take all actions necessary to accomplish the foregoing in accordance with the terms of this Agreement, including conducting Investigator Sponsored Studies as agreed upon by the parties pursuant to Section 4.3 (Investigator Sponsored Studies) and such license will be [***] (as between Amgen and KKC);
(b)Commercialize and conduct Medical Affairs Activities with respect to the Product in the Amgen Territory and take all actions necessary to accomplish the foregoing in accordance with the terms of this Agreement, and such license will be [***] (pursuant to KKC’s governance rights pursuant to Article 2 (Scope and Governance), rights under Section 6.3 (Co-Marketing Right) and co-promotion rights under Section 6.4 (Co-Promotion Activities)); and
(c)Manufacture Product for use in connection with Development and Commercialization activities in the Collaboration Territory in accordance with the terms of this Agreement.

Section 3.2Licensed Amgen Know-How and Patents. Subject to the terms and conditions of this Agreement, Amgen hereby grants to KKC, during the Term, effective as of the Effective Date (without any further action by either Party), subject to the terms and conditions hereof a sublicensable (solely in accordance with Section 3.3 (Sublicensing)), non-exclusive, fully-paid, royalty-free, perpetual right and license under the Licensed Amgen Patents, Licensed Amgen Know-How and Amgen’s interest in the Joint Patents, to:
(a)Research and Develop the Product in the KKC Territory, and take all actions necessary to accomplish the foregoing in accordance with the terms of this Agreement, including conducting Investigator Sponsored Studies as agreed upon by the parties pursuant to Section 4.3 (Investigator Sponsored Studies);
(b)Commercialize and conduct Medical Affairs Activities with respect to the Product in the KKC Territory and take all actions necessary to accomplish the foregoing in accordance with the terms of this Agreement;
(c)Conduct Detailing activities and Medical Affairs Activities with respect to the Product in the Co-Promotion Territory in accordance with Section 6.3 (Co-Marketing Right) and Section 6.4 (Co-Promotion Activities); and
(d)Manufacture Product for use in connection with the Development and Commercialization activities in the Collaboration Territory in accordance with the terms of this Agreement.
Section 3.3Sublicensing. Each Party shall have the right to sublicense the rights granted to such Party hereunder, subject to the terms and conditions of this Section 3.3.
Section 3.4Amgen shall have the right to sublicense the rights granted it hereunder (a) as mutually agreed by the Parties, (b) to [***], and (c) in connection with [***].
Section 3.5KKC shall have the right to sublicense the rights granted it hereunder (a) as mutually agreed by the Parties, (b) to [***], (c) in connection with [***], and (d) to [***] in connection with [***].
The Party granting the sublicense hereunder will remain responsible for the full and complete performance of all of such Party’s obligations and duties under this Agreement and compliance of any such Third Party and sublicense with the terms of this Agreement. Each Party shall promptly notify the other Party of the grant of each sublicense (other than a sublicense with a contractor). Any such sublicense agreement shall obligate the sublicensee to: (a) comply with all relevant restrictions, limitations and obligations in this Agreement including those relating to confidentiality of the other Party’s Confidential Information and (b) assign or license to the sublicensing Party all of its rights and interest in and to the intellectual property that such sublicensee acquires, develops, creates, conceives of or obtains ownership of pursuant to the exercise of its rights under such sublicense arrangement. Any use by a Party of a Third Party (including contractors) to perform obligations under this Agreement shall be pursuant to a written agreement that is materially as protective of the other Party and its intellectual property and proprietary rights as the terms of this Agreement.
Section 3.4Right of First Negotiation. Without limitation to Section 3.3 (Sublicensing), in the event that either Party (as the “Soliciting Party”) solicits proposals, begins discussions regarding, or proposes to enter into any arrangement to sublicense or to otherwise transfer any of its rights (in whole or in part) granted to it by the other Party hereunder in any country to a third party (excluding, [***]) for the purpose of enabling such third party to conduct [***] activities in such country), the Soliciting Party shall first provide timely notice to the other Party regarding the same (such notice, the “ROFN Notice”). Upon receipt of the ROFN Notice from the Soliciting Party, the other Party shall have the right, but not the obligation, to [***]. The other Party may exercise this right by providing the Soliciting Party with written notice within [***] of receiving the ROFN Notice. The Soliciting Party must not solicit proposals, begin discussions regarding, or enter into any arrangement with any third party until the other Party’s Right of First Negotiation lapses. If the other Party exercises its right, the Soliciting Party will negotiate exclusively in good faith with the other Party during the ROFN Period (defined below) regarding the terms under which the other Party would assume the Development and/or Commercialization activities thereunder in such country(ies), including: [***]. If the other Party does not exercise its right or, if after negotiating in good faith for [***] Business Days (such period, the “ROFN Period”), the Parties have not agreed on terms under which the other Party would assume the [***] activities within such country(ies), then Soliciting Party may, thereafter, negotiate with and enter into an agreement with any third party for such activities.
Section 3.5Provision of Know-How. Following the Effective Date, the Parties shall cooperate to establish procedures for the provision of Licensed KKC Know-How relating to the Product to Amgen and Licensed Amgen Know-How relating to the Product to KKC, in each case to the extent reasonably necessary for such Party to exercise its rights and perform its obligations in accordance with this Agreement. From and after the Effective Date, during the Term, KKC shall use reasonable efforts to provide all Licensed KKC Know-How related to the Product to Amgen, and Amgen shall use reasonable efforts to provide all Licensed Amgen Know-How related to the Product to KKC, in each case to the extent reasonably necessary to exercise its rights and perform its obligations in accordance with this Agreement. In any event, following the Effective Date, each of the Parties shall provide to the other any Licensed KKC Know-How or Licensed Amgen Know-How related to the Product (respectively) as the other Party shall reasonably request; provided, that a Party shall not be obligated to disclose any Licensed KKC Know-How or Licensed Amgen Know-How, as the case may be, that is (a) [***] and (b) [***].
Section 3.6Trademark Grants.
3.6.1Subject to the terms and conditions of this Agreement, KKC hereby grants to Amgen, effective as of the Effective Date (without any further action by either Party), a co-exclusive (except as otherwise expressly set forth herein) right and license during the Term, subject to the terms and conditions hereof, solely to research, Manufacture, Develop, conduct Medical Affairs Activities with respect to, use, make, sell, import and otherwise Commercialize the Product in the Amgen Territory, in each case under the same Licensed KKC Trademarks as used by KKC, its Affiliates or permitted licensees or sublicensees for the Product in the corresponding indications in the KKC Territory. In the event that KKC has identified a Licensed KKC Trademark to be so used, and is developing plans to so use such Licensed KKC Trademark, the foregoing license shall permit Amgen to similarly conduct such planning activities in the Amgen Territory to the same extent of KKC’s planning activities in the KKC Territory. Such license shall include the right to sublicense only as set forth in Section 3.3 (Sublicensing).
3.6.2Subject to the terms and conditions of this Agreement, Amgen hereby grants to KKC, effective as of the Effective Date (without any further action by either Party), a co-exclusive right and license during the Term, subject to the terms and conditions hereof, solely to research, Manufacture, Develop, conduct Medical Affairs Activities with respect to, use, make, sell, import and otherwise Commercialize the Product in the Amgen Territory (solely with respect to KKC’s co-marketing activities pursuant to Section 6.3 (Co-Marketing Right) and co-promotion activities pursuant to Section 6.4 (Co-Promotion Activities)) and in the KKC Territory, in each case under the Licensed Amgen Trademarks as used by Amgen, its Affiliates or permitted licensees or sublicensees for the Product in the corresponding indications in the Amgen Territory. Such license shall include the right to sublicense only as set forth in Section 3.3 (Sublicensing).
3.6.3Should Amgen desire that a different trademark be used for the Product in the Amgen Territory, or if additional trademarks to those used in the KKC Territory are otherwise required, Amgen shall be entitled to do so after consulting with KKC and giving due consideration to KKC’s reasonable comments regarding an additional or replacement trademark (or trademarks). Such replacement or additional trademark(s), including trademarks and translations of such trademarks in the KKC Territory, shall be registered and owned by Amgen. For clarity, if Amgen decides to use such different trademark, such trademark shall be included in the Licensed Amgen Trademarks and licensed to KKC in accordance with the terms set forth in Section 3.6.2. Each Party shall provide regular updates to the other Party regarding proposed Licensed KKC Trademarks and Licensed Amgen Trademarks, as the case may be.
Section 3.7Trademark and Housemark Quality Standards. Each Party shall (a) maintain such reasonable quality standards for the KKC Housemarks and Licensed KKC Trademarks (with respect to Amgen) or the Amgen Housemarks and Licensed Amgen Trademarks (with respect to KKC) as it maintains for its own trademarks of a similar nature and shall comply with the other Party’s reasonable specifications and usage standards supplied to it in writing (and as may be updated by written notice from time to time), (b) not use any KKC Housemark or Licensed KKC Trademark (with respect to Amgen) or any Amgen Housemarks and Licensed Amgen Trademarks (with respect to KKC) in a manner that suggests any connection with any product or service, other than use associated with the Product or any service associated with the Product, and (c) not use or display the KKC Housemarks or Licensed KKC Trademarks (with respect to Amgen) or the Amgen Housemarks or Licensed Amgen Trademarks (with respect to KKC) in any manner that might dilute, tarnish, disparage or reflect adversely on the other Party or such marks. Prior to using any KKC Housemark or Licensed KKC Trademark (with respect to Amgen) or Amgen Housemark or Licensed Amgen Trademark (with respect to

KKC), the Parties shall agree upon a guideline for use of such trademarks, including the review procedure and timing. From time to time, upon request by a Party, the other Party shall provide copies of the usage of the KKC Housemarks and Licensed KKC Trademarks (with respect to Amgen) or Amgen Housemarks and Licensed Amgen Trademarks (with respect to KKC) used in the marketing or promotion of the Product in order to review such usage. KKC agrees that it shall not seek to register or obtain ownership rights in any Amgen Housemark or Licensed Amgen Trademark (or confusingly similar trademark) and Amgen agrees that it shall not seek to register or obtain ownership rights in any KKC Housemark or Licensed KKC Trademark or any trademark used by KKC in connection with the Product in the KKC Territory in any indication (or confusingly similar trademark to any of the foregoing).
Section 3.8Domain Names.
3.8.1KKC shall be exclusively entitled to register, own and use any Domain Names corresponding to or containing KKC Housemarks or KKC Licensed Trademarks in any generic Top Level Domains (gTLDs), including the new and to be introduced gTLDs. KKC shall own all goodwill associated with all Domain Names corresponding to or containing a KKC Housemark or KKC Licensed Trademark throughout the world. Amgen shall be exclusively entitled to register, own and use any Domain Names corresponding to or containing a Licensed KKC Trademark in any Country Code Top Level Domains (ccTLDs) corresponding to countries within the Amgen Territory.
3.8.2Amgen shall be exclusively entitled to register, own and use any Domain Names corresponding to or containing Amgen Housemarks or Amgen Licensed Trademarks in any gTLDs, including the new and to be introduced gTLDs. Amgen shall own all goodwill associated with all Domain Names corresponding to or containing an Amgen Housemark or Amgen Licensed Trademark throughout the world. KKC shall be exclusively entitled to register, own and use any Domain Names corresponding to or containing a Licensed Amgen Trademark in any ccTLDs corresponding to countries within the KKC Territory.
Section 3.9Retained Rights and Limitations.
No rights to either Party’s patents, trademarks or other proprietary rights are granted pursuant to this Agreement except as expressly set forth herein, and all other rights are reserved. Notwithstanding the licenses granted in this Article III (and the [***] nature of the licenses granted in Section 3.1 (Licensed KKC Patents and Know-How)), each Party retains rights: (a) to perform (itself or through its Affiliates or contractors) its obligations under this Agreement and (b) to [***]; provided, that, [***]. Further, each Party covenants and agrees not to conduct any activity in connection with such research that could [***]. For the avoidance of doubt, KKC’s retained or [***] rights pursuant to Section 3.1(b) to Commercialize and conduct Medical Affairs Activities with respect to the Product in the Amgen Territory are limited to KKC’s governance rights pursuant to Article II (Scope and Governance) and KKC’s rights under Section 6.3 (Co-Marketing Right) and co-promotion rights under Section 6.4(Co-Promotion Activities)).

Article IV.

DEVELOPMENT AND REGULATORY
Section 4.1Development Matters.
4.1.1Development Activities and Costs Generally. Amgen shall be the Development lead (the “Development Lead”) for the Product subject to oversight of the JSC and subject to KKC’s rights to conduct Development activities in the KKC Territory as set forth in Section 4.1.2. As Development Lead, Amgen shall be responsible for all Development activities for the Product in the Amgen Territory, including responsibility for conducting the Global Phase 3 Registrational Studies for the Product as more particularly set forth in the Global Development Plan. In the event that the JSC determines [***]: either (a) [***], in a manner consistent with the Global Development Strategy for the Product and with the Global Development Plan or (b) [***]. KKC must notify Amgen of their request to have [***] within [***] of the Effective Date, in the case of [***], or with reasonable advance notice for any other [***].  If Amgen elects to [***], the Parties shall discuss in good faith, through the JDS, the relevant terms for inclusion of [***].  From and after the Effective Date, the Parties shall collaborate to initiate the Global Phase 3 Registrational Studies of the Product in accordance with the Global Development Plan and the Global Development Budget. The Parties shall discuss in good faith through the JDS the overall Development strategy for the Products and opportunities for KKC to conduct Development activities with respect to the Products in the KKC Territory pursuant to the Global Development Plan. Without limitation to the foregoing, Amgen and KKC shall [***] as soon as reasonably practicable and in any event within [***].
4.1.2Other Development Activities. Except as otherwise expressly provided in this Agreement or as otherwise may be agreed by the Parties in writing, (a) each Party may only conduct Development activities to the extent included in the Global Development Plan; provided, however, that subject to prior review by the JDS and, subject to the compliance with the process for any Critical Matters, each Party shall be entitled to [***] (provided, however, that [***]; provided, that the data from any such Development activities will be shared with the other Party, (b) Costs related to any Development activity in the Amgen Territory consistent with the Global Development Plan will be shared on a [***]basis between Amgen and KKUS, (c) except as set forth in the Global Development Plan and Global Development Budget, Costs related to any Development Activity in the KKC Territory will be the responsibility of KKC, and (d) each Party shall conduct Development activities in a manner consistent with [***]. In the event that a Party desires to [***], then such Party (the “Proposing Party”) shall [***].
Section 4.2Global Development Plan
The Parties shall Develop the Products pursuant to a Global Development Plan, as reviewed by the JDS and approved by the JSC from time to time, which sets forth (a) the objectives and activities of the Development for the Product, including indications (b) timelines for conduct of Clinical Studies, key Regulatory Authority meetings, filing of applications for Regulatory Approval, and the receipt of Regulatory Approvals, (c) the Global Development Budget for all such activities, (d) evaluation criteria of such Development activities, (e) a coordinated

Development and regulatory strategy, including the Parties’ respective roles in the development of the registration dossier and Regulatory Materials for the Product and the countries in which Development of the Products will occur, and (f) the CMC development activities for the Product to be undertaken by the Parties, and related timelines and budgets therefor. The JDS shall regularly review the Global Development Plan and the progress of activities being conducted under the Global Development Plan. Any updated Global Development Plan, including the Global Development Budget, will be effective upon approval by the JSC. Any JSC-approved Global Development Plan and Global Development Budget supersede the previous Global Development Plan and Global Development Budget for the applicable period. In the event of any inconsistency between the Global Development Plan and Global Development Budget and this Agreement, the terms of this Agreement shall prevail.
Section 4.3Investigator Sponsored Studies. In the event that a Party desires to facilitate an Investigator Sponsored Study in the Amgen Territory or in the KKC Territory, and such Investigator Sponsored Study is not already included in the then-current Global Development Plan, then such Party shall [***].
Section 4.4Development Records. Each Party shall maintain complete, current, and accurate records (in the form of technical notebooks or electronic files) of all Development work conducted by it under the Global Development Plan and all information resulting from such work (“Development Records”). Each Party shall ensure that such records fully and properly reflect all work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Each Party shall permit the other Party to review and copy such records at reasonable times during normal business hours and to obtain access to originals of such records if needed for patent or regulatory purposes or for other legal proceedings. Upon reasonable request, each Party shall provide the JDS with copies of such Development Records detailing its Development activities and the results of such activities.
4.4.1Development Reports and Updates. Each Party shall promptly provide the other Party with any deliverables described in the Global Development Plan. At each regularly scheduled JDS meeting, each Party shall provide the JDS with regular reports detailing its Development activities for the Products, the results of such activities, and an update on the Global Development Budget and spend for such activities. The Parties shall discuss the status, progress, and results of each Party’s Development activities under this Agreement at such JDS meetings. Each Party shall respond in a timely fashion to any reasonable requests of the other Party for additional information related to such reports provided to the JDS. In addition to Calendar Quarterly reports and meetings with the JDS, each Party shall promptly provide the other Party with any material updates on Development of the Products.
4.4.2Sharing of Materials. In the event that it becomes necessary for one Party to provide the other Party with tangible research or biological materials (other than the Product for clinical or commercial use), the Parties will discuss in good faith and enter into an appropriate material transfer agreement related thereto as necessary, which agreement will be subject to this Agreement and will be interpreted consistent with the terms hereof.

Section 4.5Regulatory Matters.
(a)Subject to the oversight of the JSC, Amgen shall be the regulatory lead for the Product in the Amgen Territory and KKC shall be the regulatory lead for the Product in the KKC Territory (each, in such capacity, the “Regulatory Lead”), responsible for establishing the regulatory strategy for the Products, and has full decision-making authority with respect thereto subject to the terms hereunder. Each of Amgen and KKC shall discuss such regulatory strategy with the other Party at the JDS (and any other subcommittees relating to regulatory affairs as may be established by the Parties) and shall consider in good faith the other Party’s comments with respect thereto.
(b)Amgen shall be the IND holder and Marketing Authorization Holder for the Product in each jurisdiction in the Amgen Territory and KKC shall be the IND holder and Marketing Authorization Holder for the Product in each jurisdiction in the KKC Territory. The nature and objectives of each communication with Regulatory Authorities shall be consistent with [***]. Each Party will use Commercially Reasonable Efforts to conduct the activities assigned to it pursuant to the foregoing.
(c)The Parties will cooperate with each other with respect to any regulatory matters with respect to the Product in a manner sufficient to enable the Parties to satisfy any reporting obligations to Governmental Authorities. In furtherance of the foregoing, the Parties shall provide reasonable consulting support and advice in conjunction with Regulatory Filings and meetings with Regulatory Authorities related to the Product in the Collaboration Territory.
Section 4.6Transfer of Regulatory Documents; Regulatory Support Information. Upon Amgen’s written request, KKC, for itself and its Affiliates, shall assign and transfer to Amgen its entire right, title, and interest in and to any and all (i) INDs relating to the Product and (ii) any clinical trial applications related to the Product in the Amgen Territory and shall execute and deliver to the FDA (and any other Regulatory Authority in the Amgen Territory as requested by Amgen in writing) a letter in a form approved by Amgen transferring ownership to Amgen of any and all such INDs and clinical trial applications filed with the FDA (or such other Regulatory Authority) by or on behalf of KKC and its Affiliates. Any costs arising from the foregoing shall be [***], as applicable.
(a)In connection with such transfer and assignment, KKC shall provide Amgen with complete and accurate copies of all such assigned INDs and all related Regulatory Filings in the Amgen Territory and related documentation and data, including any such information controlled by KKC’s Third Party contractors, including, without limitation, M3 modules (all such Regulatory Filings, documentation and data, the “Regulatory Support Information”), as soon as reasonably practicable after Amgen’s written request therefor, but in any event within [***] of such request, or such longer period as the Parties may agree.
(b)In connection with Amgen’s filing of any Regulatory Approval of the Product in the Amgen Territory, KKC shall reasonably cooperate in assisting Amgen to respond to any requests by Regulatory Authorities (including for clarity, [***]) and shall provide Amgen with complete and accurate copies of all Regulatory Support Information in KKC’s or its Affiliate’s

possession and which is reasonably useful or necessary to support or be included within any such Amgen Regulatory Filing. In connection with KKC’s filing of any Regulatory Approval of the Product in the KKC Territory, Amgen shall reasonably cooperate in assisting KKC to respond to any requests by Regulatory Authorities (including for clarity, [***]) and provide KKC with complete and accurate copies of all Regulatory Support Information in Amgen’s or its Affiliate’s possession and which is reasonably useful or necessary to support or be included within any such KKC Regulatory Filing.
(c)Simultaneously with the delivery of any Regulatory Support Information by KKC, KKC shall certify to Amgen that (i) [***], (ii)  all information contained in such Regulatory Support Information is true, complete and accurate as of the date delivered to Amgen, (iii) all data contained in such Regulatory Support Information were obtained in compliance with then-current Applicable Law, including data protection and privacy laws, and (iv) all required patient authorizations and consents under the United States Health Insurance Portability and Accountability Act of 1996, the EU Data Protection Directive or any other similar Applicable Law (to the extent applicable, if any) have been obtained in connection with the Clinical Studies associated with such Regulatory Support Documentation to permit the sharing of such Regulatory Support Information with Amgen.
Section 4.7Regulatory Communications. With respect to regulatory activities, the following terms shall apply:
4.7.1General. The Regulatory Lead will prepare, submit and maintain all Regulatory Filings and obtain all Regulatory Approvals in accordance with the Global Development Plan and Applicable Law, and so as to maintain consistency in the content of the registration dossiers and Regulatory Materials for the Product worldwide. The non-Regulatory Lead will cooperate with the Regulatory Lead with respect to any regulatory matters. Unless exigent action is required with respect to a Key Regulatory Filings and Material Communications, the Regulatory Lead shall provide the other Party with copies of Key Regulatory Filings and Material Communications (which, for clarity, shall not be required to include [***]) (and, if applicable, an English translation) prior to submission within [***]and reasonably consider comments of such other Party in good faith. The Regulatory Lead shall consult with the other Party regarding, and keep such other Party informed of, the status of the preparation of all Key Regulatory Filings and Material Communications (which, for clarity, shall not be required to include [***]) it submits, Governmental Authority review of any such Regulatory Filings, Regulatory Authority responses to such material communications, and all associated Regulatory Approvals that it obtains with respect to the Product. The Regulatory Lead shall provide to the other Party copies of all Key Regulatory Filings and Material Communications (and, if applicable, an English translation) with respect to the Product it submits promptly after the submission (but in no event later than [***] after submission) and copies of all material correspondence with or received from Regulatory Authorities. Notwithstanding anything in this Agreement to the contrary, each Party shall have the right to redact proprietary manufacturing information from any Key Regulatory Filings and Material Communications provided to the other Party

4.7.2Regulatory Communications Received by a Party. Without limitation to the foregoing Section 4.7.1 (General), each Party shall promptly inform the other Party of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority (regardless of the territory) which [***];  [***] ; [***]; or relates to expedited and periodic reports of adverse events with respect to the Product regardless of the territory, or product complaints, and which may have an adverse impact on Regulatory Approval or the continued Development or Commercialization of the Product regardless of the territory.
4.7.3Exigent Action. In the case of an exigent action, the Regulatory Lead shall use reasonable efforts to notify the other Party prior to making any Key Regulatory Filings and Material Communications for the Product and, thereafter, the Regulatory Lead shall use reasonable efforts to provide the other Party with a copy (and, if applicable, an English translation) of such Key Regulatory Filings and Material Communications within [***] after making such Key Regulatory Filings and Material Communications. For the purpose of this Section 4.7, “exigent action” shall mean an action that, in the good faith determination of the Regulatory Lead, requires attention on an expedited basis that does not allow for advance copies of Key Regulatory Filings and Material Communications required by this Section 4.7 and is not attributable to the fault of the Regulatory Lead.
4.7.4Regulatory Meetings. The Regulatory Lead will consult with the other Party reasonably in advance of the date of any anticipated meeting regarding the Product with a Regulatory Authority and will consider any timely recommendations made by the other Party in preparation for such meeting. Upon the non-Regulatory Lead’s request, at least [***] of the non-Regulatory Lead may attend such meetings between the Regulatory Lead and the applicable Regulatory Authority, to the extent permitted by such Regulatory Authority. Within [***] days of such meeting, the Regulatory Lead shall provide to the Non-Regulatory Lead a summary and, within [***] days of such meeting, written minutes of any such meetings with Regulatory Authorities.
Section 4.8Pharmacovigilance Agreement. No later than [***] after the Effective Date, the Parties shall enter into a Pharmacovigilance Agreement (or modify an existing Pharmacovigilance Agreement between the Parties so as to govern this Agreement and the transactions contemplated hereunder) with respect to the Product. Such Pharmacovigilance Agreement shall define Amgen as the holder of the global safety database and define the safety governance process to be used by the Parties, the exchange of safety information (including adverse event and other safety information relating to the Product) between the Parties, and be on commercially reasonable terms and sufficient to enable the Parties to fulfill their respective regulatory reporting obligations under Applicable Law. KKC shall provide to Amgen relevant information from all Development conducted by KKC, Investigator Sponsored Studies proposed to be facilitated by KKC, and Commercialization of the Product by KKC reasonably necessary for inclusion in the global safety database in accordance with Amgen’s legal and regulatory obligations. Amgen shall provide to KKC such information from the safety database as required to satisfy KKC’s legal and regulatory obligations, or as otherwise provided under the terms of the Pharmacovigilance Agreement.

(a)Amgen shall be responsible for fulfilling all pharmacovigilance requirements in the Amgen Territory, including adverse event intake and reporting, post-marketing patient registries, and product complaint reporting, management of local labeling documents, unless, and only to the extent, otherwise required by Applicable Law, and KKC shall provide any reasonable assistance requested by Amgen in connection therewith, including incorporating safety monitoring and reporting for the Amgen Territory in the overall pharmacovigilance activities.
(b)KKC shall be responsible for fulfilling all pharmacovigilance requirements in the KKC Territory, including adverse event intake and reporting, post-marketing patient registries, and product complaint reporting, management of local labeling documents, unless, and only to the extent, otherwise required by Applicable Law, and Amgen shall provide any reasonable assistance requested by KKC in connection therewith, including incorporating safety monitoring and reporting for the KKC Territory in the overall pharmacovigilance activities.
Section 4.9Ownership of Core Data Sheet and Global Safety Database. As between the Parties, Amgen shall own and control the global safety database, the Developmental core safety information (“DCSI”), and core data sheet for the Product throughout the Product’s lifecycle, including Commercialization. Amgen shall provide to KKC copies of such DCSI and core data sheet and any updates thereto in a timely manner (such that KKC has a current version of such files), shall provide KKC the opportunity to review and provide comments on the core data sheet, and shall reasonably consider such comments of KKC in good faith. In the event that a Governmental Authority in the KKC Territory mandates a change to a regional or country-specific label for the Product that varies from the applicable core data sheet, KKC shall notify Amgen and Amgen shall [***]; provided, however, the Parties will cooperate to discuss and limit any such mandated changes, to the extent possible.
Section 4.10Sharing of Data and Know-How; Rights of Reference.
4.10.1Each Party shall (and shall cause its Affiliates to) reasonably cooperate with the other Party to promptly share and provide access to (i) all Development Records, Amgen Development Data, KKC Development Data and Investigator Sponsored Data (at such time as such Investigator Sponsored Data becomes available to such Party) and (ii) such other Know-How in each case as is reasonably necessary for the other Party to exercise its rights or fulfill its obligations under this Agreement (including, for clarity, as may be necessary for a Party to include in its Regulatory Filings); provided, however, that each Party shall be entitled to redact any of its proprietary CMC data. The JDS may establish reasonable policies to effectuate such exchange of data and Know-How between the Parties.
4.10.2Amgen shall cause KKC to have a right of reference to any requested Regulatory Filings or Regulatory Approvals for the Product, in each case as reasonably necessary for KKC’s Development, Manufacture (solely for the Amgen Territory for the Phase 3 Registrational Studies), Medical Affairs Activities or Commercialization of the Product as permitted under this Agreement; provided, however, that, Amgen shall be entitled to redact any of Amgen’s proprietary CMC data. KKC shall cause Amgen to have a right of reference to any requested Regulatory Filings or Regulatory Approvals for the Product, in each case as reasonably necessary for Amgen’s Development, Manufacture (solely for the Amgen Territory), Medical

Affairs Activities or Commercialization of the Product as permitted under this Agreement; provided, however, that, KKC shall be entitled to redact any of KKC’s proprietary CMC data. Each Party shall transmit to the extent accessible to and Controlled by such Party all necessary and appropriate letters to applicable Regulatory Authorities advising such applicable Regulatory Authorities of such rights of reference and use. Each Party shall be entitled to sublicense the rights of reference under this Section 4.10.2 to any permitted licensee pursuant to Section 3.3 (Sublicensing).
Section 4.11Medical Inquiries. Each Party shall be responsible for handling all medical questions or inquiries relating to the Product in its respective Territory, including all product complaints, with regard to any Product sold in such Territory, in each case in accordance with Applicable Laws and this Agreement. KKC shall immediately forward any and all medical questions or inquiries which it receives with respect to any Product sold by or on behalf of Amgen (or any of its Affiliates) in the Amgen Territory to Amgen in accordance with all Applicable Laws, and Amgen shall immediately forward to KKC any and all medical questions or inquiries that it receives with respect to Products sold by or on behalf of KKC (or any of its Affiliates) in the KKC Territory to KKC in accordance with all Applicable Laws.
Section 4.12Cooperation with Audit and Inspection. Amgen and KKC shall each respond to any inspection of such Party conducted by a Regulatory Authority, and Amgen and KKC, as applicable, shall cooperate with the other Party in response thereto. The inspected Party shall notify the other Party promptly of any request received from any applicable Regulatory Authority to inspect or otherwise gain access to the information, data or materials pertaining to the other Party’s activities hereunder. Each Party shall use reasonable efforts to make data and documents available for such inspection pertaining to the Product under this collaboration. For clarity, the foregoing obligations of cooperation are with respect to inspections by a Regulatory Authority related to the storage and distribution of the Product, and not with respect to an audit or inspection of the Manufacturing of the Product.
Article V.

MANUFACTURING AND SUPPLY
Section 5.1Clinical and Commercial Supply.
5.1.1Phase 3 Clinical Supply. KKC shall be the initial manufacturing lead for the Product (the “Manufacturing Lead”). As Manufacturing Lead, KKC shall use its Commercially Reasonable Efforts to supply mutually agreed clinical quantities (for the Global Phase 3 Registrational Studies and any additional phase 1 Clinical Studies initiated prior to the Manufacturing Transfer and included in the Global Development Plan) of the Product for the Development of the Product in accordance with the Global Development Plan and the Clinical Supply Agreement, including out of any inventory of the Product existing as of the Effective Date. Subject to Section 5.2 (Transfer of Manufacturing Technology), the parties will discuss the ability of Amgen to supply the Global Phase 3 Registrational Studies from and after the Manufacturing Transfer.

5.1.2Commercial and Subsequent Clinical Supply. Amgen shall be the Manufacturing Lead for the supply in the Amgen Territory of the Product for Commercialization and any subsequent Clinical Study following the Global Phase 3 Registrational Study. As Manufacturing Lead, Amgen shall be solely responsible for all manufacture and supply in the Amgen Territory of Product for use in Commercialization and any subsequent Clinical Study included in the Global Development Plan, either itself or through a contract manufacturer, using the manufacturing process for the Product transferred from KKC to Amgen pursuant to Section 5.2 (Transfer of Manufacturing Technology). Amgen is responsible for and shall have the right (in its sole discretion) to make any updates and improvements to the manufacturing process for the Product and shall keep KKC reasonably informed with respect to any such updates and improvements in accordance with Section 4.10.1, including any such updates or improvements constituting Licensed Amgen Know-How or Licensed Amgen Patents, any notice regarding such updates or improvements to be provided at least [***] before the applicable regulatory submission or implementation thereof. Amgen will have the sole right to determine which manufacturing sites or contract manufacturers, if any, will be used to Manufacture the Product in the Amgen Territory. KKC shall be solely responsible for manufacture and supply of the Product in the KKC Territory for use in Commercialization in the KKC Territory and any subsequent Clinical Study included in the Global Development Plan.
5.1.3Backup Manufacturing Rights.
(a)At the time of or reasonably prior to Regulatory Approval for the Product in the KKC Territory, Amgen will provide KKC with reasonable support (including the provision of necessary records, documents, data and other Know-How) to enable Amgen’s manufacturing facilities or a contract manufacturer used by Amgen, in each case reasonably acceptable to KKC (such facility or contract manufacturer, a “Backup Manufacturer”), to be [***]. In the event that such Backup Manufacturer is not qualified to be registered as a backup site, Amgen shall provide reasonable cooperation to take steps as may be necessary to [***], and KKC shall reimburse reasonable and customary expenses actually incurred by Amgen in doing so.
(b)In the event that KKC wishes to have Amgen supply [***] following such registration and during the Term of this Agreement, the Parties shall discuss in good faith the terms and conditions for such backup manufacturing, and shall, as necessary, amend this Agreement or the Clinical Supply Agreement, and/or execute a separate supply agreement in connection with the foregoing.
Section 5.2Transfer of Manufacturing Technology. In accordance with a transition plan and timeline agreed at the JSC (or a subcommittee thereof) within [***] following the Effective Date, or such longer period as the JSC may agree, KKC shall transfer (the “Manufacturing Transfer”) to Amgen, or a contract manufacturer designated by Amgen reasonably acceptable to KKC, the tangible embodiments of Licensed KKC Know-How and materials (including [***]) Controlled by KKC that is reasonably required so that Amgen or such contract manufacturer (as appropriate) can replicate and validate the process employed by or on behalf of KKC to manufacture the Product. The reasonable and customary costs of the Parties

(including the costs of FTEs, starter materials and shipping), in carrying out such transfer will be [***].
Section 5.3Clinical Supply Agreement and Clinical Product Quality Agreement. Promptly (but in any event, within [***], or such longer period as the JSC (or a subcommittee thereof) may agree) following the Effective Date, the Parties shall enter into (a) a Clinical Supply Agreement and (b) a Clinical Product Quality Agreement with respect to the supply of clinical product by KKC to Amgen for clinical use in with the initial Phase 3 Registrational Study and any other Clinical Study sponsored by Amgen, in each case prior to the Manufacturing Transfer.
Section 5.4Manufacturing and Supply. From and after the Manufacturing Transfer, Amgen will be responsible to supply Product in the Amgen Territory. Amgen will have the sole right to determine which manufacturing sites will be used to Manufacture a Product and may transfer the Manufacturing of such Product from one site to another; provided, however, that any Costs relating to such transfer shall not be included as part of [***] nor [***], except to the extent [***].
Section 5.5Brand Security and Anti-Counterfeiting. The Parties will establish contacts for communication regarding brand security issues and will each reasonably cooperate with the other with respect thereto. Practices primarily impacting the Amgen Territory with respect to brand security will comply with Amgen’s then-current standards, where they define product security features, warehouse/cargo protection requirements, and response and communication process for brand security incidents, and, if applicable, practices primarily impacting the KKC Territory with respect to brand security will comply with KKC’s then-current standards, where they define product security features, warehouse/cargo protection requirements, and response and communication process for brand security incidents.
Article VI.

COMMERCIALIZATION
Section 6.1Commercialization Activities.
(a)Subject to the oversight of the JSC, Amgen shall be the commercial lead in the Amgen Territory, and, except as set forth in Section 6.3 (Co-Marketing Right) and Section 6.4 (Co-Promotion Activities), solely responsible for the Commercialization of the Product in the Amgen Territory, and KKC shall be the commercial lead (each, in such capacity, the “Commercial Lead”) in the KKC Territory, and solely responsible for the Commercialization of the Product in the KKC Territory, in each case in a manner consistent with the Global Pricing Policy and the Global Product Strategy and Commercialization Plan and Commercialization Budget. Each Party shall use Commercially Reasonable Efforts (and, in the case of KKC for clarity, solely with respect to its governance activities pursuant to Article II (Scope and Governance), co-marketing activities pursuant to Section 6.3 (Co-Marketing Right) and co-promotion activities pursuant to Section 6.4 (Co-Promotion Activities)) to Commercialize the Product in the Amgen Territory in a manner consistent with the Global Pricing Policy and the Global Product Strategy and Commercialization Plan and Commercialization Budget; provided, that, the Parties shall discuss Commercialization strategy of the Products at JCS meetings, including [***].
(b)Subject to the foregoing, Amgen’s responsibilities in the Amgen Territory from and after the receipt of the initial Regulatory Approvals in the Amgen Territory shall include: (i) determination of commercial strategies (e.g., strategies for branding, product positioning, pre-launch activities (e.g., market research), launch sequence, launch and post-launch marketing and promotion, pricing and reimbursement and field sales force optimization), (ii) determination of packaging and labeling, (iii) creation of promotional materials regarding the Product which are intended for distribution to Third Parties (including medical professionals) and to Amgen’s and KKC’s Sales Forces (subject to Section 3.7 (Trademark and Housemark Quality Standards) and Section 6.6 (Promotional Materials)), (iv) determining and conducting promotion activities, and (v) conducting sales and distribution activities, including pricing and liaising with the applicable Governmental Authority in connection with any applicable Pricing Approval, booking sales (i.e., recognizing all revenues), taking orders and distributing, contracting, handling of returns, handling all aspects of order processing, invoicing and collecting, warehousing, documenting inventory and receivables, call reporting, handling data regarding sales to hospitals and other end users and handling all other customer service-related functions, in each case in a manner consistent with the Global Pricing Policy, the Global Product Strategy, Commercialization Plan and Commercialization Budget. Except as otherwise expressly provided in this Agreement, including with respect to the cost sharing set forth in Section 8.3 (Commercialization and Related Cost Sharing in the U.S.), each Party shall be solely responsible for its costs incurred in its Commercialization of the Product.
Section 6.2Global Pricing Policy. The Parties shall cooperate to prepare the Global Pricing Policy, incorporating the concepts in the Global Pricing Policy Considerations Schedule, not later than [***] prior to the anticipated launch of the Product in the U.S. Amgen and KKC shall submit the Global Pricing Policy to the JSC for approval. Thereafter, the Global Pricing Policy will be updated annually (or such other timeframe determined by the JSC) and submitted to the JSC for approval.
Section 6.3Co-Marketing Right. Without limitation to the following Section 6.4 (Co-Promotion Activities), the Parties acknowledge and agree that, KKC shall retain the right, either itself or through its Affiliate, to co-market the Product with Amgen in South Korea as necessary to ensure that KKC retains the right to market the Product in South Korea and to Commercialize the Product with Amgen in South Korea. In the event that KKC exercises such retained right, the Parties shall discuss in good faith and agree upon the terms and conditions for such co-marketing activity (including the supply of Product in South Korea) consistent with the terms of this Agreement, at least [***] years prior to the anticipated launch of the Product in South Korea.
Section 6.4Co-Promotion Activities

6.4.1Co-Promotion in the U.S. Generally. KKC shall be entitled to conduct co-promotion activities, including Co-Detailing and Medical Affairs activities in the U.S. as set forth in this Section 6.4. Amgen acknowledges and agrees that KKC shall conduct such co-promotion activities in the U.S. through its subsidiary, KKUS. The Parties further acknowledge and agree that any references to “KKC” in this Section 6.4 that may apply with respect to KKC’s co-promotion rights and obligations in the U.S. (i.e., to the extent any references to the “Co-Promotion Territory” below refer to the U.S.) shall therefore be considered references to “KKUS”; provided, however, that KKC shall remain responsible for the performance by KKUS of its co-promotion activities in the U.S. in accordance with the terms hereunder.
6.4.2Co-Promotion Outside of U.S. Generally. KKC shall also have the right to opt in, at any time during Term at least [***] years prior to the anticipated launch of the Product or [***] with written notice to Amgen, to co-promote in Asia (comprised of China, Taiwan, Hong Kong, Singapore, Malaysia and Thailand), Australia, Switzerland, Canada, GCC Countries, the European Union Member States set forth on the European Member States Schedule and the United Kingdom. The Parties acknowledge and agree that in order to support co-promotion by the Parties in a given Co-Promotion Territory, there should be [***].
6.4.3KKC Co-Promotion Right. From such time as Amgen’s Sales Force Representatives Details the Product in the Co-Promotion Territory, KKC shall have the right to perform the Co-Detail Percentage of the Total FPDE Details with respect to the Product in accordance with the Co-Detail and Field Medical Liaison Plan and as otherwise specified by Amgen solely to ensure such activities are conducted in accordance with Applicable Law. The Parties shall negotiate in good faith to enter into a co-promotion agreement or addendum hereto pursuant to which KKC personnel would be allocated responsibility to co-promote the Products in the U.S. and such other Co-Promotion Territories that KKC opts into pursuant to this Section 6.4 either for territories or accounts under the direction of Amgen as Commercial Lead (such direction to be consistent with this Agreement and the terms of such co-promotion agreement or addendum as agreed upon by the Parties hereto). Starting at such time as Amgen plans to assign Sales Force Representatives to Detail the Product in a Co-Promotion Territory ([***] years prior to anticipated Product launch), Amgen shall provide KKC with written notice of Amgen’s good faith estimate of the Total FPDE Details for such Co-Promotion Territory. For the U.S. and such Co-Promotion Territories that qualify for co-promotion pursuant to Section 6.4.2, KKC shall notify Amgen, within [***] days of receipt of such notice, of the Co-Detail Percentage that it elects for such Co-Promote Territory, such Co-Detail Percentage not to exceed [***] percent ([***]%) of Total FDPE Details. The Parties shall, with respect to the U.S., or with respect to the Ex-U.S. Amgen Territory following KKC’s opt in to such Ex-U.S. Amgen Territory, discuss in good faith the co-promotion of the Products by KKC in such Co-Promotion Territory, with responsibility to be allocated in a manner that would [***], as well as [***], and such final determination of the allocation of FPDE Details shall be subject to discussion and escalation as a Critical Matter. Thereafter, the Parties shall discuss in good faith any change to the Co-Promotion Percentage during the term of the co-promotion in the Co-Promotion Territory. Not in limitation of the foregoing, KKC shall not reduce its Co-Detail Percentage by more than [***] percent ([***]%) in any given calendar year and, in connection with any reduction in Co-Detail Percentage, KKC shall notify Amgen at least [***] months prior to the effective date of any such reduction in Co-Detail Percentage. KKC shall bear any incremental costs, if any, of any such reduction in sales force including any incremental hiring, compensation and benefit costs and other transition costs reasonably incurred by Amgen in connection with the replacement of Sales Force Representative Details required by such reduction. In connection with the JSC’s annual review of the Commercialization Plan, the JSC will review and approve the Co-Detail Percentage.
6.4.4Detailing. KKC shall perform any Details under this Section 6.4.4 only through Sales Force Representatives who are employees of KKC, and cause such employees to perform such Details in accordance with the Co-Detail and Field Medical Liaison Plan and as otherwise specified by Amgen solely to ensure such activities are conducted in accordance with Applicable Law, the terms of this Agreement and any applicable co-promotion agreement or addendum as agreed upon by the Parties, and solely in such geographic regions and to such target audiences assigned to KKC pursuant to the Co-Detail and Field Medical Liaison Plan. KKC shall ensure that its Sales Force Representatives conducting Details under this Section 6.4.4 (the “KKC Co-Detail Sales Force”) perform (i) during the [***] years following Product launch, [***] percent ([***]%) of the Details conducted by such Sales Force Representative under this Section 6.4.4 in the First Position and (ii) during and after the [***] year following Product launch, at least [***] percent ([***]%) of the Details conducted by such Sales Force Representatives under this Section 6.4.4 in the First Position. In no event shall any member of the KKC Co-Detail Sales Force Detail the Product in the Co-Promotion Territory along with more than [***] other product without the consent of Amgen. Each member of the KKC Co-Detail Sales Force shall devote at least [***] percent ([***]%) of such Person’s time (on an FTE basis) to performing Details pursuant to this Section 6.4.4. The KKC Co-Detail Sales Force shall perform its Details under this Section 6.4.4 using only Promotional Materials approved by Amgen in accordance with Section 6.6 (Promotional Materials) and in accordance with the Co-Detail and Field Medical Liaison Plan.
6.4.5Co-Detail and Field Medical Liaison Plan. Amgen shall be responsible and have the sole authority for the creation and update of the Co-Detail and Field Medical Liaison Plan; provided, however, that Amgen shall use its Commercially Reasonable Efforts to reflect in good faith, in the assignment of geographic regions and target audiences within the Co-Promotion Territory to the KKC Co-Detail Sales Force, [***]. Further, Amgen and KKC agree that they will review and discuss the initial Co-Detail and Field Medical Liaison Plan and any material updates thereto prior to finalization thereof. For clarity, and without limiting the foregoing, the Parties acknowledge that the Co-Detail and Field Medical Liaison Plan is not intended to [***], to the extent the operations as conducted by or proposed to be conducted by such Party are otherwise or would otherwise be in compliance with the Co-Detail and Field Medical Liaison Plan.
6.4.6Co-Detail Reports. For so long as KKC performs co-promotion activities as set forth hereunder, KKC shall provide Amgen with a report, in such form and manner as reasonably determined by Amgen, within [***] days after the end of each calendar quarter, setting forth the following information regarding the efforts of the KKC Co-Detail Sales Force in Detailing the Product in the Co-Promotion Territory during the preceding calendar quarter: (i) the total number of Details made by the KKC Co-Detail Sales Force in the Co-Promotion Territory, including a breakdown by First Position Details and Second Position Details by target, and frequency of Detail by date and by individual representative; and (ii) such other information as may be reasonably specified by Amgen.
6.4.7Medical Affairs Activities. KKC shall have the right to perform field Medical Affairs Activities with respect to the Product in each Co-Promotion Territory using up to the Medical Affairs Percentage (calculated on an FTE basis) of the total number of Medical Liaisons (calculated on an FTE basis) assigned by Amgen to perform field Medical Affairs Activities with respect to the Product in the Co-Promotion Territory. At such time as Amgen plans to assign Medical Liaisons to conduct field Medical Affairs Activities with respect to the Product in the Co-Promotion Territory ([***] years prior to anticipated Product launch), Amgen shall provide KKC with written notice (such notice, “Initial Medical Liaison Notice”) of Amgen’s reasonable estimate of the total number of Medical Liaisons (calculated on an FTE basis) to be assigned by Amgen to conduct field Medical Affairs Activities with respect to the Product in the Co-Promotion Territory (the “Amgen Co-Promote Medical Liaisons”). In connection with the JSC’s annual review of the Commercialization Plan, the JSC will review and approve the number of Medical Liaisons to perform Medical Affairs Activities. Amgen shall provide KKC with at least [***] days’ prior written notice (such notice, “Medical Liaison Change Notice”) in the event of an anticipated material increase or decrease in the Amgen Co-Promote Medical Liaisons. KKC shall notify Amgen of the total number of Medical Liaisons that KKC elects to assign to conducting field Medical Affairs Activities under this Section 6.4.7 (the “KKC Co-Promote Medical Liaisons”), which shall not exceed the Medical Affairs Percentage (calculated on an FTE basis) of the Amgen Co-Promote Medical Liaisons (provided, that, unless otherwise agreed by the Parties, the Medical Affairs Percentage shall be consistent with KKC’s Co-Detail Percentage for such Co-Promotion Territory), within [***] days of KKC’s receipt of the Initial Medical Liaison Notice or Medical Liaison Change Notice, as applicable, and such KKC Co-Promote Medical Liaisons shall perform field Medical Affairs Activities in accordance with this Section 6.4.7; provided, however, that in the event of a material decrease in the number of Amgen Co-Promote Medical Liaisons that results in a decrease in the number of assignable KKC Co-Promote Medical Liaisons hereunder, KKC shall have a period of [***] days following Amgen’s notice of such material decrease to continue the appointment of such KKC Co-Promote Medical Liaisons for the purposes of winding down and transitioning away the operations of any such KKC Co-Promote Medical Liaisons. KKC may, upon at least [***] days’ prior written notice to Amgen, increase or decrease the KKC Co-Promote Medical Liaisons; provided, however, that in no event shall the KKC Co-Promote Medical Liaisons exceed the Medical Affairs Percentage (calculated on an FTE basis) of the Amgen Co-Promote Medical Liaisons. KKC shall perform Medical Affairs Activities under this Section 6.4.7 only through Medical Liaisons who are employed by KKC, and cause such employees to perform such Medical Affairs Activities in accordance with the Co-Detail and Field Medical Liaison Plan and as otherwise specified by Amgen solely to ensure such activities are conducted in accordance with Applicable Law, the terms of this Agreement and any applicable co-promotion agreement or addendum as agreed upon by the Parties, and solely in such geographic regions and to such target audiences assigned to KKC pursuant to the Co-Detail and Field Medical Liaison Plan. Each member of the KKC Co-Promote Medical Liaisons shall devote [***] percent ([***]%) of such member’s time (calculated on an FTE basis) to the activities under this Section 6.4 unless otherwise agreed to by Amgen. KKC shall perform Medical Affairs Activities under this Section 6.4 using only scientific literature and other materials approved by Amgen in accordance with Section 6.6 (Promotional Materials).
6.4.8Medical Affairs Reports. For so long as KKC performs co-promotion activities as set forth hereunder, KKC shall provide Amgen with a report, in such form and manner as determined by Amgen, within [***] days after the end of each calendar quarter, setting forth the following information regarding the efforts of the KKC Co-Promote Medical Liaisons in performing field Medical Affairs Activities for the Product in the Co-Promotion Territory in accordance with this Section 6.4.8 during the preceding calendar quarter: (i) an overview of the field Medical Affairs Activities performed by the KKC Co-Promote Medical Liaisons, including a breakdown by date and by individual representative; and (ii) such other information as may be reasonably specified by Amgen.
6.4.9Responsibility for KKC’s Detailing and Medical Liaison Costs and Expenses. KKC’s costs and expenses incurred by KKC or any of its Affiliates in connection with the activities under this Section 6.4 by the KKC Co-Detail Sales Force and KKC Co-Promote Medical Liaisons will be calculated in accordance with Section 6.9 (Calculation of Sales Force Costs and Other Personnel Costs) and included in (i) for the U.S., Commercialization and Related Costs or (ii) within the Amgen Territory but outside of the U.S. (the “Ex-U.S. Amgen Territory”), reimbursed by Amgen pursuant to Section 8.4 (KKC Ex-U.S. Amgen Territory Commercialization Costs). Except to the extent included in the foregoing, KKC shall otherwise be solely responsible for any and all costs and expenses incurred by KKC or any of its Affiliates in connection with the activities under this Section 6.4 by the KKC Co-Detail Sales Force and KKC Co-Promote Medical Liaisons, including, without limitation: [***].
6.4.10Training and Compliance.
(a)Neither [***] or its Affiliates (including any Sales Force Representative or Medical Liaison) shall have authority to give any direction, either written or oral, relating to the making of any commitment by [***] or its agents to any Third Party in violation of terms of this Section 6.4 or any other provision of this Agreement.
(b)Amgen shall provide to the KKC Co-Detail Sales Force and the KKC Co-Promote Medical Liaisons, at such times as are mutually agreed by Amgen and KKC, training and training materials for the activities under this Section 6.4. Amgen shall provide such training at its own Costs, provided that KKC shall be solely responsible for all Costs associated with the attendance by the KKC Co-Detail Sales Force and the KKC Co-Promote Medical Liaisons at such trainings. The KKC Co-Detail Sales Force and the KKC Co-Promote Medical Liaisons shall not be entitled to participate in the activities under this Section 6.4 without first completing all trainings reasonably required by Amgen.
(c)If [***] becomes aware of a failure to comply with Applicable Law or the terms of this Agreement by any member of [***] Co-Detail Sales Force or Co-Promote Medical Liaisons, [***] shall promptly, but no later than [***] Business Days after it becomes aware, notify [***] of such violation and, as promptly as possible thereafter, notify [***] of the steps it has taken or intends to take to remediate such violation. If [***] has a reasonable basis for believing any member of the other Party’s Co-Detail Sales Force or Co-Promote Medical Liaisons has violated any Applicable Laws, or failed to comply with this Agreement, then [***] may notify [***] of the alleged violation and, if such alleged violation relates to a KKC Co-Detail Sales Force or Co-Promote Medical Liaison, Amgen shall promptly investigate the matter and, if the allegation turns out to be true, in the case of [***], such Party shall take the appropriate remedial action. Subject to the foregoing, each Party shall be solely responsible for taking any disciplinary actions in connection with the performance of such Party’s Co-Detail Sales Force and Co-Promote Medical Liaisons. If, at any time, [***] has any other compliance-related concerns regarding the performance of any of the members of [***] Co-Detail Sales Force or Co-Promote Medical Liaisons, [***] shall notify [***] of such concerns in writing and Amgen and KKC shall discuss and resolve such matters.
(d)[***] shall instruct and cause its Co-Detail Sales Force and its Co-Promote Medical Liaisons to use only the materials, including Promotional Materials to be used by each Party’s Co-Detail Sales Force, approved by Amgen and consistent with Applicable Law and the Co-Detail and Field Medical Liaison Plan. [***] shall instruct its Co-Detail Sales Force and its Co-Promote Medical Liaisons to limit their claims of efficacy and safety for the Product to such claims which are consistent with and do not exceed any labeling for the Product or the Promotional Materials.
(e)[***] acknowledges and agrees that [***] will not maintain or procure any worker’s compensation, healthcare, or other insurance for or on behalf of [***] Co-Detail Sales Force or its Co-Promote Medical Liaisons, all of which shall be [***] sole responsibility.
(f)[***] acknowledges and agrees that all of the members of [***] Co-Detail Sales Force and its Co-Promote Medical Liaisons are employees of [***] or its Affiliates and are not, and are not intended to be treated as, employees of [***] or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs or in any “employee benefit plans” (as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) that are sponsored by [***] or any of its Affiliates or that are offered from time to time by [***] or its Affiliates to their own employees. All matters of compensation, benefits and other terms of employment for any member of each Party’s Co-Detail Sales Force and its Co-Promote Medical Liaisons shall be solely a matter between such Party and such individual. Neither Party shall be responsible to the other Party or to any member of the other Party’s Co-Detail Sales Force or Co-Promote Medical Liaisons for any compensation, expense reimbursements or benefits (including vacation and holiday remuneration, healthcare coverage or insurance, life insurance, severance or termination of employment benefits, pension or profit-sharing benefits and disability benefits), payroll-related taxes or withholdings, or any governmental charges or benefits (including unemployment and disability insurance contributions or benefits and workmen’s compensation contributions or benefits) that may be imposed upon or be related to the performance by the other Party or such individuals of this Agreement, all of which shall be the sole responsibility of the other Party, even if it is subsequently determined by any Governmental Authority that any such individual may be an employee or a common law employee of Amgen or any of its Affiliates or is otherwise entitled to such payments and benefits.

(g)[***] shall be solely responsible for the acts or omissions of its Co-Detail Sales Force or its Co-Promote Medical Liaisons that are not in compliance with Applicable Law and the terms of this Agreement while performing any of the activities under this Agreement, including this Section 6.4. [***] shall be solely responsible and liable for all probationary and termination actions taken by it, as well as for the formulation, content and dissemination (including content) of all employment policies and rules (including written probationary and termination policies) applicable to its employees.
(h)At Amgen’s discretion, Amgen will send a letter, either in hard copy or electronic form, to KKC that [***]. KKC shall respond to that notification and represent that [***]. To the extent that KKC does not maintain such a compliance program, KKC shall circulate [***] to all personnel engaged in activities under this Section 6.4.
6.4.11Termination of Employment; Cessation of Co-Promotion Activities. If any member of the KKC Co-Detail Sales Force or the KKC Co-Promote Medical Liaisons leaves the employment of KKC or its Affiliates, or otherwise ceases to conduct the activities under this Section 6.4, KKC shall, ensure that such departing member shall cease providing services in accordance with KKC’s internal policies and procedures.
Section 6.5Medical Affairs Activities. Except as otherwise provided for in Section 6.3 (Co-Marketing Right) or Section 6.4 (Co-Promotion Activities), Amgen shall have the sole right and responsibility for all Medical Affairs Activities in the Amgen Territory. KKC shall have the sole right and responsibility for all Medical Affairs Activities in the KKC Territory.
Section 6.6Promotional Materials.
(a)Amgen will prepare and approve all written sales, promotional and non-promotional and advertising materials relating to the Product, and other media and materials used to promote the Product or educate the public regarding an indication treated with the Product (collectively and including translations, “Promotional Materials”), in each case, for use in the Amgen Territory; provided, however, that Amgen shall reasonably consider in good faith any comments or concerns that KKC may raise with respect to such Promotional Materials. Amgen shall, at KKC’s reasonable request, provide templates of such Promotional Materials for use by KKC in connection with its Commercialization of the Product in the KKC Territory or in connection with its co-promotion activities in the Co-promotion Territory. All costs of preparing Promotional Materials for the U.S. shall be included in Commercialization and Related Costs in the U.S. and shared by the Parties in accordance with Section 8.3 (Commercialization and Related Cost Sharing in the U.S.). All Promotional Materials used in the Collaboration Territory shall be consistent with the Global Product Strategy. If so instructed by Amgen (whether due to [***]), KKC will immediately cease use of any Promotional Materials in the Amgen Territory in connection with its co-promotion activities and will collect and destroy any such materials from its marketing representatives (and record and document such collection and destruction (and provide a copy of such documentation to Amgen upon request)). Amgen will own all right, title and interest in and to any and all Promotional Materials prepared by Amgen for use in the Amgen Territory. KKC will prepare and approve all Promotional Materials for use in the KKC

Territory. KKC will own all right, title and interest in and to any and all Promotional Materials prepared by KKC for use in the KKC Territory.
(b)Amgen agrees to grant, and hereby grants, to KKC a royalty-free right and license under its rights in and to the Promotional Materials contained therein, and any other copyrights, design rights or other registrations for the foregoing) for the purpose of using such Promotional Materials in connection with KKC’s Commercialization of the Product in the KKC Territory and in connection with its co-promotion activities in the Co-Promotion Territory.
(c)KKC agrees to grant, and hereby grants, to Amgen a royalty-free right and license under its rights in and to the Promotional Materials contained therein, and any other copyrights, design rights or other registrations for the foregoing) for the purpose of using such Promotional Materials in connection with Amgen’s Commercialization of the Product in the Amgen Territory.
Section 6.7Distribution to the Other Party’s Territory. Amgen shall not Commercialize the Product in the KKC Territory and shall not transfer or sell the Product to any Third Party whom Amgen knows or should reasonably know will Commercialize the Product in the KKC Territory. KKC shall not Commercialize the Product in the Amgen Territory (except as provided under Section 6.3 (Co-Marketing Right) or Section 6.4 (Co-Promotion Activities)), and KKC shall not sell the Product in the Amgen Territory or transfer or sell the Product to any Third Party whom KKC knows or should reasonably know will Commercialize the Product in the Amgen Territory. Each Party shall notify the other Party if it becomes aware of the exportation of the Product from inside the Amgen Territory to the KKC Territory (or vice versa).
Section 6.8Payer Engagement. Except with Amgen’s prior written consent, KKC shall not be permitted to engage in any discussions with any payer or customer with respect to [***] in the Amgen Territory or be permitted to enter into any agreements or arrangements for sale of the Product in the Amgen Territory. Except with KKC’s prior written consent, Amgen shall not be permitted to engage in any discussions with any payer or customer with respect to [***] in the KKC Territory or be permitted to enter into any agreements or arrangements for sale of the Product in the KKC Territory
Section 6.9Calculation of Sales Force Costs and Other Personnel Costs.
(a)Sales Force Costs and Other Personnel Costs incurred by Amgen or KKUS or any of its Affiliates from activities with respect to Commercialization and Detailing of the Product in the U.S. will be determined pursuant to the approved Commercialization Plan and Commercialization Budget and by allocation of the appropriate proportion of Sales Force and Other Personnel activities directed to Products as calculated on an FTE basis. Such Costs shall be included in KKUS’s or Amgen’s Commercialization and Related Costs in the U.S. (as applicable) and shared in accordance with Section 8.3 (Commercialization and Related Cost Sharing in the U.S.).
(b)Sales Force Costs and Other Personnel Costs incurred by Amgen or KKC or any of their Affiliates from activities with respect to Commercialization and Detailing of the Product within the Ex-U.S. Amgen Territory will be determined pursuant to the approved

Commercialization Plan and Commercialization Budget and by allocation of the appropriate proportion of Sales Force and Other Personnel activities directed to Products as calculated on an FTE basis (such costs, “Ex-U.S. Amgen Territory Commercialization Costs – Sales Force Costs and Other Personnel Costs”). With respect to KKC, the Ex-U.S. Amgen Territory Commercialization Costs – Sales Force Costs and Other Personnel Costs shall be subject to reimbursement pursuant to Section 8.4 (KKC Ex-U.S. Amgen Territory Commercialization Costs). With respect to Amgen, such Ex-U.S. Amgen Territory Commercialization Costs – Sales Force Costs and Other Personnel Costs shall be solely borne by Amgen.
Section 6.10Other KKC Ex-U.S. Amgen Territory Commercialization Costs. Any costs and expenses (of the type that would be included in the definition of “Commercialization and Related Costs” (if such definition were applicable to the Ex-U.S. Amgen Territory)) incurred by KKC in connection with the Commercialization of the Product in the Ex-U.S. Amgen Territory (that would not be included in the definition of Ex-U.S. Amgen Territory Commercialization Costs – Sales Force Costs and Other Personnel Costs) pursuant to the approved Commercialization Plan and Commercialization Budget (such costs, “Ex-U.S. Amgen Territory Commercialization Costs – Other Costs”) shall also be subject to reimbursement pursuant to Section 8.4 (KKC Ex-U.S. Amgen Territory Commercialization Costs). For the avoidance of doubt, unless otherwise agreed, Amgen shall bear and be solely responsible for its costs and expenses incurred for Commercialization of the Product in the Ex-U.S. Amgen Territory (including, for clarity, Amgen’s (a) Ex-U.S. Amgen Territory Commercialization Costs – Sales Force Costs and Other Personnel Costs and (b) Ex-U.S. Amgen Territory Commercialization Costs – Other Costs).
Article VII.

PERFORMANCE STANDARDS
Section 7.1Collaborative Activities. Activities to be undertaken by the Parties hereunder will be conducted in a collaborative manner as determined by the committee or team overseeing such activities, and in accordance with the terms and conditions of this Agreement, as applicable.
Section 7.2Diligence Standards. The Parties shall use, and shall assure that each of its Affiliates and any Third Parties engaged by such Party uses, Commercially Reasonable Efforts to timely and diligently conduct the activities allocated to such Party under this Agreement in accordance with the Global Development Plan, Global Development Budget, Global Product Strategy, Commercialization Plan and Commercialization Budget and such reasonable directions as may be issued by the JSC from time to time, subject, at all times, to the terms of this Agreement.
Section 7.3Fair Value Pricing. Amgen and KKC each shall not attempt to: (a) reduce compensation rightly due to the other Party hereunder by shifting compensation otherwise payable to such Party from a Third Party with respect to the Product to another product or service for which no compensation is payable to the other Party hereunder, (b) misallocate Costs incurred by such Party by wrongfully shifting or designating such Costs so as to cause such

Costs to be improperly shared by KKUS and Amgen under Section 8.2 (Global Development Cost Sharing) or Section 8.3 (Commercialization and Related Cost Sharing in the U.S.) or (c) include a single Cost in multiple types or categories of Costs and/or deductions from Net Revenues. In addition, Amgen and KKC each shall not divest, restructure, reorganize or reclassify its Affiliates, or conduct its activities hereunder through any Affiliates, with any intent in whole or in part to avoid, reduce or eliminate its or any of its Affiliates’ obligations or commitments set forth in this Agreement. Without limitation of the foregoing, each Party agrees not to enter into any transaction that would result in the shifting of the benefits that would otherwise be due to the other Party hereunder and shall at all times contract in good faith for internally or externally provided services related to the Product.
Section 7.4Proper Conduct Practices Standards. Each Party will conduct, and ensure that each of its Affiliates and Third Parties engaged by such Party conducts, all of its and their activities with respect to the development, registration, manufacture, distribution, promotion and Commercialization of the Product in accordance with this Agreement, the Initial Global Development Plan, the Global Development Plan, the Global Pricing Policy, the Quality and Compliance Standards, Proper Conduct Practices, and all Applicable Law. The Parties will provide each other with all reasonably requested cooperation to enable each of them to comply with Proper Conduct Practices, Applicable Law and the Quality and Compliance Standards, including permitting each Party to reasonably monitor activities conducted by a Party in connection with this Agreement in order to verify the other Party’s compliance therewith with respect to such other Party’s activities under this Agreement and market environment of the Amgen Territory. After the Effective Date, each Party shall review its own conduct practices from time to time to ensure continued compliance with the Proper Conduct Practices.
Section 7.5Violation of Laws. Each Party will promptly notify the other Party of any formal or informal request for information, subpoena, investigation, litigation, penalty or claim from any Governmental Authority, or any Third Party, for violation or potential violation of Applicable Law by its personnel with respect to the conduct of activities under this Agreement. In the event of any such violation, the Parties will promptly confer regarding any such violation and will promptly take remedial or preventative action as may be reasonably required by the JSC with respect thereto. The Parties will have the right to require that any personnel that materially violates Applicable Law or the Quality and Compliance Standards cease to perform activities under this Agreement.
Section 7.6Use of Affiliates and Third Party Contractors. Each Party will perform its obligations under this Agreement itself or through any of its Affiliates, and keep the other Party reasonably informed of the use of any Third Parties to conduct such activities other than the engagement of Third Party contract manufacturers, contract research organizations and contract sales organizations in the ordinary course of business. Each Party will remain responsible for compliance by its respective Affiliates and Third Party contractors with this Agreement and will be responsible for all acts and omissions of such Affiliates and Third Party contractors as if committed or omitted or by the applicable Party.
Section 7.7Management of Personnel. Each Party will have sole authority and responsibility for recruiting, hiring, managing, compensating (including paying for all benefits, wages, special incentives, workers’ compensation, remuneration and employment taxes), disciplining, firing and otherwise controlling the personnel provided by such Party for performance of its obligations hereunder. In the event any remuneration is due to personnel provided by a Party to perform its obligations hereunder (whether pursuant to Applicable Law, contract or otherwise), such Party hereby agrees to pay, at its sole cost and expense, any such remuneration. Each Party will provide the day-to-day management of its representatives and other personnel, including furnishing administrative support, financial resources, equipment and supplies.
Section 7.8Obligation to Notify. Each Party shall promptly notify the other Party upon becoming aware of any breach or violation by such Party (including through any Representative of such Party or Third Party engaged by such Party) of Sections 7.2 (Diligence Standards) and 7.3 (Fair Value Pricing) or the Anti-Corruption Laws and such Party shall take such steps as the Parties may reasonably agree to avoid a potential or continuing violation of the Anti-Corruption Laws or a breach of such Sections 7.2 (Diligence Standards) or 7.3 (Fair Value Pricing).
Article VIII.

FINANCIAL CONSIDERATION
Section 8.1Upfront Payment. As partial consideration for the rights granted to Amgen hereunder, Amgen shall pay KKC a payment of four hundred million U.S. Dollars (US$400,000,000), due and payable within [***] days of the Effective Date and receipt of an invoice for such fee from KKC. Such payment shall not be refundable or returnable in any event, nor shall it be creditable against royalties or other payments
Section 8.2 Global Development Cost Sharing

8.2.1KKUS Costs. Within [***] days after the end of each calendar quarter, KKUS will provide (or KKC will cause to be provided) to Amgen a final report of its Global Development Costs incurred by KKUS in accordance with this Agreement (collectively, “KKUS Development Costs”) in such quarter in the Amgen Territory.  KKUS will initially bear the Global Development Costs attributed to its activities hereunder in the Amgen Territory prior to any rebalancing payments therefor pursuant to Section 8.2.3 (Global Development Cost Share). In addition to the annual Global Development Budget approved hereunder, prior to the end of each calendar year, KKUS will provide (or KKC will cause to be provided) Amgen with a nonbinding good faith estimate of the anticipated Global Development Costs expected to be incurred by KKUS in the Amgen Territory for the [***]year period (detailed on a calendar year basis) following the year covered by such approved budgets; provided that the Parties will review and discuss such estimated Costs at the JDS.
8.2.2Amgen Costs. Within [***] days after the end of each calendar quarter, Amgen will provide to KKUS a final report of its Global Development Costs incurred by Amgen in accordance with this Agreement (collectively, “Amgen Development Costs”) in such quarter in the Amgen Territory. Amgen will initially bear the Global Development Costs attributed to its activities hereunder prior to any rebalancing payments therefor pursuant to Section 8.2.3 (Global Development Cost Share) In addition to the annual Global Development Budget approved hereunder, prior to the end of each calendar year, Amgen will provide KKUS with a nonbinding good faith estimate of the anticipated Global Development Costs expected to be incurred by Amgen in the Amgen Territory for the [***]year period (detailed on a calendar year basis) following the year covered by such approved budgets; provided that the Parties will review and discuss such estimated Costs at the JDS.
8.2.3Global Development Cost Share. Subject to Section 8.14 (Overruns), KKUS and Amgen will share Global Development Costs on a [***] basis in the Amgen Territory. KKUS and Amgen shall make payments to the other party as applicable so as to effectuate such cost sharing (such payment obligations, the “Global Development Cost-Share Payments”). The Global Development Costs shall be based on the applicable FTE Rate. The Global Development Cost-Share Payments shall be made each calendar quarter in the form of quarterly balancing payments as set forth in Section 8.2.4 (Balancing Payment for Global Development Costs).
8.2.4Balancing Payment for Global Development Costs. Within [***] days after the end of each quarter, a balancing payment and report (“Global Development Cost Balancing Report”) shall be provided by Amgen to KKUS to give effect to the Development Cost Share Payments for the Amgen Territory owed by Amgen to KKUS or vice versa, calculated pursuant to Section 8.2.3 (Global Development Cost Share) as the difference between the Development Cost-Share Payments owed Amgen and KKUS. The net paying party will make (or will cause to be made) a payment pursuant to this Section 8.2.4 within [***] days after delivery of the Global Development Cost Balancing Report. Payments pursuant to this Section 8.2.4 will be made in accordance with the provisions of Article IX (Payments).
Section VIII.3Commercialization and Related Cost Sharing in the U.S.
8.3.1KKUS Costs. Within [***] days after the end of each calendar quarter, KKUS or its Affiliates will provide to Amgen a final report of its Commercialization and Related Costs incurred by KKUS in accordance with this Agreement (collectively, “KKUS Commercialization Costs”) in such quarter in connection with the Commercialization of Products in the U.S.  KKUS will initially bear such Commercialization and Related Costs attributed to its and its Affiliates’ activities hereunder prior to any balancing repayments therefor pursuant to Section 8.3.4 (Balancing Payment for Commercialization and Related Costs). In addition to the annual Commercialization Budget approved hereunder, prior to the end of each calendar year, KKUS will provide Amgen with a nonbinding estimate of its Commercialization and Related Costs for the [***]year period (detailed on a calendar year basis) following the year covered by such approved budgets; provided that the Parties will review and discuss such estimated Costs at the JCS.
8.3.2Amgen Costs. Within [***] days after the end of each calendar quarter, Amgen will provide to KKUS a final report of its Commercialization and Related Costs incurred by Amgen or its Affiliates in accordance with this Agreement (collectively, “Amgen Commercialization Costs”) in such quarter in connection with the Commercialization of Products in the U.S.  Amgen will initially bear such Commercialization and Related Costs attributed to its activities hereunder prior to any balancing repayments therefor pursuant to Section 8.3.4 (Balancing Payment for Commercialization and Related Costs). In addition to the annual Commercialization Budget approved hereunder, prior to the end of each calendar year, Amgen will provide KKUS with a nonbinding estimate of its Commercialization and Related Costs for the [***]year period (detailed on a calendar year basis) following the year covered by such approved budgets; provided that the Parties will review and discuss such estimated costs at the JCS.
8.3.3Commercialization and Related Cost Share. Subject to Section 8.14 (Overruns), KKUS and Amgen will share Commercialization and Related Costs in connection with the Commercialization of Products in the U.S. on a [***], and each Party shall make (or cause to be made) payments to the other Party so as to effectuate such cost sharing (such payment obligations, the “U.S. Commercialization Cost-Share Payments”). The Commercialization and Related Costs shall be based on the applicable FTE Rate. The U.S. Commercialization Cost-Share Payments shall be made each calendar quarter in the form of quarterly balancing payments as set forth in Section 8.3.4 (Balancing Payment for Commercialization and Related Costs).
8.3.4Balancing Payment for Commercialization and Related Costs. Within [***] days after the end of each quarter, a balancing payment and report (“U.S. Commercialization Cost Balancing Report”) shall be provided by Amgen to KKUS to give effect to the U.S. Commercialization Cost Share Payments owed by each party to the other pursuant to Section 8.3.3 (Commercialization and Related Cost Share) and calculated as the difference between the U.S. Commercialization Cost-Share Payments owed by Amgen and KKUS. The net paying party will make a payment pursuant to this Section 8.3.4 within [***] days after delivery of the U.S. Commercialization Cost Balancing Report. Payments pursuant to this Section 8.3.4 will be made in accordance with the provisions of Article IX (Payments).
Section 8.4KKC Ex-U.S. Amgen Territory Commercialization Costs. KKC shall, within [***] days after the end of each calendar quarter, provide a reasonably detailed and itemized cost report to Amgen specifying for such calendar quarter the amount of Ex-U.S. Amgen Territory Commercialization Costs incurred by KKC during such quarter. Amgen shall make a payment pursuant to this Section 8.4 within [***] days after delivery of such report. Payments pursuant to this Section 8.4 will be made in accordance with the provisions of Article IX (Payments). In connection with the Product or any Distracting Product included in the collaboration pursuant to Section 10.2 (Allowed Activities), if any such Product or Distracting Product is approved for use in any indication other than the Lead Indication pursuant to applicable Regulatory Approvals processes, the Parties agree to [***].

Section 8.5Excluded Losses. The following losses shall not be included in the Global Development Costs or Commercialization and Related Costs of a Party: (i) losses of a Party to the extent attributable to a breach of this Agreement by such Party, (ii) losses subject to indemnification pursuant to Section 14.1 (Indemnity by KKC) or Section 14.2 (Indemnity by Amgen), (iii) any losses or Costs deducted from Net Revenue, (iv) any losses or Costs included in Commercialization and Related Costs of such Party (in the case of Global Development Costs) or (v) any losses or Costs included in Global Development Costs (in the case of Commercialization and Related Costs).
Section 8.6FTE Rate. The FTE Rate used for calculation of Costs pursuant to this Article VIII with respect to any activity will be the relevant FTE Rate for the calendar year in which such activity was undertaken.
Section 8.7Income Taxes. For the avoidance of doubt, income and withholding taxes or other Indirect Taxes imposed on either of the Parties hereunder will not be included in cost sharing hereunder.
Section 8.8Exchange Rate. For purposes of calculating quarterly balancing payments as set forth in Section 8.2.4 (Balancing Payment for Global Development Costs) and Section 8.3.4 (Balancing Payment for Commercialization and Related Costs), Net Revenues, KKUS Development Costs, Amgen Development Costs, KKUS Commercialization Costs and Amgen Commercialization Costs will be converted from local currency (if different from $US) to $US in accordance with Section 9.3.3 (Conversions).
Section 8.9Net Revenue Report. Within [***] days after the end of each calendar quarter, Amgen will provide KKC with a report of Net Revenues for such calendar quarter separately for each of the U.S. and Ex-U.S. Amgen Territory, which report will contain a calculation of Net Revenues for each Product during such calendar quarter and any other information relating to the Net Revenue as may be reasonably requested by KKC. Additionally, within [***] days after the end of each calendar quarter, each Party will provide the other Party with a report of any Recoveries for such calendar quarter in the Amgen Territory.
Section 8.10Milestone Payments. As partial consideration for the rights granted to Amgen hereunder, Amgen shall pay KKC the following non-creditable, non-refundable payments (described in the table below under the column “Milestone Payment” and each such payment, a “Milestone Payment”) within [***] days following the date that each milestone (described in the table below under the column “Milestone”) is achieved by Amgen, its Affiliates or sublicensees:

	Milestone	Milestone Payment
1	[***]	[***]
2	[***]	[***]
Commercial Milestones
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]

Amgen will provide KKC with prompt written notice of the accomplishment of each such milestone and the corresponding Milestone Payment. Each Milestone Payment set forth in this Section 8.10 is payable only once upon the first achievement of the respective milestone and no Milestone Payment shall be payable for subsequent or repeated achievements of the same milestone.
Section 8.11Calculation of Net Revenues. In calculating Net Revenues for the purposes of this Article VIII:
8.11.1Free Product. Any disposal of a reasonable quantity of the Product for, or use of the Product in, clinical or preClinical Studies, given as free samples, or distributed at no charge to patients unable to purchase the Product shall [***].
8.11.2Non-Monetary Compensation. Upon any sale or other disposal of the Product that should be included within Net Revenues for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, then for purposes of calculating the Net Revenues under this Agreement, such Product shall be deemed to be [***].
8.11.3Multiple Product Offerings. In the event the Product is sold with one or more products or services for a single contracted price (together, a “Multiple Product Offering”) in a given country, Net Revenues in such country for such Multiple Product Offering shall be calculated by multiplying actual Net Revenues of such Multiple Product Offering in such country by the fraction A/(A+B) where A is the ASP of the Product, if sold separately, and B is the sum of the ASPs for each of the other products in the Multiple Product Offering, if sold separately. If, on a country-by-country basis, the other products in the Multiple Product Offering are not sold separately in said country, Net Revenues for the purpose of determining royalties of the Multiple Product Offering in such country shall be calculated by multiplying actual Net Revenues of such Multiple Product Offering in such country by the fraction A/D, where A is the ASP of the Product, if sold separately, and D is the ASP of the Multiple Product Offering. If neither the Product nor the other products are sold separately in a given country, the Parties shall determine Net Revenues for such Multiple Product Offering in such country by mutual agreement based on the relative contribution of the Product (excluding other products) and each other product in the Multiple Product Offering.

Section 8.12Clinical Supply Manufacturing Costs Calculation and True-Up. Manufacturing Standard Cost (in the case of Product manufactured in KKC’s (or its designee’s) clinical manufacturing facility) or Manufacturing Actual Costs (in the case of Product manufactured in KKC’s (or its designee’s) non clinical (i.e., commercial) manufacturing facility) for Product manufactured by KKUS or its Affiliates and used as part of Development will be included in KKUS’s Global Development Costs at the time of manufacture of such Product. After the Manufacturing Transfer, Manufacturing Standard Cost (in the case of Product manufactured in Amgen’s (or its designee’s) clinical manufacturing facility) or Manufacturing Actual Costs (in the case of Product manufactured in Amgen’s (or its designee’s) non clinical (i.e., commercial) manufacturing facility) for Product manufactured by Amgen and intended for use in a Clinical Study will be included as part of Amgen’s Global Development Costs at the time such Product is shipped to a site for use of such Product in a Clinical Study. In addition, due to the fact that Manufacturing Actual Costs may not be known at the time such costs are to be included within the Global Development Costs for a particular calendar quarter, Amgen will, to the extent any manufacturing costs are to be calculated using Manufacturing Actual Costs, use the then-current estimated Manufacturing Actual Costs for such calendar quarter. By March 31 of each calendar year, Amgen will reconcile any estimated Manufacturing Actual Costs included in Global Development Costs in the prior calendar year with the final Manufacturing Actual Costs for such Product and provide such reconciliation to KKUS. If such reconciliation evidences an over or under payment by either Party, a balancing payment will be made between the Parties in order to maintain the intended cost sharing allocation set forth in this Agreement within [***] days after delivery of such reconciliation report by Amgen and agreement thereon by the Parties, and subject further to [***]. For clarity, in no event shall a Party’s Manufacturing Actual Costs for a Product used as part of Commercialization in the U.S. be included in such Party’s Commercialization and Related Costs hereunder or be subject to cost sharing pursuant to Section 8.3 (Commercialization and Related Cost Sharing in the U.S.).
Section 8.13Development and Commercialization Budget Deadlocks. In the event that the JSC is unable to approve an annual Global Development Budget and/or Commercialization Budget prior to the expiration of any such budget, then, until approval of such budget by the Parties and resolution of such deadlock pursuant to Section 2.2.5(b) (JSC Deadlocks), each Party shall continue its designated activities in the Global Development Plan and/or Commercialization Plan, as applicable, for any calendar quarter not covered by an approved budget, until such time as the aggregate Global Development Costs and/or Commercialization and Related Costs of such Party for such calendar year is equal to [***]; and provided, further, that [***].
Section 8.14 Overruns. Each Party will promptly notify the other Party upon becoming aware that the anticipated Costs to be incurred by such Party for activities for a given calendar year will be in excess of the applicable Global Development Budget or Commercialization Budget. Unless otherwise agreed by the Parties in advance, in writing, Costs reported by a Party or its Affiliates pursuant to Section 8.2 (Global Development Cost Sharing) or Section 8.3 (Commercialization and Related Cost Sharing in the U.S.) incurred with respect to a Product: (a) attributable to [***]or (b) in excess of [***] percent ([***]%) of the aggregate amounts budgeted to be incurred by or on behalf of such Party or its Affiliates for its activities for such Product in such calendar year in the then-current applicable Global Development Budget or

Commercialization Budget, respectively, will not be included in the calculation of Global Development Cost-Share Payments pursuant to Section 8.2 (Global Development Cost Sharing) or in the calculation of U.S. Commercialization Cost-Share Payments pursuant to Section 8.3 (Commercialization and Related Cost Sharing in the U.S.); provided that each Party’s Costs in excess of such amount will be included in the calculation of such cost-share payments to the extent such Costs were attributable to: [***]. In no event shall Costs reported by a Party or its Affiliates pursuant to Section 8.2 (Global Development Cost Sharing) or Section 8.3 (Commercialization and Related Cost Sharing in the U.S.) incurred due to gross negligence or willful misconduct with respect to its activities for a Product be included in the calculation of Global Development Cost-Share Payments pursuant to Section 8.2 (Global Development Cost Sharing) or in the calculation of U.S. Commercialization Cost-Share Payments pursuant to Section 8.3 (Commercialization and Related Cost Sharing in the U.S.).
Section 8.15U.S. Royalties. Subject to the remainder of this Article VIII, during the Royalty Term, Amgen shall pay to KKC royalties on the annual Net Revenues for each Product sold in the U.S. as calculated by multiplying [***] percent ([***]%) by the annual Net Revenues for each Product sold in the U.S.
Section 8.16Ex-U.S. Amgen Territory Royalties. Subject to the remainder of this Article VIII, during the Royalty Term, Amgen shall pay to KKC royalties on the annual Net Revenues for Product sold in the Ex-U.S. Amgen Territory, as calculated by multiplying the applicable royalty rates set forth below by the corresponding amount of incremental annual Net Revenues for Product sold in the Ex-U.S. Amgen Territory.

Aggregate Calendar Year Net Revenues in the Ex-U.S. Amgen Territory	Royalty Rate
For the portion of aggregate Net Revenue of the Product in the Ex-U.S. Amgen Territory during a calendar year less than or equal to [***] U.S. dollars (US$[***])	[***]%
For the portion of aggregate Net Revenue of the Product in the Ex-U.S. Amgen Territory during a calendar year in excess of [***] U.S. dollars (US$[***])	[***]%

Section 8.17Royalty Term. Amgen shall pay KKC royalties as set forth in Section 8.15 (U.S. Royalties) and Section 8.16 (Ex-U.S. Amgen Territory Royalties) on a country-by-country basis on Net Revenues in the Amgen Territory during the period of time beginning on the First Commercial Sale of the Product in such country and expiring on the latest of (a) the date on which the Exploitation of the Product is no longer Covered by a Valid Claim of any Licensed KKC Patents in such country, (b) the expiration of Regulatory Exclusivity in such country, and (c) the earlier of (i) ten (10) years from the date of First Commercial Sale of the Product in such country and (ii) twenty (20) years from the date of First Commercial Sale of the Product anywhere in the world (the “Royalty Term”).
Section 8.18Royalty Payments and Reports. Amgen shall (a) within [***] days after the end of each calendar quarter, provide royalty reports to KKC specifying for such calendar quarter (in confirmed figures, or reasonable estimates if firm figures are not available): the amount of Net Revenues, the royalty rate and the amount of royalty payable on such Net Revenues separately for each of the U.S. and the Ex-U.S. Amgen Territory; and (b) make the royalty payments owed to KKC hereunder in accordance with such royalty report in arrears, within [***] days from the end of the calendar quarter in which such payment accrues. KKC shall keep such reports confidential and shall not disclose them to any Third Party other than KKC’s consultants and accountants that are obligated to keep such information confidential.
Section 8.19Payments; Aggregation and Netting of Payments. Payments pursuant to this Article VIII will be made in accordance with the provisions of Article IX (Payments). If the Parties agree, the Parties may aggregate and net the quarterly payments between Amgen and KKUS pursuant to Section 8.2 (Global Development Cost Sharing) and Section 8.3 (Commercialization and Related Cost Sharing in the U.S.) and the net amount shall be paid by the net paying party in accordance with such sections.
Section 8.20Third Party License Payments. The Parties shall share the Costs of any Third Party license payments, milestones and royalties owed with respect to the Product [***], on intellectual property that: (i) would (absent such Third Party license) be infringed by the use, research, Development or Commercialization or Manufacture of, or the conduct of Medical Affairs Activities with respect to the Product or (ii) would be reasonably necessary for the use, research, Development, Commercialization or Manufacture of, or the conduct of Medical Affairs Activities with respect to the Product (such license, a “Third Party License”). Such Costs shall be shared by the Parties on a [***] basis and each Party shall make (or cause to be made) payments to the other Party so as to effectuate such cost sharing. Payments pursuant to this Section 8.20 will be made in accordance with the provisions of Article IX (Payments).
Article IX.

PAYMENTS
Section 9.1Appropriate Measure of Value. Each of the Parties acknowledges that (a) the value provided by the other Party hereunder is comprised of many related items, including performance of various services, access to development, regulatory, manufacturing and commercial expertise, clinical data and other financial and non-financial consideration and that (b) the ratio of cost sharing payments and the royalties set forth herein are intended to capture such value as an aggregate. Therefore, the increase, decrease or lapse of any particular items or rights, including Patent rights and allocation of operational responsibilities between the Parties, will not affect the amount of such payments, and the Parties agree that both the amount and duration of such payments are reasonable.

Section 9.2No Other Compensation. Other than as explicitly set forth in this Agreement, neither Party will be obligated to pay any additional fees, milestone payments, royalties or other payments of any kind to the other hereunder.
Section 9.3Currency.
9.3.1Payments. All payments made hereunder between the Parties will be made in United States Dollars (US$) or as otherwise agreed by the Parties. Each Party will pay all sums due hereunder by wire transfer, or electronic funds transfer (EFT) in immediately available funds. If the EFT option is chosen by Amgen or KKC, a completed electronic funds transfer form will be provided in a timeframe that facilitates timely payment. Each Party will promptly notify the other Party of the appropriate account information to facilitate any such payments. All amounts set forth in any budget established under this Agreement will be expressed in United States Dollars (US$). Notwithstanding anything in this Agreement to the contrary, United States Dollars (US$) shall be the controlling currency for all purposes under this Agreement, including budgeting and cost reimbursement, cost overruns and related calculations
9.3.2Invoices. The Parties shall work to ensure that an appropriately detailed invoice is prepared and delivered in connection with any payments owed hereunder by one Party to the other. Except to the extent set forth otherwise hereunder, the party receiving the payment shall prepare and send the invoice to the paying party.
Any invoices sent to Amgen shall be addressed to:
Amgen Inc.
Accounts Payable
PO Box 667
Newbury Park, CA 92319-0667 USA
Attention Partnership Accounting

Any invoices sent to KKC shall be addressed to:

Kyowa Kirin Co., Ltd.
1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004
Japan
Attention: Business Development

Any invoices sent to KKUS shall be addressed to:

Kyowa Kirin, Inc.
135 Route 202/206, Suite 6, Bedminster, NJ 07921 USA
Attention: Finance Department
9.3.3Conversions. With respect to amounts required to be converted into another currency for calculation or payment hereunder, such amounts will be converted using a rate of exchange which corresponds to the rate used for conversion between the relative currencies by whichever Party recorded the relevant receipt or expenditure, for the respective reporting period in its books and records that are maintained in accordance with GAAP. If a Party is not required to perform such a currency conversion for its GAAP reporting with respect to the applicable period, then for such period such Party will make such conversion using the rate of exchange which corresponds to the noon buying rate as published in the Wall Street Journal, Eastern U.S. Edition on the second to last Business Day of the calendar quarter (or such other publication as agreed-upon by the Parties) in which such receipt or expenditure was incurred.
Section 9.4Audits.
9.4.1Accounting. Each Party will keep complete and accurate records pertaining to the activities to be conducted hereunder in sufficient detail to permit the other Party (the “Auditing Party”) to confirm the accuracy of the amount of payments and any Costs (including, for clarity, any Global Development Costs and Commercialization and Related Costs shared by the Parties pursuant to Section 8.2 (Global Development Cost Sharing) and Section 8.3 (Commercialization and Related Cost Sharing in the U.S.) due hereunder, and such records will be open (in such form as may be available or reasonably requested) to inspection during the Term of this Agreement and for an additional [***] years following the end of the last fiscal period to which they pertain, and such right shall survive termination or expiration of this Agreement. The Auditing Party will have the right, at its own expense to have an independent, certified public accountant, selected by it, perform a review (once annually unless a significant discrepancy is observed), of the records of the other Party (the “Audited Party”) applicable to the accuracy of the amount of payments due or Costs hereunder (including any records kept in the ordinary course of the Audited Party’s business) during regular business hours, with not less than [***] Business Days’ advance written notice and under reasonable obligations of confidentiality, to ensure the accuracy of the amount of payments received hereunder (including the accuracy and calculation of any Net Revenues and royalties paid hereunder) and any Costs claimed by the Audited Party and shared between the Parties. The report of such accountant will be made available to both Parties simultaneously, promptly upon its completion. The Auditing Party’s right to perform an audit pertaining to any calendar year will expire [***] years after the end of such year and the books and records for any particular calendar year will only be subject to [***]. Should an inspection pursuant to this Section 9.4.1 lead to the discovery of a discrepancy in the accuracy the amount of payments due or Costs hereunder, then the appropriate Party will pay to the other the amount of the discrepancy (plus, if the error was in favor of the Auditing Party, interest accrued at the Contract Interest Rate, compounded annually from the day the relevant payment(s) were due). The Auditing Party will pay for any audit under this Section 9.4.1; provided that if a payment discrepancy was greater than [***] percent ([***]%) of the correct amount for the audited period and the discrepancy was in favor of the Audited Party, then the Audited Party will pay the reasonable out-of-pocket cost of such inspection. This Section 9.4.1 does not apply to or include pharmacovigilance audits, manufacturing audits or regulatory inspections.
9.4.2Compliance. Each Party will also keep complete and accurate records pertaining to the activities (other than financial activities covered by Section 9.4.1(Accounting)) to be conducted hereunder in sufficient detail to permit, and shall permit, the Auditing Party to confirm the other Party’s compliance with its obligations under this Agreement and Applicable Law (including, for clarity, any Quality and Compliance Standards). Such records will be open (in such form as may be available or reasonably requested) to inspection for [***] years following the end of the period to which they pertain; provided that such records shall be subject to audit no more than once per calendar year except in the event that additional compliance issues are identified during such audit, in which case additional audits shall be permitted, and such right shall survive termination or expiration of this Agreement. The Auditing Party will have the right to use its own internal auditing team or, at its own expense, an external auditing team selected by it, to perform a review of the records of the Audited Party. The audits will occur during regular business hours, with not less than [***] Business Days’ advance written notice and under reasonable obligations of confidentiality, unless the audits are requested by a Governmental Authority, in which case the Parties agree such notice period does not apply. The Audited Party will cooperate with the Auditing Party and, if applicable, the Governmental Authority, in these audits. Should an inspection pursuant to this Section 9.4.2 lead to the discovery of any material non-compliance by the Audited Party with this Agreement, then the Audited Party shall immediately take steps to remedy such material non-compliance. The Auditing Party will pay for any audit under this Section 9.4.2; provided that if material non-compliance was found as a result of such audit, then the Audited Party will pay the reasonable out-of-pocket cost of such inspection.
Section 9.5Blocked Currency. Notwithstanding anything to the contrary in this Agreement, for any payment to a Party that is due and payable under this Agreement but is not successfully remitted to such Party upon the first application to the remitting bank in the Amgen Territory by the other Party or other payor (irrespective of whether the failure to remit payment is because of not passing the bank verification process, or because of ad hoc measures adopted by the Governmental Authorities in the Amgen Territory from time to time, or because approval is required from Governmental Authorities in the Amgen Territory, or for any other reason), the paying Party shall (i) as a guarantee and not as settlement, make payment of an equivalent amount in local currency to an account in a bank or depository in the Amgen Territory of the payee Party Affiliate designated by the payee Party in writing, (ii) immediately take all steps that are necessary or appropriate to rectify the inability to pay the payee Party, including initiating the proper approval process if applicable, and (iii) at such time as the inability to pay has been rectified, immediately pay to the payee Party the original amount that was due and payable at the time of deposit, notwithstanding any subsequent foreign exchange fluctuations.
Section 9.6Taxes.
9.6.1Withholding. If Applicable Law requires a Party to pay or withhold Taxes with respect to any payment to be made pursuant to this Agreement (other than Indirect Taxes, which are governed by Section 9.6.2 (Indirect Taxes)), the paying Party will notify the other in writing of such payment or withholding requirements reasonably in advance of making the payment and provide such assistance to the receiving Party, including the provision of such documentation as may be required by a tax authority, as may be reasonably necessary in such receiving Party’s efforts to claim any exemption from, reduction of, or credit or refund with respect to such Taxes

(including, for the avoidance of doubt, any reduction or exemption under an applicable Tax treaty). All such taxes withheld shall be timely paid to the applicable tax authority in accordance with Applicable Law.
9.6.2Indirect Taxes. Unless otherwise mutually agreed by both Parties, all payments made pursuant to this Agreement are exclusive of Indirect Taxes. If Indirect Taxes are chargeable in respect of any payments made pursuant to this Agreement, the paying party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form in accordance with Applicable Law issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Applicable Law with respect to Indirect Tax and irrespective of whether the sums may be netted for settlement purposes. The Parties shall cooperate and use all reasonable efforts to obtain any applicable reduction, exemption, zero-rating, credit or refund in respect of any Indirect Tax in accordance with Applicable Law. If any amount of Indirect Tax is refunded by the applicable Governmental Authority or other fiscal authority subsequent to payment, the Party receiving such refund will transfer such amount to the paying Party within [***] days of receipt. [***]
9.6.3Employee Taxes. Each Party shall be responsible for taxes based on, imposed on or calculated by reference to any person employed by that Party.
9.6.4Cooperation and Actions Requiring Consent.
(a)Each Party shall, with respect to any Taxes for which the other Party may be liable as a result of the transactions under this Agreement, (i) reasonably assist and cooperate with the other Party (at the cost and expense of the other Party) in preparing for or filing any Tax claim, Tax audit of, or dispute with any Governmental Authority regarding, and any judicial or administrative proceeding relating to, liability for such Taxes, and in the preparation of or conduct of litigation or investigation of claims in connection with the preparation of financial statements or other documents to be filed with any Governmental Authority in relation to such Taxes, (ii) make available to the other Party and to any Governmental Authority, as reasonably requested, all information, records and documents relating to Taxes relating to the Agreement, (iii) provide timely notice to the other Party of any pending or threatened Tax audits or assessments relating to the Agreement, and (iv) furnish the other Party hereto with copies of all correspondence received from any Governmental Authority in connection with a Tax audit or information request with respect to a Tax. For the avoidance of doubt, the cooperation noted in this Section 9.6.4 may include signing any Tax returns, amended Tax returns, claims or other documents with respect to any Taxes or Tax controversy or proceeding, the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(b)A Party (the “First Party”) shall not, with respect to any Tax matter relating to this Agreement, (i) contest an involuntary tax assessment that may give rise to a Tax for which the other Party may be liable or incur a Loss, (ii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency with respect to which the other Party may be liable or incur a Loss, (iii) initiate any voluntary disclosure or other communication with any Governmental Authority in connection with any Taxes for which the other Party may be liable or incur a Loss, or (iv) settle any Tax matter or contest with respect to which the other Party may be liable or incur a Loss, in each case without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 9.7Late Payment. Any payments or portions thereof due hereunder which are not paid when due (other than amounts subject to a good faith dispute) will bear interest at the Contract Interest Rate, compounded annually, calculated on the number of days such payment is delinquent; provided that any amounts subject to such good faith dispute that are subsequently determined to be owed shall be subject to such interest calculated from the date such payment was initially due. This Section 9.7 will in no way limit any other remedies available to either Party.
Section 9.8Change in Accounting Periods. From time to time, either of the Parties may change its accounting and financial reporting practices from calendar quarters and calendar years to fiscal quarters and fiscal years or vice versa. If a Party notifies the other in writing of a change in its accounting and financial reporting practices from calendar quarters and calendar years to fiscal quarters and fiscal years or vice versa, then thereafter, beginning with the period specified in the notice, the Parties will cooperate to determine a way to report and reconcile each Party’s accounting periods so as to facilitate payments to be made hereunder.
Article X.

DISTRACTING PRODUCTS
Section10.1General. During the Term, except as otherwise set forth in Section 10.2 (Allowed Activities), each Party shall not itself (and each Party shall ensure that its Affiliates do not), conduct or participate in, or advise, assist or enable any Third Party to conduct or participate in, any Distracting Program (the “Distracting Program Restriction”) in the Amgen Territory or in the KKC Territory.
Section10.2Allowed Activities. Notwithstanding anything in this Article X, each Party and its Affiliates will have the right to [***], subject to this Section 10.2 (Allowed Activities), and provided, for clarity, that no intellectual property or other rights of the other Party are granted hereunder to the Distracted Party with respect to a Distracting Product. At least [***] days prior to the anticipated initiation of the first [***] for such Distracting Product, the Party conducting such activities (the “Researching Party”) will notify the non-Researching Party and provide a non-confidential summary of the related Distracting Program to the non-Researching Party (“Program Notice”). If the non-Researching Party desires to evaluate such Distracting Program, then the non-Researching Party will notify the Researching Party within [***] days of its receipt of the Program Notice. Promptly after the Researching Party’s receipt of such evaluation notice, the Researching Party will provide the non-Researching Party with a confidential summary of the Distracting Program, including material pre-clinical data and proposed development plan and budget (as well as such other information that the non-Researching Party may reasonably request), which summary will be deemed to be Confidential Information of the Researching Party under this Agreement (and the non-Researching Party shall be entitled to use such information solely for the purpose of evaluating whether to include such Distracting Program in the collaboration). Within [***] days of its receipt of such summary, the non-Researching Party will notify the Researching Party of its election to either (i) include the Distracting Program in the collaboration, in which case the (a) the Distracting Program will be included under the terms of this Agreement and all the technology, intellectual property and tangible materials (including biological compounds, chemical compounds, intermediates, assays, screens, animal models and reagents) of such Distracting Program will be considered within the Licensed KKC Patents, Licensed KKC Know-How, Licensed Amgen Patents, and Licensed Amgen Know-How, as applicable; (b) the Distracting Products included in the Distracting Program will be deemed Products hereunder; (c) the JDS will develop a Development Plan and Development Budget for each Distracting Product; and (d) the non-Researching Party will pay a one-time opt-in fee of [***], within [***] days following such election and, thereafter, all Global Development Costs and Commercialization and Related Costs with respect to each such Distracting Product will be shared [***] or (ii) decline to include such Distracting Program in the collaboration. If the non-Researching Party declines to include such Distracting Program in the collaboration, then (x) from and after the date of such election, the obligations of the Researching Party set forth in Section 10.1 (General) will no longer apply with respect to such Distracting Program, (y) the non-Researching Party shall destroy the confidential summary of the Distracting Program provided to it by the Researching Party (provided, that the non-Researching Party shall be entitled to retain one (1) copy of such information for its record-keeping purposes), and (z) for clarity, the Party’s rights and obligations with respect to the Product shall remain unchanged and each Party shall continue to perform its obligations hereunder.
Section10.3Distracting Transactions; Notice. Notwithstanding anything to the contrary herein, it shall not be deemed a breach of the Distracting Program Restriction by a Distracted Party if such Distracted Party enters into a Distracting Transaction and such Distracted Party complies with its obligations under this Section 10.3. If a Party enters into a Distracting Transaction (and thereby becomes a Distracted Party) then it will provide notice to the other Party (the “Affected Party”), within [***] Business Days after the first public announcement or disclosure of such Distracting Transaction and if no public announcement or disclosure occurs, within [***] Business Days after the closing of such transaction (the “Distracting Transaction Notice”), describing in reasonable detail, to the extent permitted by Applicable Law and without disclosing any proprietary information, the Distracting Program. During the pendency of any potential Distracting Transaction, and until the provisions of either Section 10.3.1 (Divestiture of a Distracting Program) or Section 10.3.2 (Termination of a Distracting Program) are fully implemented, the Distracted Party will Segregate the Distracting Program from programs for the Product. Any notice provided pursuant to this Section 10.3 shall include a notification as to whether the Distracted Party intends to Divest or terminate the Distracted Program.
10.3.1Divestiture of a Distracting Program. If the Distracted Party elects to Divest a Distracting Program arising from the Distracting Transaction, then it will Divest such Distracting

Program within [***]. If the Distracted Party fails to complete a Divestiture of the Distracting Program within [***], then the Distracted Party will be deemed to have chosen to terminate the Distracting Program, effective as of such [***] month anniversary, and will promptly comply with the requirements of Section 10.3.2 (Termination of a Distracting Program); provided that if at the expiration of such [***]month period, the Distracted Party has agreed terms with a Third Party to Divest the Distracting Program arising from the Distracting Transaction then such [***]month period will be extended as required for the Distracted Party and such Third Party to consummate the transaction, but in no event will such extension exceed an additional [***] days.
10.3.2Termination of a Distracting Program. If the Distracted Party elects to terminate a Distracting Program arising from a Distracting Transaction, it will terminate all activities of such Distracting Program within [***] [***] (other than any Clinical Studies or other activities which are being completed solely for ethical, regulatory, or legal obligations to complete the same and not for the purpose of obtaining Regulatory Approval). [***]
Section10.4Reasonable Restrictions. The Distracted Party acknowledges the provisions of this Article X are reasonable and necessary to protect the legitimate interests of the Affected Party and to encourage the free sharing of information between the Parties with respect to the Product, and the Distracted Party agrees not to contest such limitations in any proceeding. The Distracted Party acknowledges that the Affected Party would not have entered into this Agreement absent the restrictions set forth in this Article X and that a breach or threatened breach of this Article X would be likely to result in irreparable harm to the Affected Party for which there is no adequate remedy at law. Therefore, the Affected Party will be entitled to obtain from any court of competent jurisdiction injunctive relief, specific performance, and an equitable accounting of any earnings, profits or benefits arising out of any such breach. Nothing in this Section 10.4 (Reasonable Restrictions) is intended or will be construed to limit in any way either Party’s rights to equitable relief or any other remedy for breach of this or any other provision of this Agreement.
Article XI.

INTELLECTUAL PROPERTY
Section11.1Ownership and Cooperation.
11.1.1Except to the extent expressly specified in Section 11.1.2(a) each Party shall retain and own all right, title, and interest in and to all patent rights, trade secrets, proprietary rights and other intellectual property rights conceived or created solely by such Party, (b) the Parties shall jointly own all right, title, and interest in and to all patent rights, trade secrets, proprietary rights and other intellectual property rights conceived or created jointly by the Parties pursuant to this Agreement and, subject to the provisions of this Agreement (including those licenses granted pursuant to Article III (Grant of License)), neither Party shall have any duty to account or obtain the consent of the other Party (such consent deemed given hereunder) in order to exploit, license or assign such intellectual property rights, and (iii) inventorship and authorship of any invention or work of authorship conceived or created by either Party or jointly by the

Parties pursuant to the Collaboration, shall follow the rules of the U.S. Patent and Trademark Office and the Applicable Law of the U.S. (without reference to any conflict of law principles).
11.1.2Each Party shall cause any applicable employees, sublicensees, Subcontractors or consultants to assign to it, and hereby does assign to it, and agrees to assign to the other Party as appropriate, all rights, title and interest, without further consideration, in Patents to effectuate the ownership of intellectual property as set forth in Section 11.1.1. Upon a Party’s request, the other Party will perform, or cause its or its Affiliates’ applicable employees, sublicensees, Subcontractors or consultants to perform, any and all acts necessary to assist the requesting Party in perfecting its right, title and interest in and to intellectual property as set forth in Section 11.1.1. Such acts shall include, but not be limited to, executing all papers, including all documents associated with the filing and prosecution of patent applications, including invention assignments and inventor declarations, and providing affidavits or testimony in connection with prosecution of patent applications, patent interferences, patent derivation proceedings, post-grant reviews and oppositions, validity or infringement proceedings and participating in other legal proceedings as may be reasonably requested by the other Party.
11.1.3Each Party shall promptly notify the other upon becoming aware (a) of any actual, suspected or threatened material infringement of any Licensed KKC Patents, Licensed KKC Trademarks or Licensed KKC Know-How, (b) of any claim that Amgen’s, or its Affiliates’ or sublicensees’, exercise of the rights granted under the Licensed KKC Patents, Licensed KKC Trademarks, or Licensed KKC Know-How hereunder infringes any rights or patents of a Third Party, (c) of any claims of alleged patent or trademark infringement by KKC or Amgen with respect to the Manufacture, use, sale, offer for sale or importation of the Product, (d) of any actual, suspected or threatened material misappropriation of Licensed KKC Know-How, or (e) of any actual, suspected or threatened material infringement or dilution of the Licensed KKC Trademarks, KKC Housemarks related to the Product related to the Product, all of the foregoing, (a) through (e), anywhere in the world.
11.1.4Each Party shall promptly notify the other upon becoming aware (a) of any actual, suspected or threatened material infringement of any Licensed Amgen Patents, Licensed Amgen Trademarks or Licensed Amgen Know-How, (b) of any claim that KKC’s, or its Affiliates’ or sublicensees’, exercise of the rights granted under the Licensed Amgen Patents, Licensed Amgen Trademarks, or Licensed Amgen Know-How hereunder infringes any rights or patents of a Third Party, (c) of any claims of alleged patent or trademark infringement by Amgen or KKC with respect to the Manufacture, use, sale, offer for sale or importation of the Product, (d) of any actual, suspected or threatened material misappropriation of Licensed Amgen Know-How, or (e) of any actual, suspected or threatened material infringement or dilution of the Licensed Amgen Trademarks, Amgen Housemarks related to the Product, all of the foregoing, (a) through (e), anywhere in the world.
Section11.2Prosecution and Maintenance.
(a)Licensed KKC Patents and Licensed KKC Trademarks.

(i)KKC Primary Prosecution. KKC shall control, itself or through outside counsel, the preparation, filing (including filing for correction of claims or specifications), prosecution, maintenance and defense (including responses to patent or trademark office communications, any office actions, oppositions, interferences and challenges (whether before a patent or trademark authority or judicial body) related thereto) (the foregoing collectively “Patent and Trademark Matters”) with respect to Licensed KKC Patents and Licensed KKC Trademarks worldwide (collectively, the “Licensed KKC IP”), as well as preparation and filing for any patent term extensions or similar protections therefor (except with respect to the defense against certain invalidity challenges as set forth in Section 11.2(b)(i) (Amgen Primary Prosecution)). From and after the Effective Date, (i) KKC shall provide Amgen with copies of and an opportunity to review and comment upon the text of the applications relating to the Licensed KKC IP as soon as practicable (but in no event less than [***] days) before filing, (ii) KKC shall provide Amgen with a copy of each submission made to and document received from a patent or trademark authority, court or other tribunal regarding any Licensed KKC IP reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within the Licensed KKC IP as filed together with notice of its filing date and application number, (iii) KKC shall keep Amgen reasonably advised of the status of all material communications, actual and prospective filings or submissions regarding the Licensed KKC IP, and shall give Amgen copies of and an opportunity to review and comment on any such material communications, filings and submissions proposed to be sent to any patent or trademark authority or judicial body, and (iv) KKC shall reasonably consider in good faith Amgen’s comments on the communications, filings and submissions for the Licensed KKC IP. Without the prior written consent of Amgen, KKC shall not take any action (or fail to take any action) with respect to Licensed KKC Patents and Licensed KKC Trademarks in the KKC Territory that would reasonably be expected to have a material adverse effect on the Licensed KKC Patents and Licensed KKC Trademarks in the Amgen Territory.
(ii)Amgen Secondary Prosecution. From and after the Effective Date, if KKC proposes to abandon or fail to maintain any patent, trademark or application in the Amgen Territory within the Licensed KKC IP, it shall give Amgen reasonable notice thereof (with sufficient time for Amgen to assume control thereof and continue the prosecution or maintenance of such patent, trademark or application) and thereafter Amgen may, upon written notice to KKC and at Amgen’s sole cost, control Patent and Trademark Matters with respect to such patent, trademark or application within the Licensed KKC IP thereafter in accordance with this Section 11.2(a)(ii) (any patent, trademark or application so assumed, an “Amgen Assumed Item”). Amgen shall control, itself or through outside counsel reasonably acceptable to the Parties and directed by Amgen, Patent and Trademark Matters with respect to Amgen Assumed Items in the Amgen Territory, at Amgen’s sole cost and expense, as well as preparation and filing for any patent term extensions or similar protections therefor. Amgen shall provide KKC with a copy of each material submission made to and document received from a patent or trademark authority regarding any Amgen Assumed Items reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within the Amgen Assumed Items as filed together with notice of its filing date and application number.
(b)Licensed Amgen IP and Defense of Licensed KKC Patents Against Invalidity Challenges
(i)Amgen Primary Prosecution. Amgen shall control, itself or through outside counsel, Patent and Trademark Matters with respect to Licensed Amgen Patents and Licensed Amgen Trademarks worldwide (collectively, the “Licensed Amgen IP”), as well as preparation and filing for any patent term extensions or similar protections therefor and, notwithstanding Section 11.2(a)(i) (KKC Primary Prosecution), the defense of any Licensed KKC Patents against any invalidity challenges in the Amgen Territory brought by Third Parties for the purposes of introducing a Biosimilar Product in the Amgen Territory (any Licensed KKC Patents so challenged, “Challenged KKC Patents”). From and after the Effective Date, (i) Amgen shall provide KKC with copies of and an opportunity to review and comment upon the text of the applications relating to the Licensed Amgen IP developed for the collaboration as soon as practicable (but in no event less than [***] days) before filing, (ii) Amgen shall provide KKC with a copy of each submission made to and document received from a patent or trademark authority, court or other tribunal regarding any Licensed Amgen IP or Challenged KKC Patents [***] days after making such filing or receiving such document, including a copy of each application for each item within the Licensed Amgen IP as filed together with notice of its filing date and application number, (iii) Amgen shall keep KKC reasonably advised of the status of all material communications, actual and prospective filings or submissions regarding the Licensed Amgen IP or Challenged KKC Patents, and shall give KKC copies of and an opportunity to review and comment on any such material communications, filings and submissions proposed to be sent to any patent or trademark authority or judicial body, and (iv) Amgen shall reasonably consider in good faith KKC’s comments on the communications, filings and submissions for the Licensed Amgen IP or Challenged KKC Patents. Without the prior written consent of KKC, Amgen shall not take any action (or fail to take any action) with respect to Licensed Amgen IP in the Amgen Territory or with respect to Challenged KKC Patents anywhere in the world that would reasonably be expected to have a material adverse effect on Licensed Amgen IP in the KKC Territory or on the Challenged KKC Patents anywhere in the world.
(ii)KKC Secondary Prosecution. From and after the Effective Date, if Amgen proposes to abandon or fail to maintain any patent, trademark or application in the KKC Territory within the Licensed Amgen IP or proposes not to defend Challenged KKC Patents, it shall give KKC reasonable notice thereof (with sufficient time for KKC to assume control thereof and continue the prosecution, maintenance or defense of such patent, trademark or application) and thereafter KKC may, upon written notice to Amgen and at KKC’s sole cost, control Patent and Trademark Matters with respect to such patent, trademark or application within the Licensed Amgen IP or with respect to the Challenged KKC Patents thereafter in accordance with this Section 11.2(b)(ii) (any items with respect to Licensed Amgen IP or Challenged KKC Patent so assumed, a “KKC

Assumed Item”). KKC shall control, itself or through outside counsel reasonably acceptable to the Parties and directed by KKC, Patent and Trademark Matters with respect to KKC Assumed Items in the KKC Territory, at KKC’s sole cost and expense, as well as preparation and filing for any patent term extensions or similar protections of the Licensed Amgen IP and defense of Challenged KKC Patents. KKC shall provide Amgen with a copy of each material submission made to and document received from a patent or trademark authority regarding any KKC Assumed Items reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within the KKC Assumed Items as filed together with notice of its filing date and application number.
(c)Joint Patents.
(i)KKC Primary Prosecution of Joint Patents in KKC Territory. KKC shall control, through outside counsel reasonably acceptable to Amgen and directed by KKC, Patent and Trademark Matters with respect to Joint Patents in the KKC Territory, as well as preparation and filing for any patent term extensions or similar protections therefor at KKC’s sole cost and expense. KKC shall provide Amgen with copies of and an opportunity to review and comment upon the text of the applications relating to the Joint Patents as soon as practicable (but in no event less than [***] days for new patent application filings and [***] days for all other filings or correspondence before submission thereof) before filing, (ii) KKC shall provide Amgen with a copy of each submission made to and document received from a patent authority, court or other tribunal regarding any Joint Patents reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within the Joint Patents as filed together with notice of its filing date and application number, (iii) KKC shall keep Amgen advised of the status of all material communications, actual and prospective filings or submissions regarding the Joint Patents, and shall give Amgen copies of and an opportunity to review and comment on any such material communications, filings and submissions proposed to be sent to any patent authority or judicial body, and (iv) KKC shall reasonably consider in good faith Amgen’s comments on the communications, filings and submissions for the Joint Patents.
(ii)Amgen Secondary Prosecution of Joint Patents in the KKC Territory. If KKC proposes to abandon or fail to maintain any patent, or application within the Joint Patents in the KKC Territory, it shall give Amgen reasonable notice thereof (with sufficient time for Amgen to assume control thereof and continue the prosecution or maintenance of such patent or application) and thereafter Amgen may, upon written notice to KKC and at Amgen’s sole cost, control Patent and Trademark Matters with respect to such patent or application within the Joint Patents thereafter in accordance with this Section 11.2(a)(ii) (any patent or application so assumed, a “Amgen Assumed Joint Patent Item”). Amgen shall control, itself or through outside counsel reasonably acceptable to the Parties and directed by Amgen, Patent and Trademark Matters with respect to Amgen Assumed Joint Patent Items, at Amgen’s sole cost and expense, as well as preparation and filing for any patent term extensions or similar protections therefor.

Amgen shall provide KKC with a copy of each material submission made to and document received from a patent authority regarding any Amgen Assumed Joint Patent Items reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within the Amgen Assumed Joint Patent Items as filed together with notice of its filing date and application number.
(iii)Amgen Primary Prosecution of Joint Patents in the Amgen Territory. Amgen shall control, through outside counsel reasonably acceptable to KKC and directed by Amgen, Patent and Trademark Matters with respect to Joint Patents in the Amgen Territory, as well as preparation and filing for any patent term extensions or similar protections therefor at Amgen’s sole cost and expense. Amgen shall provide KKC with copies of and an opportunity to review and comment upon the text of the applications relating to the Joint Patents as soon as practicable (but in no event less than [***] days for new patent application filings and [***] days for all other filings or correspondence before submission thereof) before filing, (ii) Amgen shall provide KKC with a copy of each submission made to and document received from a patent authority, court or other tribunal regarding any Joint Patents reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within the Joint Patents as filed together with notice of its filing date and application number, (iii) Amgen shall keep KKC advised of the status of all material communications, actual and prospective filings or submissions regarding the Joint Patents, and shall give KKC copies of and an opportunity to review and comment on any such material communications, filings and submissions proposed to be sent to any patent authority or judicial body, and (iv) Amgen shall reasonably consider in good faith KKC’s comments on the communications, filings and submissions for the Joint Patents.
(iv)KKC Secondary Prosecution of Joint Patents in the Amgen Territory. If Amgen proposes to abandon or fail to maintain any patent, or application within the Joint Patents in the Amgen Territory, it shall give KKC reasonable notice thereof (with sufficient time for KKC to assume control thereof and continue the prosecution or maintenance of such patent or application) and thereafter KKC may, upon written notice to Amgen and at KKC’s sole cost, control Patent and Trademark Matters with respect to such patent or application within the Joint Patents thereafter in accordance with this Section 11.2(a)(ii) (any patent or application so assumed, a “KKC Assumed Joint Patent Item”). KKC shall control, itself or through outside counsel reasonably acceptable to the Parties and directed by KKC, Patent and Trademark Matters with respect to KKC Assumed Joint Patent Items, at KKC’s sole cost and expense, as well as preparation and filing for any patent term extensions or similar protections therefor. KKC shall provide Amgen with a copy of each material submission made to and document received from a patent authority regarding any KKC Assumed Joint Patent Items reasonably promptly after making such filing or receiving such document, including a copy of each application for each item within the KKC Assumed Joint Patent Items as filed together with notice of its filing date and application number.
Section11.3Defense and Settlement of Third Party Claims.

11.3.1From and after the Effective Date, if a Third Party asserts that a patent right or other right owned by it is infringed by the manufacture, use, offer for sale, sale or importation of the Product in the Amgen Territory by Amgen or in the KKC Territory by KKC, the Party receiving notice of such Third Party claim or assertion shall promptly notify the other Party and the Parties shall agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and, thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action.
11.3.2Amgen, at its sole cost, shall be solely responsible for the defense of any such infringement claims in the Amgen Territory based on patents or any other proprietary right owned by such Third Party asserted to Cover the manufacture, use, offer for sale, sale or importation of the Product and which do not involve the defense (whether against an interference, opposition or other post-grant proceeding) of any Licensed KKC Patents, Licensed KKC Trademarks or Licensed KKC Know-How or any claim by the applicable Third Party regarding the invalidity of the same. KKC shall reasonably assist Amgen and cooperate in any such litigation at Amgen’s request, and Amgen shall reimburse KKC any reasonable, documented, out-of-pocket costs incurred in connection therewith. Subject to such control, KKC may join any defense and settlement pursuant to this Section 11.3.2, with its own counsel at its sole cost. Amgen shall seek and reasonably consider KKC’s comments before determining the strategy for such matter. Without limiting the foregoing, Amgen shall keep KKC advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide KKC copies of and an opportunity to review and comment on any such communications, filings and submissions. Amgen shall not settle or consent to the entry of any judgment in any such action without KKC’s prior written consent, not to be unreasonably withheld or delayed. Amgen shall keep KKC fully informed of all claims and actions governed by this Section 11.3.2. In the event Amgen becomes engaged in settlement discussions with such Third Party, Amgen shall keep KKC reasonably informed of the status of such discussions, and Amgen shall consider in good faith any comments or suggestions of KKC.
11.3.3KKC, at its sole cost, shall be solely responsible for the defense of: (i) any such infringement claims in the KKC Territory based on patents or any other proprietary right owned by such Third Party asserted to Cover the manufacture, use, offer for sale, sale or importation of the Product and (ii) any other infringement claim in the Amgen Territory for which Amgen does not have the primary responsibility to defend against pursuant to Section 11.3.2. Amgen shall reasonably assist KKC and cooperate in any such litigation at KKC’s request, and KKC shall reimburse Amgen any reasonable, documented, out-of-pocket costs incurred in connection therewith. Subject to such control, Amgen may join any defense and settlement pursuant to this Section 11.3.3 with its own counsel at its sole cost. KKC shall seek and reasonably consider Amgen’s comments before determining the strategy for such matter. Without limiting the foregoing, KKC shall keep Amgen advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Amgen copies of and an opportunity to review and comment on any such communications, filings and submissions. KKC shall not settle or consent to the entry of any judgment in any such action that would reasonably be expected to have a material adverse effect on the Licensed KKC Patents, the

Licensed KKC Trademarks or the research, Manufacture, Development, conduct of Medical Affairs Activities with respect to, use or Commercialization of the Product in the Amgen Territory, without Amgen’s prior written consent, not to be unreasonably withheld or delayed. KKC shall keep Amgen fully informed of all claims and actions governed by this Section 11.3.3. In the event KKC becomes engaged in: (i) settlement discussions with a Third Party that has specifically asserted that a patent right or trademark right of such Third Party would be infringed by the use, sale or importation of the Product, (ii) settlement discussions of an interference, opposition, or other post-grant proceeding involving a patent corresponding to a Licensed KKC Patent or a trademark corresponding to a Licensed KKC Trademark, or (iii) cross-license discussions with respect to a patent corresponding to a Licensed KKC Patent or a trademark corresponding to a Licensed KKC Trademark; and, in each such case, such Third-Party patent right or trademark right corresponds to a patent right or trademark right inside the Amgen Territory: (a) KKC shall keep Amgen reasonably informed of the status of such discussions, and (b) KKC shall consider in good faith any comments or suggestions of Amgen.
11.3.4Mutual Provisions. Each Party shall have the right to redact any information disclosed to the other Party pursuant to this Section 11.3.4 relating to any product other than the Product.
Section11.4Enforcement.
11.4.1In Amgen Territory. Each Party shall promptly notify the other Party in writing if it reasonably believes that any Licensed KKC IP or Joint Patents are infringed or misappropriated by a Third Party in the Amgen Territory.
(a)Amgen Primary Enforcement of Licensed KKC IP. From and after the Effective Date, Amgen shall have the first right, but not the obligation, to enforce Licensed KKC IP against any actual, alleged or threatened infringement or misappropriation by Third Parties in the Amgen Territory, at Amgen’s sole cost, subject to Section 11.5 (Cooperation). In the event Amgen elects to bring and prosecute such an action, KKC shall reasonably assist Amgen and cooperate in any such action at Amgen’s request (and Amgen shall reimburse all reasonable, documented, out-of-pocket expenses incurred by KKC in connection therewith), and Amgen shall seek and reasonably consider KKC’s comments in good faith before determining the strategy. Without limiting the foregoing, Amgen shall keep KKC advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide KKC copies of, and an opportunity to review and comment on, drafts of material communications, filings and submissions as reasonably practicable and shall reasonably consider in good faith KKC’s comments. Upon KKC’s request, Amgen will meet and confer in good faith with KKC to discuss such material communications, filings and submissions. Amgen shall not settle, or consent to any judgment in, any action under this Section 11.4.1(a) that would reasonably be expected to have a material adverse effect on the research, Manufacture, Development, conduct of Medical Affairs Activities with respect to, use or Commercialization of the Product in the Collaboration Territory, without KKC’s prior written consent, not to be unreasonably withheld or delayed.

(b)KKC Secondary Enforcement of Licensed KKC IP. From and after the Effective Date, in the event Amgen does not commence an enforcement action or otherwise take action to abate any alleged infringement or misappropriation of any Licensed KKC IP within [***] days after KKC requests Amgen to do so in writing (or, if later, within [***] days after such action can viably be brought by Applicable Law (as, for example, in the case of [***]), KKC shall be entitled to bring and prosecute such an action at KKC’s sole cost and Amgen will cooperate with KKC. If KKC elects to bring and prosecute such an action, then KKC shall seek and reasonably consider Amgen’s comments on strategy. Without limiting the foregoing, KKC shall keep Amgen advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Amgen copies of and an opportunity to review and comment on any such material communications, filings and submissions. KKC shall not settle, or consent to any judgment in, any action under this Section 11.4.1(b) that would reasonably be expected to have a material adverse effect on the Licensed KKC IP or the research, Manufacture, Development, conduct of Medical Affairs Activities with respect to, use or Commercialization of the Product in the Collaboration Territory, without Amgen’s prior written consent, not to be unreasonably withheld or delayed.
(c)Amgen Primary Enforcement of Joint Patents. From and after the Effective Date, Amgen shall have the first right, but not the obligation, to enforce Joint Patents against any actual, alleged or threatened infringement or misappropriation by Third Parties in the Amgen Territory, at Amgen’s sole cost, subject to Section 11.5 (Cooperation). In the event Amgen elects to bring and prosecute such an action, KKC shall reasonably assist Amgen and cooperate in any such action at Amgen’s request (and Amgen shall reimburse all reasonable, documented, out-of-pocket expenses incurred by KKC in connection therewith), and Amgen shall seek and reasonably consider KKC’s comments before determining the strategy. Without limiting the foregoing, Amgen shall keep KKC advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide KKC copies of and an opportunity to review and comment on any such material communications, filings and submissions. Amgen shall not settle, or consent to any judgment in, any action under this Section 11.4.1(c) that would reasonably be expected to have a material adverse effect on the research, Manufacture, Development, conduct of Medical Affairs Activities with respect to, use or Commercialization of the Product in the KKC Territory, without KKC’s prior written consent, not to be unreasonably withheld or delayed.
(d)KKC Secondary Enforcement of Joint Patents. From and after the Effective Date, in the event KKC does not commence an enforcement action or otherwise take action to abate any alleged infringement or misappropriation of any Joint Patents within [***] days after KKC requests Amgen to do so in writing (or, if later, within [***] days after such action can viably be brought by Applicable Law (as, for example, in the case of [***]), KKC shall be entitled to bring and prosecute such an action at KKC’s sole cost and Amgen will cooperate with KKC. If KKC elects to bring and prosecute such an action, then KKC shall seek and reasonably consider Amgen’s comments on strategy. Without limiting the foregoing, KKC shall keep Amgen advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide Amgen copies of and an opportunity to review and comment on any such material communications, filings and submissions. KKC shall not settle, or consent to any judgment in, any action under this Section 11.4.1(d) that would reasonably be expected to have a material adverse effect on the Joint Patents or the research, Manufacture, Development, conduct of Medical Affairs Activities with respect to, use or Commercialization of the Product in the Amgen Territory, without Amgen’s prior written consent, not to be unreasonably withheld or delayed.
11.4.2In KKC Territory. Each Party shall promptly notify the other Party in writing if it reasonably believes that any Licensed Amgen IP or Joint Patents are infringed or misappropriated by a Third Party in the KKC Territory. For clarity, Amgen shall have the sole right, but not the obligation, to enforce its patent rights, trademark rights and other intellectual properties, the Joint Patents, and Licensed Amgen IP in the KKC Territory against any actual, alleged or threatened infringement or misappropriation by Third Parties in the KKC Territory, at Amgen’s sole cost, subject to Section 11.5 (Cooperation). In the event Amgen elects to bring and prosecute any such actions, KKC shall reasonably assist Amgen and cooperate in any such action at Amgen’s request (and Amgen shall reimburse all reasonable, documented, out-of-pocket expenses incurred by Amgen in connection therewith), and Amgen shall seek and reasonably consider KKC’s comments before determining the strategy. Without limiting the foregoing, Amgen shall keep KKC advised of all material communications, actual and prospective filings or submissions regarding such action, and shall provide KKC copies of and an opportunity to review and comment on any such material communications, filings and submissions. Amgen shall not settle, or consent to any judgment in, any action under this Section 11.4.2 that would reasonably be expected to have a material adverse effect on the research, Manufacture, Development, conduct of Medical Affairs Activities with respect to, use or Commercialization of the Product in the KKC Territory, without KKC’s prior written consent, not to be unreasonably withheld or delayed.
Section11.5Cooperation. When either Party is bringing or defending an action of the type described in Section 11.3 (Defense and Settlement of Third Party Claims) or Section 11.4.1 (In Amgen Territory) or Section 11.4.2 (In KKC Territory), then upon reasonable request by such a Party, the other Party will reasonably assist in the defense against or enforcement of such action at the requesting Party’s costs, including if required or desirable to bring, maintain or prove damages in such action, furnishing a power of attorney, furnishing documents and information, providing employee witnesses and executing all necessary documents as such Party may reasonably request.
Section11.6Allocation of Recoveries. All Recoveries shall first be applied to reimbursement of the unreimbursed legal fees and expenses reasonably incurred by the Parties in the action from which such Recovery was received on a pro rata basis. Any Recoveries from actions brought by either Party during the Term within the Amgen Territory, that are left over after such reimbursement, shall be [***]. KKC shall be fully entitled to any Recoveries from actions within the KKC Territory during the Term that are left over after such reimbursement.
Section11.7Patent Term Extensions. From and after the Effective Date, each Party shall provide reasonable assistance to the other Party in connection with obtaining patent term extensions or supplementary protection certificates (SPCs) for Licensed KKC Patents in the

Collaboration Territory consistent with the rights of the other Party to control such matters as specified in Section 11.2 (Prosecution and Maintenance). To the extent reasonably and legally required in order to obtain any such patent term extension or SPC in a particular country, each Party shall make available to the other a copy of the necessary documentation to enable such other Party to use the same for the purpose of obtaining the patent term extension or SPC in such country.
Section11.8Employee Agreements. Prior to beginning work relating to any aspect of the subject matter of this Agreement or being given access to Licensed KKC Know-How or Licensed Amgen Know-How or Confidential Information of the other Party, each employee, consultant or agent of Amgen or KKC, respectively, shall have either signed or shall be bound by a non-disclosure and invention assignment agreement or similar obligation pursuant to which each such person shall agree to comply with all of the obligations of Amgen or KKC, as appropriate, substantially including: (a) promptly reporting any Information, as appropriate, (b) assigning to Amgen or KKC, as appropriate, all of his or her right, title and interest in and to any such Information or be bound by Applicable Law to assign to Amgen or KKC, as appropriate, all of his or her right, title and interest in and to any such Information, (c) cooperating in the preparation, filing, prosecution, maintenance, enforcement and defense of any intellectual property rights, (d) performing all acts and signing, executing, acknowledging and delivering any and all papers, documents and instruments required for effecting the obligations and purposes of this Agreement, and (e) abiding by the obligations of confidentiality and non-use set forth in this Agreement. It is understood and agreed that any such non-disclosure and invention assignment agreement or similar obligation need not be specific to this Agreement, and that the operation of a collective employment policy sufficient to achieve the intent of the foregoing shall be sufficient to satisfy such obligation. Each Party shall be responsible for any compensation and any other payments due to its own inventors of any patent right.
Article XII.

CONFIDENTIALITY, PUBLICATIONS AND PRESS RELEASES
Section12.1Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [***] years thereafter, the receiving Party will keep confidential and will not publish or otherwise disclose or use for any purpose any and all information or materials related to the activities contemplated hereunder that is furnished to it by or on behalf of the other Party pursuant to this Agreement and is identified by the disclosing Party as confidential, proprietary or the like or that the receiving Party has reason to believe is confidential based upon its own similar information (collectively, “Confidential Information”). For clarity, except for rights expressly granted herein, both Parties will have no right to and will not utilize any Confidential Information of the other Party for any purpose other than (i) as provided for in this Agreement or (i) otherwise in connection with exploiting its rights to the Product in a manner consistent with the terms of this Agreement. Notwithstanding the foregoing, Confidential Information will not include any information to the extent that it can be established by written documentation by the receiving Party that such information:

12.1.1was obtained or was already known by the receiving Party or its Affiliates without obligation of confidentiality as a result of disclosure from a Third Party that the receiving Party did not know was under an obligation of confidentiality to the disclosing Party with respect to such information;
12.1.2was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party through no act or omission of the receiving Party or its Affiliates in breach of this Agreement;
12.1.3became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party or its Affiliates in breach of this Agreement; or
12.1.4was independently discovered or developed by the receiving Party or its Affiliates (without reference to or use of Confidential Information of the disclosing Party).
Section12.2Authorized Disclosure. Except as expressly provided otherwise in this Agreement, each Party may use and disclose Confidential Information of the other Party solely as follows: (i) to the extent such disclosure is to such Party’s personnel, solely on a need-to-know basis to the extent such personnel requires such information for the performance of such Party’s activities hereunder and under appropriate confidentiality provisions substantially equivalent to those in this Agreement; (ii) to the extent such disclosure is to a Governmental Authority, as reasonably necessary in filing or prosecuting patent, copyright and trademark applications in accordance with this Agreement, prosecuting or defending arbitration or litigation in accordance with this Agreement, complying with applicable governmental regulations with respect to performance under this Agreement, filing Regulatory Filings, obtaining Regulatory Approval or fulfilling regulatory obligations for the Product, or otherwise required by Applicable Law, including regulations of the Securities and Exchange Commission, Securities and Exchange Surveillance Commission (SESC) or similar regulatory authority, provided that if a Party is required by Applicable Law to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, in the case of each of the foregoing exceptions pursuant to this subsection (ii), will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed, (iii) to advisors (including lawyers and accountants) on a need to know basis in support of the purposes of this Agreement, in each case under appropriate confidentiality provisions or professional standards of confidentiality substantially equivalent to those of this Agreement, (iv) to such Party’s [***]; provided further, that, prior to any such disclosure, each such disclosee is bound by written obligations of confidentiality, non-disclosure, and non-use at least as restrictive as the obligations set forth in this Article XII to maintain the confidentiality thereof and not to use or disclose such Confidential Information except as expressly permitted by this Agreement, (v) to Third Party licensors (including, for clarity, sharing a redacted copy of this Agreement) on a need to know basis in connection with any reporting, auditing or other similar obligations as may be set forth in any Third Party Licenses, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement, and (vi) to the extent mutually agreed to by the Parties.
Section12.3Confidential Treatment of Terms and Conditions. The Parties agree that the terms and conditions of this Agreement will be Confidential Information of each Party, and such terms and conditions will not be disclosed, except (i) as otherwise permitted under Section 12.2 (Authorized Disclosure) and (ii) if required by Applicable Law (including disclosure of a redacted version of this Agreement in a filing required by the Securities and Exchange Commission, the Securities and Exchange Surveillance Commission (SESC) or similar regulatory authority. Notwithstanding the foregoing, with respect to complying with the disclosure requirements of any Governmental Authority in connection with any required filing of this Agreement, the Parties will consult with one another concerning which terms of this Agreement will be requested to be redacted in any public disclosure of this Agreement, and in any event each Party will seek reasonable confidential treatment for any public disclosure by any such Governmental Authority.
Section12.4Press Releases and Disclosures. Notwithstanding Section 12.3 (Confidential Treatment of Terms and Conditions), the Parties will each issue a press release to announce the execution of this Agreement, each of which is attached hereto as the Press Releases Schedule and is for use in responding to inquiries about this Agreement. Thereafter, KKC and Amgen may each disclose to Third Parties (including media interviews and disclosures to financial analysts) the information contained in such press release (but only such information) without the need for further approval by the other; provided that such information is still accurate. Each Party will have the right to issue additional press releases and disclosures regarding the terms of this Agreement only with the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed (or as required to comply with Applicable Law). For any such proposed press release or disclosure, the disclosing Party will provide [***] Business Days’ notice to the other Party and will reasonably consider the other Party’s comments that are provided within [***] Business Days after such notice, or such shorter notice and comment periods as are reasonably required under the circumstances or by Applicable Law but not less than [***] Business Days. The disclosing Party shall provide the finalized press release or material to be disclosed to the other Party prior to such publication of the press release or such disclosure.
Section12.5Confidential Information Exchanged Prior to the Effective Date. All confidential information exchanged between the Parties and their respective Affiliates prior to the Effective Date (including all confidential information exchanged under the Confidentiality Agreement between Amgen and Kyowa Kirin Co., Ltd., dated [***] (including that certain Request for Restricted Information dated [***], as amended), will be deemed Confidential Information of the disclosing Party disclosed hereunder and will be subject to the terms of this Agreement.
Section12.6Publications and Presentations. Each of Amgen and KKC shall be free to:
12.6.1present findings with respect to the Product at symposia and other meetings of healthcare professionals, and congresses, conferences or meetings organized by a professional society or organization (any such occasion, a “Scientific Meeting”); provided, however, unless otherwise agreed by the Parties, that (i) the Party presenting at any such Scientific Meeting shall have complied with the provisions of this Section 12.6 and Section 12.7 (Scientific Papers, Abstracts and Posters) with respect to such presentation, and, with respect to any such Scientific Meeting at which a Party is presenting, such presenting Party shall inform the other Party of such Scientific Meeting and where invitation is required, invite the other Party to attend such Scientific Meeting; and (ii) a Party shall not organize or sponsor any satellite symposia in a country outside its territory without the other Party’s prior written consent, not to be unreasonably withheld;
12.6.2publish in medical or scientific journals (“Medical Journals”) articles and papers, including primary reports of clinical data, data obtained from Investigator Sponsored Studies, secondary or pooled analyses, and review papers concerning the Product which have been prepared by or on behalf of such Party, for publication in the Amgen Territory or in the KKC Territory and related to studies conducted after the Effective Date outside or in the Territory concerning the Product (each a “Scientific Paper”); provided, however, that the Party proposing to publish such Scientific Paper shall have complied with the provisions of Section 12.7 (Scientific Papers, Abstracts and Posters) with respect to such Scientific Paper; and
12.6.3disclose any clinical data generated by such Party concerning the Product in clinical trial registries; provided, however, that, the Party proposing to make such disclosure shall have provided the other Party at least [***] Business Days prior to such disclosure (to the extent practicable), a detailed description of the proposed disclosure and shall have, in good faith, considered the comments made by the other Party.
Section12.7Scientific Papers, Abstracts and Posters.
12.7.1Scientific Papers. The JSC will establish a subcommittee to review Scientific Papers and establish an annual publication plan which will be presented for review and approval by the JSC. Each Party, through such subcommittee, if applicable, shall provide to the other, prior to submission of any Scientific Paper to a Medical Journal, a draft of such Scientific Paper. Commencing with the receipt of such draft Scientific Paper, the receiving Party shall have [***] Business Days to notify the sending Party of its observations and suggestions with respect thereto; it being understood that, during such [***] Business Day period, no submission for publication thereof shall take place and the Parties shall discuss these suggestions if requested by either Party. The Party proposing to publish such Scientific Paper shall, in good faith, consider the comments made by the other Party, particularly if disclosure may be prejudicial to the other Party’s opportunity to obtain any patent rights. A Party will not publish or present any Confidential Information of the other Party (whether in a Scientific Paper or otherwise) without such other Party’s prior written consent. The sending Party shall provide to the receiving Party copies of any final Scientific Paper accepted by a Medical Journal, not less than [***] Business Days or as soon as practicable prior to the planned publication thereof (upon availability and distribution of such information assuming that providing such information is acceptable taking into consideration the publishers’ requirements). To enable free exchange of copyrighted material between the Parties, each Party agrees that it has or shall (a) obtain and maintain, at its own expense, an annual copyright license or equivalent license from the Copyright Clearance Center and (b) list the other Party as a collaborator in an agreement with the Copyright Clearance Center.
12.7.2Abstracts and Posters.  Each Party shall provide to the other, prior to submission or presentation, as the case may be, copies of (a) all abstracts that will be submitted to any Scientific Meeting in the Amgen Territory or in the KKC Territory, and (b) all posters and other materials (such as slides) that will be presented at such Scientific Meeting, in each case, concerning the Product, which have been prepared by or on behalf of one of the Parties, for submission or presentation. Commencing with the receipt of any such abstract or poster or oral presentation materials the receiving Party shall have [***] Business Days to inform the sending Party of its observations and suggestions with respect thereto; it being understood that, during such [***] Business Day period, no submission or presentation thereof shall take place and the Parties shall discuss these suggestions, if requested by either Party. The Party proposing to publish such an abstract or make such a presentation shall, in good faith, consider the comments made by the other Party, particularly if disclosure may be prejudicial to the other Party’s opportunity to obtain any patent rights. A Party will not submit in any abstract or present in any poster, other written materials or oral presentation any Confidential Information of the other Party without such other Party’s prior written consent. The sending Party shall provide to the receiving Party copies of all final abstracts as submitted and all final posters to be presented no later than [***] after submission or presentation.
12.7.3Each Party agrees that it will not unreasonably withhold, condition or delay its consent to requests for (a) extensions of the above timelines (in Section 12.6 (Publications and Presentations) and this Section 12.7) in the event that material late-breaking clinical data becomes available or (b) shortening of the above timelines (in Section 12.6 (Publications and Presentations) and this Section 12.7) if the requesting Party has a good faith belief that circumstances warrant such acceleration.  The Parties acknowledge and agree that all publications pursuant to Section 12.6 (Publications and Presentations) shall comply with the authorship guidelines of the International Committee of Medical Journal Editors (ICMJE) Recommendations for the Conduct, Reporting, Editing, and Publication of Scholarly Work in Medical Journals.  Without limitation to the foregoing, each Party shall acknowledge the contributions of the other Party as appropriate and consistent with the applicable Medical Journal or Scientific Meeting guidelines, and shall properly credit and name the other Party in any Scientific Papers and presentations in Scientific Meetings so as to reflect the good name, goodwill and reputation of the Parties.
12.7.4In addition to the requirements set forth in Sections 12.7.1 (Scientific Papers) through 12.7.3, Amgen will document when a publication is to be led by Amgen. For those publications led by Amgen, the Parties agree to comply with Amgen’s publications policies and processes (see high level description at www.amgen.com/about/how-we-operate/policies-practices-and-disclosures/ethical-research/amgen-guidelines-for-publications/).  Among other things, all such publications will undergo Amgen’s internal review process and publication documentation will be kept in Amgen’s publication system where required under Amgen’s policies and processes. Publications led by KKC will be developed in accordance with KKC’s publications policies and processes.
Section12.8Deferral of Disclosures. If either Party believes that any proposed press release or other public statement, or any publication, presentation, or other disclosure would be prejudicial to its opportunity to obtain any patent rights, then the affected Party shall notify the publishing Party within the timeframe provided for in Section 12.9 (Failure to Object to Disclosure) as applicable, or if not applicable, as soon as practicable after receipt of the proposed press release or other public statement, publication, presentation, or other disclosure, and the publishing Party shall refrain from making such press release, other public statement, publication, presentation or other disclosure an additional [***] days from the last day of the period otherwise provided for herein to enable the preparation and filing of any necessary patent applications.
Section12.9Failure to Object to Disclosure. If the Party proposing any press release or other public statement, or any publication, presentation, or other disclosure receives no objection from the other Party within the timeframes set forth in the corresponding Section, then the Party proposing such press release, other public statement, publication, presentation, or other disclosure shall be free to proceed with the same without further reference to or agreement from other Party.
Section12.10Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (i) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections, (ii) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates, (iii) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates, and (iv) intend that after the Effective Date both the receiving Party and the disclosing Party shall have the right to assert such protections and privileges.
Article XIII.

REPRESENTATIONS, WARRANTIES AND COVENANTS
Section13.1Mutual Representations and Warranties. Each of the Parties hereby represents and warrants, as of the Execution Date and the Effective Date to the other Party as follows:
13.1.1it is duly organized and validly existing under the Applicable Law of its jurisdiction of incorporation and it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement (and, each Party shall have obtained all necessary approvals to execute and perform this Agreement on or before the Effective Date);
13.1.2this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement, and compliance with its terms and provisions, and the consummation of the transaction contemplated hereby, by such Party will not conflict, interfere or be inconsistent with, result in any material breach of or constitute a material default under, any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor to its knowledge violate any Applicable Law. The person or persons executing this Agreement on such Party’s behalf have been duly authorized to do so by all requisite corporate action;
13.1.3 neither it nor any of its directors, officers, nor any of its employees has been debarred, excluded or the subject of debarment or exclusion proceedings by any Governmental Authority;
13.1.4neither it, nor its officers or directors are Sanctioned Persons, nor are they owned 50% or more individually or in the aggregate by, or controlled by, any Sanctioned Person or Persons;
13.1.5it has not granted any right to any Third Party relating to any intellectual property or proprietary right licensed, granted or assigned by it to the other Party hereunder that conflicts with the rights licensed, granted or assigned to the other Party hereunder;
13.1.6no claim or demand of any Third Party has been asserted in writing to it arising out of such Party’s Development, Manufacture, or Commercialization activities with respect to any other product, and no investigations are pending or, to the knowledge of such Party, threatened related to such activities, that in each case could reasonably be expected to impact such Party’s ability to perform any of its obligations under this Agreement;
13.1.7to its knowledge, it and each of its Representatives have at all times complied with Proper Conduct Practices in connection with the Product; and
13.1.8it has established and maintains reasonable internal policies and controls, including codes of conduct and ethics and reasonable reporting requirements, intended to ensure compliance with Anti-Corruption Laws, International Trade Laws, and other Applicable Law, to the extent applicable to such Party, including healthcare compliance, privacy laws and data protection laws.
Section13.2KKC Representations and Warranties. In addition to the representations and warranties set forth in Section 13.1 (Mutual Representations and Warranties), KKC hereby represents and warrants to Amgen that, as of the Execution Date and the Effective Date:
13.2.1KKC has (or, with respect to the Effective Date, shall have) obtained all necessary consents, approvals and authorizations of all Third Parties required to be obtained by it as of the

Execution Date and Effective Date, as applicable, in connection with the execution, delivery and performance of this Agreement;
13.2.2to KKC’s knowledge, all issued Patents within Licensed KKC Patents covering the composition of matter of the active ingredient of the Product in the Amgen Territory have been filed and maintained properly and correctly and KKC has not failed to pay any applicable fees on or before the expiration of the applicable grace period for such payment;
13.2.3it has the full right, power and authority to grant the licenses granted by KKC under Article III (Grant of License) and neither KKC nor its Affiliates have granted any right or license to any Third Party relating to any of the Licensed KKC Patents, Licensed KKC Trademarks or Licensed KKC Know-How that would conflict with or limit the scope of any of the rights or licenses granted to Amgen hereunder;
13.2.4as of the Effective Date, KKC has sufficient legal and/or beneficial title and ownership, or a license or other right under the Licensed KKC Patents, Licensed KKC Trademarks and Licensed KKC Know-How to grant the licenses to Amgen as purported to be granted pursuant to this Agreement;
13.2.5KKC Controls the Licensed KKC Patents listed on the Licensed KKC Patents Schedule, free of any Liens. To KKC’s knowledge, the Licensed KKC Patents in the Amgen Territory listed on the Licensed KKC Patents Schedule constitute a true and complete list of all Patents Controlled by KKC in the Amgen Territory Covering the Product in the Amgen Territory;
13.2.6Except with respect to the patents set forth on the Licensed KKC Patents Schedule, none of the Licensed KKC Patents is in-licensed by KKC from a Third Party;
13.2.7no claim has been issued and served against KKC or any of its Affiliates that alleges that any Licensed KKC Patent in the Amgen Territory is invalid or unenforceable;
13.2.8KKC has not received any written notice of any opposition or challenge against any Licensed KKC Patent in the Amgen Territory except with respect to the Licensed KKC Patent Opposition;
13.2.9neither KKC nor its Affiliates have received any written notice of any claim that any Patent or Information (including any trade secret right) owned or controlled by a Third Party would be infringed or misappropriated by the development, manufacture, or Commercialization of the Product in the Amgen Territory;
13.2.10to KKC’s knowledge, there is no issued Patent of any Third Party, other than Patents of Third Parties included within the Licensed KKC Patents, that would be required to develop, manufacture or commercialize the Product in or for the Amgen Territory as currently contemplated by this Agreement;

13.2.11to KKC’s Knowledge, there are no activities by Third Parties that would constitute significant infringement or misappropriation of the Licensed KKC Patents or Licensed KKC Know-How, which would have a material adverse effect on the rights granted to Amgen for the Territory;
13.2.12to KKC’s knowledge, the development of the Product by or on behalf of KKC has been conducted in compliance in all material respects with all Applicable Law;
13.2.13to KKC’s knowledge, all data and information relating to the Product filed by KKC with the any Regulatory Authority are true and accurate in all material respects;
13.2.14KKC has filed with the Regulatory Authorities in the United States, Europe and in Japan all safety and efficacy data and information relating to the Product in KKC’s possession that are required to be filed, and has made available to Amgen, all such material safety and efficacy data; and
13.2.15KKC has not received any written notice that any Governmental Authority has commenced any investigation or any action to withdraw any Regulatory Filing with respect to the Development, Manufacture or Commercialization of Product, which may have a material adverse effect on the development, Manufacture or Commercialization of the Product in the Amgen Territory.
Section13.3Mutual Covenants. Each Party hereby covenants to the other Party that, during the Term:
13.3.1it will not grant any right to any Third Party relating to any intellectual property or proprietary right licensed or assigned by it to the other Party hereunder that conflicts with the rights granted to the other Party hereunder;
13.3.2it will not knowingly use in connection with the research, development, manufacture or Commercialization to take place pursuant to this Agreement any employee, consultant or investigator that has been debarred, excluded or the subject of debarment or exclusion proceedings by any Governmental Authority;
13.3.3it shall comply with all Applicable Law (including Applicable Law relating to healthcare compliance, data protection and privacy), International Trade Laws, Proper Conduct Practices, Anti-Corruption Laws and the Quality and Compliance Standards in connection with the performance of its rights, duties and obligations under this Agreement;
13.3.4it shall provide the other Party with any information required for that Party or the Parties to comply with International Trade Laws;
13.3.5it shall for the Term of this Agreement and [***] years thereafter maintain complete and accurate books, accounts, invoices and reasonably detailed records related to this Agreement or any work conducted for or on behalf of such Party under this Agreement including all records required to establish compliance with Section 13.3.3 above and in accordance with Section 9.4 (Audits);
13.3.6it shall promptly provide the other Party with written notice of the following events:
(a)upon becoming aware of any breach or violation by a Party of any representation, warranty or undertaking set forth in Section 13.3.3 above or Section 13.3.11 below and in such case it shall cooperate with the other Party in any resulting formal or informal investigation related thereto;
(b)upon receiving a formal or informal notification that it is the target of a formal or informal request for information, subpoena, investigation, litigation, penalty or claim from any Governmental Authority for violation or potential violation of any Anti-Corruption Law, Proper Conduct Practices, or International Trade Laws;
13.3.7if either Party requests that the other Party complete a compliance certification certifying compliance with Section 13.3.3 above, which request shall occur no more than once per calendar year, such other Party shall promptly complete and deliver such compliance certification truthfully and accurately in the form set forth in the Compliance Certification Exhibit;
13.3.8if either Party requests that the other Party provide additional information as may be reasonably necessary to verify compliance with the obligations set forth in Section 13.3.3 above, such other Party shall promptly provide such additional information;
13.3.9prior to beginning any development or Commercialization of the Product under this Agreement, each employee, agent or independent contractor of Amgen or KKC or of either Party’s respective Affiliates involved in the development or Commercialization of the Product shall be required to undergo compliance training with respect to Proper Conduct Practices and Anti-Corruption Laws;
13.3.10it shall use only legitimate and ethical business practices (including Proper Conduct Practices) in connection with activities conducted in connection with this Agreement whether directly, through the use of Representatives or otherwise, and shall not take any action that would subject any other Party to penalties under any Applicable Law;
13.3.11it shall comply with all applicable International Trade Laws and their respective regulations and obtain all import, export, re-export approvals and licenses required for any goods, services and technical data exchanged or delivered by it and shall retain documentation to support compliance with those laws and regulations, in each case, in connection with activities conducted in connection with this Agreement;
13.3.12it will not export, directly or indirectly, any technical information acquired from any other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other Governmental Authorities in accordance with International Trade Laws or other Applicable Law;
13.3.13it shall cause its Affiliates and its and their officers, directors, employees and agents to comply with this Agreement, including the covenants in this Section 13.3; and
13.3.14neither it nor its Representatives will knowingly make any untrue statement of a material fact to any Regulatory Authority with respect to the Product (whether in any submission to such Regulatory Authority or otherwise) in the Collaboration Territory, and neither will knowingly fail to disclose a material fact required to be disclosed to any Regulatory Authority in the Collaboration Territory with respect to the Product.
Section13.4Privacy and Data Protection. Without limiting each Party’s respective obligations elsewhere in the Agreement, each Party, as applicable, agrees that where a Party determines the purpose and means of processing Personal Information, such Party is: (a) acting as a “controller” (as defined under applicable law) of such information, and (b) shall comply with all applicable data privacy and protection laws applicable to a controller, which shall include employing and maintaining appropriate Security (as defined below) to protect such information. “Security” means technological, physical and administrative controls, including policies, procedures, organizational structures, hardware and software functions, as well as physical security measures, the purpose of which is, in whole or part, to ensure the confidentiality, integrity or availability of Personal Information.
13.4.1Without limiting the generality of each Party’s respective obligations set forth in Section 13.4, and to the extent either Party is required to disclose or otherwise transfer Personal Information (inclusive of Amgen Development Data or KKC Development Data, as the case may be or Safety Data) (each a “Disclosing Party”) to the other Party (each, a “Receiving Party”), the Parties agree as follows:
(a)In the event of an actual or reasonably suspected breach or violation of Security concerning the Personal Information (“Privacy Incident”), each Party shall notify the other of such incident without undue delay (but in no event later than [***] after discovery). In such event, each Party shall be responsible for fulfilling any reporting and notification obligations required under GDPR and other Applicable Law with regard to the data processing operations it carries out.
(b)The Parties hereby incorporate the EU Standard Contractual Clauses necessary to effectuate the compliant onward transfer of EU Personal Information outside of EU/EEA to third countries attached hereto as the Standard Contractual Clauses Schedule. In addition, the Parties agree to cooperate with each other to effectuate the compliant transfer of Personal Information applicable to other jurisdictions, which may include executing additional data transfer agreements.
(c)The Parties shall notify each other without delay (but in no event later [***] business days after receipt) in the event a data subject asserts one of his/her rights under GDPR and other applicable data privacy and protection laws. With respect to patient data, any such notifications shall be made in a pseudonymous form using the subject’s trial-specific identification number only. If necessary and appropriate, the Parties shall reasonably cooperate with each other by providing the necessary information to ensure full and effective implementation of the rights of the data subject. Notification required under this Section shall be made as follows: [***]

(d)To the extent required under GDPR and Applicable Law, each receiving Party shall (i) make available to the other Party such information as is reasonably necessary to demonstrate the receiving Party's compliance with its obligations under GDPR and Applicable Law and this Agreement and (ii) allow for and contribute to audits and inspections conducted by the disclosing Party in accordance with the terms of this provision to demonstrate compliance with the receiving Party's obligations set out in this Agreement, GDPR and Applicable Law. Should a disclosing Party choose to exercise the right to conduct an audit or inspection as described in (ii) above, the disclosing Party shall designate an independent, qualified third-party that is reasonably acceptable to and approved by the receiving Party to perform such audit or inspection, at the disclosing Party’s cost and expense. The timing of such audit or inspection shall be agreed to by the Parties. The receiving Party shall document the results of such audits and inspections and present them to the disclosing Party for approval. If the receiving Party objects to the disclosing Party's request for audit or inspection, it shall advise the disclosing Party of its objections, the reasons for objecting, and reasonably work with the disclosing Party to tailor the audit to address such objections, to the extent commercially reasonable.
Without limiting the foregoing, where each Party is acting as “processor” (as defined under Applicable Law) of the other Party, such processor Party shall comply with the terms of the Privacy and Data Protection Schedule attached hereto.
Section13.5Information Security. The Parties agree to comply with the Information Security Schedule attached hereto (the “Information Security Schedule”) and the following:
(i)a mechanism to determine and promptly report suspected Security Breaches in accordance with the Information Security Schedule;
(ii)controls to ensure the return or destruction, at the other Party’s direction, of data as required under this Agreement;
(iii)a process for maintaining the confidentiality, integrity, security and availability of data; and
(iv)methods for controlling access to data, which shall include (a) permitted access methods, (b) an authorization process for users’ access and privileges, and (c) maintenance of a list of authorized users, in accordance with the data.
Section13.6Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE XIII, KKC AND AMGEN EXPRESSLY DISCLAIM ANY AND ALL

REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE ACTIVITIES CONTEMPLATED IN THIS AGREEMENT, LICENSED AMGEN PATENTS, LICENSED AMGEN KNOW-HOW, LICENSED KKC PATENTS, LICENSED KKC KNOW-HOW, AMGEN HOUSEMARKS, KKC HOUSEMARKS, LICENSED AMGEN TRADEMARKS, LICENSED KKC TRADEMARKS,, THIS AGREEMENT, OR ANY OTHER SUBJECT MATTER RELATING TO THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OR NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.
Section13.7Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, OTHER THAN TO THE EXTENT RESULTING FROM EITHER PARTY’S BREACH OF ARTICLE X (DISTRACTING PRODUCTS) OR ARTICLE XII (CONFIDENTIALITY, PUBLICATIONS AND PRESS RELEASES) OR EITHER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL KKC OR AMGEN BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH A BREACH OR ALLEGED BREACH OF THIS AGREEMENT. THE FOREGOING SENTENCE WILL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST SUCH DAMAGES AS ARE AWARDED TO A THIRD PARTY WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 14.1 (INDEMNITY BY KKC) OR SECTION 14.2 (INDEMNITY BY AMGEN).
Section13.8Disclosure Laws. Notwithstanding anything to the contrary in this Agreement, KKC acknowledges and agrees that (i) Amgen is permitted to publicly disclose information regarding this Agreement to comply with Applicable Laws (including without limitation the Physician Payment Sunshine Act and related requirements (collectively, “Disclosure Laws”)), and (ii) this information may include without limitation payments, or other transfers of value, made on behalf or at the request of Amgen to physicians, teaching hospitals, and other persons or entities that are the subject of the Disclosure Laws.  KKC agrees to promptly respond to, and cooperate with, the reasonable requests of Amgen regarding collection of information regarding and compliance with Disclosure Laws.
Section13.9Filings, Consents and Approvals.
13.9.1To the extent permitted by Applicable Law, each of Amgen and KKC shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto in connection with proceedings under or relating to the HSR Act or any applicable foreign antitrust or competition-related legal requirement. Amgen and KKC shall cooperate fully with each other in connection with the making of all such filings or responses.

13.9.2Each of Amgen and KKC shall notify the other promptly upon the receipt of: (i) any communication from any official of any Governmental Authority in connection with any filing made pursuant to this Agreement; (ii) knowledge of the commencement or threat of commencement of any legal proceeding or before any Governmental Authority with respect to the transactions under this Agreement (and shall keep the other Party informed as to the status of any such legal proceeding or threat); and (iii) any request by any official of any Governmental Authority for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any legal requirement applicable to the transactions under this Agreement. In addition, except as may be prohibited by any Governmental Authority or by any Applicable Law each Party hereto will permit authorized representatives of the other Parties to be present at each meeting or telephone call and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such communication, request or proceeding.
13.9.3Subject to the terms and conditions of this Agreement, each of Amgen and KKC shall use its Commercially Reasonable Efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) making all filings and submissions under the HSR Act, to the extent required, as promptly as practicable after the date hereof and (ii) obtaining as promptly as practicable the termination of any waiting period under the HSR Act, if applicable.
13.9.4Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that: (i) neither Amgen nor KKC shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) neither Amgen nor KKC shall be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Amgen or KKC or any of their subsidiaries, or (B) the imposition of any limitation or regulation on the ability of Amgen or KKC to freely conduct their business or own such assets.
Article XIV.

INDEMNIFICATION AND INSURANCE
Section14.1Indemnity by KKC. KKC will defend, indemnify, and hold harmless Amgen, its Affiliates, and their respective directors, officers, employees, agents and representatives (collectively, “Amgen Indemnitees”), at KKC’s cost and expense, from and against any and all liabilities, losses, costs, damages, fees or expenses (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) arising out of any Third Party Claims brought against any Amgen Indemnitee to the extent such Losses result from: (i) the negligence or willful misconduct of KKC or its Affiliates (or any employees, agents or representatives of any of them) in performing under this Agreement, (ii) a breach by KKC of Applicable Law or this Agreement, including the failure of KKC’s representations or warranties in Article XIII

(Representations, Warranties and Covenants) to be true in any material respect, (iii) the negligence or willful misconduct of KKC’s Sales Representatives or Medical Liaisons in connection with the activities under Section 6.4 (Co-Promotion Activities), (iv) prior to the Manufacturing Transfer, any product liability claims to the extent arising from the failure by KKC, its Affiliates or contractors in connection with the Manufacture of the Product, or (v) KKC’s or its Affiliates’ Development, Commercialization or Manufacture of the Product prior to or after the Effective Date. The indemnification obligations under this Section 14.1 exclude Losses to the extent they arise from (i), (ii) or (iii) below in Section 14.2 (Indemnity by Amgen) or are subject to a right of indemnification under the Supply Agreement.
Section14.2Indemnity by Amgen. Amgen will defend, indemnify, and hold harmless KKC, its Affiliates, and their respective directors, officers, employees, agents and representatives (collectively, “KKC Indemnitees”), at Amgen’s cost and expense, from and against any and all Losses arising out of any Third Party Claims brought against any KKC Indemnitee to the extent such Losses result from: (i) the negligence or willful misconduct of Amgen or its Affiliates (or any employees, agents or representatives of any of them) in performing under this Agreement, (ii) a breach by Amgen of Applicable Law or this Agreement, including the failure of Amgen’s representations or warranties in Article XIII (Representations, Warranties and Covenants) to be true in any material respect or (iii) Amgen’s or its Affiliates’ Development, Manufacture or Commercialization of, or conduct of Medical Affairs Activities with respect to, the Product. The indemnification obligations under this Section 14.2 exclude Losses to the extent they arise from (i) through (v)) above in Section 14.1 (Indemnity by KKC) or are subject to a right of indemnification under the Supply Agreement.
Section14.3Claim for Indemnification. Whenever any Third Party Claim or Loss arises for which a KKC Indemnitee or an Amgen Indemnitee (the “Indemnified Party”) may seek indemnification under this Article XIV, the Indemnified Party will promptly notify the other Party (the “Indemnifying Party”) of the Third Party Claim or Loss; provided that the failure by an Indemnified Party to give such notice will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. The Indemnifying Party will have exclusive control of the defense and settlement of all Third Party Claims for which it is responsible for indemnification and will assume defense thereof at its own expense promptly upon notice of such Third Party Claim. In no event will the Indemnifying Party settle such Third Party Claim without the prior written consent of the Indemnified Party, unless such settlement: (i) includes a complete release of the Indemnified Party from liability with respect to the Third Party Claim (including any cost sharing under this Agreement), and (ii) does not include any admission of wrongdoing by the Indemnified Party or a stipulation that any intellectual property or proprietary right of the Indemnified Party is invalid or unenforceable; provided that in the event consent is required by the Indemnifying Party for a settlement such consent shall not unreasonably withheld, conditioned or delayed. In the event of a disagreement regarding such settlement, such matter shall be escalated to the JSC. Notwithstanding the foregoing, the Indemnifying Party shall not be prohibited from entering into a settlement that involves one or more countries in addition to Amgen Territory so long as such settlement does not result in any liability or admission of wrongdoing by the Indemnified Party or a stipulation that any intellectual property or proprietary right of the Indemnified Party is invalid or unenforceable. The Indemnified Party will have the right to employ separate counsel at the Indemnifying Party’s expense and to control its own defense of the applicable Third Party Claim if: (i) there are or may be legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and Indemnifying Party that would make such separate representation advisable. For the avoidance of doubt, any Third Party Claims or Losses, to the extent indemnifiable pursuant to this Section 14.3, shall be excluded from the definition of “Commercialization and Related Costs.”
Section14.4Defense of Third Party Claims. Except as otherwise provided in Section 11.3 (Defense and Settlement of Third Party Claims) and Section 14.3 (Claim for Indemnification), each Party (such Party referred to as the “Defending Party”) will have the sole right, but not the obligation, to defend against any Third Party Claims made against it with respect to its activities hereunder. Each Party will notify the other Party (the “Assisting Party”) as promptly as practicable if any such Third Party Claim is commenced or threatened against it. The Assisting Party will reasonably assist the Defending Party and cooperate in any such litigation at Defending Party’s reasonable request. Without limiting the foregoing, the Defending Party will keep the Assisting Party advised of all material communications and actual and prospective filings or submissions regarding such action, and will provide the Assisting Party copies of and an opportunity to review and comment on any such communications, filings and submissions; provided that each Party will have the right to redact from any information disclosed to the other hereunder any information relating to a product other than the Product or relating to a device used in connection with, or the manufacture of, the Product. The Defending Party will control the defense and settlement of Third Party Claims, at the Defending Party’s expense. The Defending Party will not settle such Third Party Claim without the prior written consent of the other Party, unless such settlement: (i) includes a complete release of the Assisting Party from liability with respect to the Third Party Claim (including any cost sharing under this Agreement), and (ii) does not include any admission of wrongdoing by the Assisting Party; provided that in the event consent is required by the other Party for a settlement such consent shall not be unreasonably withheld, conditioned or delayed. In the event of a disagreement regarding such settlement, such matter shall be escalated to the JSC. In the event that a Third Party Claim is brought against both of the Parties (a “Joint Claim”), then the Parties will determine whether to defend against such Joint Claim, which of the Parties should be the Defending Party or whether the Parties should jointly control such defense and the strategy for such defense. This Section 14.4 will not apply to employment or similar personnel-related claims.
Section14.5Insurance. Each of the Parties will, at their own respective expense (and not subject to cost sharing hereunder) procure and maintain during the Term, insurance policies adequate to cover their obligations hereunder and consistent with the normal business practices of prudent pharmaceutical companies of similar size and scope (or reasonable self-insurance sufficient to provide materially the same level and type of protection). Such insurance will not create a limit to either Party’s liability hereunder.

Article XV.
TERM AND TERMINATION
Section15.1Term. Except for the terms and conditions of Article XII (Confidentiality, Publications and Press Releases) and Article XIII (Representations, Warranties and Covenants), which shall become effective on the Execution Date, this Agreement shall become effective on the latest of (i) the date on which the Parties have obtained all necessary consents and approvals for the closing of this Agreement, including any regulatory consents and approvals, (ii) if the Parties determine that an HSR Filing is required, the date on which any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement expires or is terminated, and (iii) June 3, 2021 (or such later date agreed by the Parties) (such date, the “Effective Date”). This Agreement will become effective on the Effective Date and will continue until the expiration of the Term for the Product, unless terminated earlier in accordance with this Article XV.
Section15.2Termination by Amgen. Subject to any termination obligations set forth in 15.4.2 (Termination Effects), Amgen may terminate this Agreement in its entirety upon [***] months prior written notice (or, after First Commercial Sale of a Product, [***] months’ prior written notice) to KKC.
Section15.3Mutual Termination Rights for the Agreement. Either Party may terminate this Agreement in its entirety upon prior written notice to the other Party:
15.3.1Material Breach. If the other Party is in material breach of this Agreement, then the non-breaching Party may terminate this Agreement in its entirety by providing written notice to the breaching Party of such material breach (specifying the nature of the breach in reasonable detail) and termination; provided that the breaching Party (or its Affiliate) shall have an opportunity to cure (if such breach is capable of cure or remedy and provided that a similar breach has not previously occurred two or more times in the prior [***]month period) such material breach within [***] days after the receipt of such notice. During any such [***]day cure period, either Party may require that the Designated Officers meet and confer in good faith to resolve such breach condition. So long as the breaching Party is demonstrating Commercially Reasonable Efforts to cure such material breach, the breaching Party (or its Affiliate) shall have an additional [***] days to cure such material breach. If KKC is in material breach of its obligations under Section 6.4 (Co-Promotion Activities), Amgen may, subject to the foregoing opportunity and procedure to cure such material breach, terminate this Agreement solely with respect to such Section 6.4 (Co-Promotion Activities) and any grants of licenses and other rights to KKC in connection with such Section 6.4 (Co-Promotion Activities), effective upon written notice of such termination by Amgen to KKC.
15.3.2Insolvency. If the other Party, or an Affiliate which controls such Party (as the term “control” is defined in Article I (Definitions) (“Affiliate”)), suffers an Insolvency Event,

then the non-affected Party may terminate this Agreement in its entirety upon written notice to the other Party.
15.3.3Breach of Proper Conduct Practices. If either Party reasonably determines that the other Party (including through any Representative or Third Party engaged by the other Party) has failed to comply with the Proper Conduct Practices in any material respect, such Party shall promptly notify the non-compliant Party in writing, and the non-compliant Party shall take such actions as are reasonably necessary or as reasonably requested by the notifying Party in order to mitigate the effects of such failure to comply, and to avoid the continuation or reoccurrence of such failure or similar failures to comply with such Proper Conduct Practices. If the non-compliant Party fails to complete such remedial or mitigating actions within a reasonable period of time and to the reasonable satisfaction of the notifying Party, or if the failure to comply amounts to a violation of Anti-Corruption Laws, the notifying Party may terminate this Agreement in its entirety by providing written notice to the non-compliant Party.
Section15.4Effect of Termination. Termination of this Agreement shall have the following effects with regard to the Product:
15.4.1General. In the event of any termination of this Agreement, unless otherwise expressly provided, any liabilities previously accrued (including the obligation of Amgen to pay royalties pursuant to Section 8.15 (U.S. Royalties) and Section 8.16 (Ex-U.S. Amgen Territory Royalties) with respect to sales made prior to the effective date of such termination shall survive. In addition, in the event of termination of this Agreement, each Party shall return to the other Party or destroy (and certify such destruction to such other Party) all Confidential Information of the other Party (provided that each Party shall be entitled to retain one (1) copy for archival and compliance purposes, and as required by Applicable Law or regulatory requirement).
15.4.2Termination Effects. In the event of any termination of this Agreement (i) Amgen shall use reasonable efforts to, to the extent permitted by Applicable Law and requested by KKC, assign any contracts solely to the extent related to the Product in the Amgen Territory to KKC or its designee (including by requesting and using good-faith efforts to obtain any required consents, provided that Amgen shall be under no obligation to make any payments or incur any liabilities in order to obtain such consent), (ii) the Parties shall cooperate to promptly transition responsibility for Commercialization, Development and Medical Affairs Activities with respect to the Product to KKC, (iii) KKC shall have the right to reacquire some or all of the inventory of the Product, as requested by KKC in its sole discretion, in possession of Amgen and its Affiliates and, if KKC so reacquires inventory, shall reimburse Amgen for [***], (iv) the Parties shall reasonably cooperate and discuss in good faith the terms and conditions pursuant to which Amgen could continue to manufacture and supply KKC with Product for a transitionary period following the termination of this Agreement, (v) the Parties shall cooperate to promptly transfer ownership of all Regulatory Filings and Regulatory Approvals and responsibility for regulatory communication held by Amgen in the Amgen Territory to KKC, (vi) Amgen shall promptly transfer all Promotional Materials in its possession to KKC, [***], (vii) Amgen shall promptly transfer all material books, records, files and documents Controlled by Amgen solely to the extent related to the Product, (viii) at KKC’s option, all sublicenses granted by Amgen with respect to the Product shall terminate or all rights thereunder shall be assigned to KKC, (ix) KKC shall have the right to control all Recalls of the Product in the Amgen Territory, (x) Section 3.2 (Licensed Amgen Know-How and Patents) (solely to the extent such intellectual property has been or is incorporated into or used in the Development, Manufacture, Medical Affairs Activities, regulatory activities or Commercialization of the Product (as such intellectual property exists as of the date of termination)) shall survive and shall become perpetual, fully paid-up and irrevocable, (xi) KKC shall have a fully paid, perpetual, irrevocable, royalty-free non-exclusive right and license to use the Licensed Amgen Trademarks (and the associated goodwill) in connection with the Product in all indications, (xii) the Parties shall cooperate to promptly transfer ownership of all Domain Names and Domain Name registrations related to the Product held by Amgen to KKC, (xiii) at KKC’s request, the Parties will discuss in good faith the wind-down or transfer to KKC of any ongoing Clinical Studies for the Product conducted by or on behalf of Amgen or its Affiliates; provided that the Parties will share any expenses incurred in connection with any such transfer except in the event of termination by (A) [***] or (B) [***] in which case [***] shall bear such cost. In the event that the Parties are not permitted to transfer Regulatory Filings or Regulatory Approvals under clause (iv) above pursuant to Applicable Law, the Parties shall cooperate to establish a right of access and reference to such filings and approvals for KKC, and Amgen shall maintain such filings and approvals, and take any actions reasonably requested by KKC with respect thereto, and thereafter Amgen shall transfer ownership of all such Regulatory Filings and Regulatory Approvals to KKC or its designee as and when it becomes permissible to do so. KKC shall reimburse Amgen its reasonable, documented, out-of-pocket costs incurred as necessary for such maintenance and to perform such requested actions.
Section15.5Additional Surviving Provisions. In addition and without prejudice to the provisions of Section 15.4 (Effect of Termination), in the event of any expiration or termination of this Agreement the following provisions shall survive: Article I (Definitions), Article VIII (Financial Consideration) (with respect to amounts incurred or earned prior to any such expiration or termination), Article IX (Payments) (with respect to amounts incurred or earned prior to any such expiration or termination and any audit rights set forth in Section 9.4), Article XI (Intellectual Property)(solely with respect to ownership of intellectual property and any enforcement, infringement or defense action initiated in good faith prior to such expiration or termination), Article XII (Confidentiality, Publications and Press Releases), Article XIV (Indemnification and Insurance) and Article XVI (Miscellaneous) and Section 4.8 (Pharmacovigilance Agreement), Section 4.10 (Sharing of Data and Know-How; Rights of Reference), Section 13.4 (Privacy and Data Protection), Section 13.6 (Disclaimer of Warranties), Section 13.7 (Limitation of Liability) and Section 15.4 (Effects of Termination) and this Section 15.5.
Article XVI.

MISCELLANEOUS
Section16.1Assignment; Change of Control. Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred (whether by operation of

Applicable Law, general succession or otherwise) by either Party without the prior written consent of the other Party; provided that (i) either Party may assign this Agreement, and its rights and obligations hereunder, to an Affiliate only with the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), (ii) Amgen may (subject to Section 3.4 (Right of First Negotiation))) assign this Agreement and its rights and obligations hereunder in its entirety in connection with the transfer or sale of all or substantially all of the rights to the Product to which this Agreement relates, and (iii) either Party may assign this Agreement, and its rights and obligations hereunder in connection with a Change of Control. Notwithstanding anything to the contrary in this Agreement, KKC shall not be entitled to assign or otherwise transfer (whether by operation of Applicable Law, general succession or otherwise) its rights under Section 6.4 (Co-Promotion Activities) without the consent of Amgen and a Change of Control of KKC shall be deemed an assignment under this sentence. Any assignment not in accordance with this Agreement will be null and void ab initio. Subject to the foregoing, the rights and obligations of the Parties under this Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Additionally, if this Agreement is assigned, in whole or in part, in accordance with its terms, then: (1) any Pharmacovigilance Agreement or Quality Agreement may be assigned, in whole or in part, by the assignor to the permitted assignee of this Agreement, and (2) the assignor’s ongoing and future obligations to the other Party under the Pharmacovigilance Agreement or Quality Agreement will be deemed terminated to the extent commensurate with the assignment of the corresponding obligations under this Agreement.
Section16.2Non-Solicitation of Employees. After the Effective Date, during the Term and for a period of [***] year after the Term, each Party agrees that neither it nor any of its divisions, operating groups or Affiliates shall recruit, solicit or induce any employee of the other Party or its Affiliates directly or indirectly involved in the activities conducted pursuant to this Agreement to terminate his or her employment with such other Party and become employed by or consult for such Party, whether or not such employee is a full-time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at-will. For purposes of the foregoing, “recruit”, “solicit” or “induce” shall not be deemed to mean: (a) circumstances where an employee of a Party initiates contact with the other Party or any of its Affiliates with regard to possible employment; or (b) general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements.
Section16.3Compliance with Laws. The Parties enter into this Agreement with the intent of conducting their relationship in full compliance with Applicable Law. Notwithstanding any unanticipated effect of any of the provisions herein, neither Party will intentionally conduct itself under the terms of this Agreement in a manner that does or would constitute a violation of Applicable Law. In the event that any Governmental Authority of competent jurisdiction determines that this Agreement or any material provision of this Agreement violates any Applicable Law, the Parties shall negotiate in good faith to amend this Agreement or the relevant provision thereof to remedy such violation in a manner that will not be inconsistent with the intent of the Parties or such provision. If the Parties are unable to so negotiate a modification within [***] days of delivery of the notice regarding such violation, then either Party may elect to terminate this Agreement upon written notice to the other.
Section16.4Change in Applicable Law. If any change in Applicable Law enacted after the Execution Date could reasonably be expected to have a material adverse effect on the ability of either Party to carry out its obligations, or receive the benefits under, this Agreement, such Party, upon written notice to the other Party (which notice may be given within [***] following enactment of such change in Applicable Law, whether or not such change is effective on the date of such enactment or is effective at a later date), may request renegotiation of this Agreement. Such renegotiation will be undertaken in good faith.
Section16.5Governing Law; Dispute Resolution.
16.5.1This Agreement and its effect are subject to and shall be construed and enforced in accordance with the laws of the State of New York, U.S.A., without regard to its conflicts of laws, except as to any issue which depends upon the validity, scope or enforceability of any Patent, which issue shall be determined in accordance with the laws of the country in which such patent was issued.
16.5.2Subject to Section 16.5.3 below, any dispute, controversy or claim arising under, out of or in connection with this Agreement, including any question regarding the existence, validity or termination of this Agreement (and including the applicability of this Section 16.5 to any such dispute, controversy or claim), but excluding any dispute, controversy or claim subject to Section 2.2.5(b) (JSC Deadlocks) or Section 8.13 (Development and Commercialization Budget Deadlocks) (each a “Dispute”), shall be referred to and finally settled under the Rules of Arbitration of the International Chamber of Commerce in effect at the time of submitting for arbitration, which rules are deemed to be incorporated by reference in this clause:
(a)The arbitration tribunal (the “Tribunal”) shall consist of three (3) arbitrators who are experienced in the biopharmaceutical industry. Each Party shall designate one arbitrator and the third arbitrator, who shall serve as chair of the Tribunal, shall be designated by the two party-appointed arbitrators in consultation with the Parties.
(b)The seat of arbitration shall be New York, New York, and the arbitration proceedings shall be held in English.
(c)The award of the Tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for juridical acceptance of such an award and order of enforcement.
(d)The costs of the Tribunal shall be paid by the non-prevailing Party.
(e)Neither Party or its Affiliates nor any arbitrator may disclose the existence, content, or results of any arbitration under this Agreement without the prior written consent of the applicable parties, unless and only to the extent such disclosure is necessary to confirm, vacate or enforce the award or is otherwise required by Applicable Law.

(f)The Tribunal shall not have the power to grant any award or remedy other than such awards or remedies that are available under the governing law set forth in Section 16.5.1.
Notwithstanding anything contained in this Section 16.5 a Party or its Affiliate may seek interim or provisional relief or measures in any applicable courts and tribunals that may be necessary to protect the rights of a Party or its Affiliate pending the establishment of the Tribunal or pending the Tribunal’s determination of the merits of the controversy.
16.5.3Any Dispute shall first be referred to the Alliance Managers for each of the Parties to facilitate and assist resolution of such Dispute, including scheduling an initial meeting between their respective Designated Officers for attempted resolution within [***] Business Days after such referral if such matter had not previously been reviewed by the Designated Officers under Section 2.2.5(b) (JSC Deadlocks). If such Dispute is not resolved within [***] days after such referral to the Alliance Managers and, if applicable, the meeting between the Designated Officers, then either Amgen or KKC may commence arbitration under Section 16.5 (Governing Law; Dispute Resolution).
Section16.6Construction. The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “or” is used in the inclusive sense (and/or). The word “will” shall be construed to have the same meaning and effect as the word “shall”. The Parties each acknowledge that they have had the advice of counsel with respect to this Agreement, that this Agreement has been jointly drafted, and that no rule of strict construction will be applied in the interpretation hereof. Unless the context requires otherwise: (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any Applicable Law herein will be construed as referring to such Applicable Law as from time to time enacted, repealed or amended, (iii) any reference herein to any person will be construed to include the person’s permitted successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (v) all references herein to Articles, Sections, or Schedules, unless otherwise specifically provided will be construed to refer to Articles, Sections or Schedules of this Agreement. This Agreement has been executed in English, and the English version of this Agreement will control. Unless otherwise agreed by the Parties, information shared under this Agreement shall be disclosed in the English language.
Section16.7Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument. Signature pages of this Agreement may be exchanged by facsimile or other electronic means without affecting the validity thereof.

Section16.8Entire Agreement. This Agreement, including the attached Exhibits and Schedules, constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and supersedes and merges all prior or contemporaneous negotiations, representations, agreements and understandings regarding the same.
Section16.9Force Majeure. Neither Party will be liable for delay or failure in the performance of any of its obligations hereunder (other than the payment of money) to the extent such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, floods, earthquakes, labor strikes, hostilities, acts of war, terrorism, civil unrest, national emergencies, pandemics or epidemics (each, a “Force Majeure”); provided that the affected Party promptly notifies the other Party in writing (and continues to provide monthly status updates to the other Party for the duration of the effect); and provided further that the affected Party uses its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance with reasonable dispatch whenever such causes are removed.
Section16.10Further Assurances. Each Party agrees to do and perform all such further acts and things and will execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.
Section16.11Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.
Section16.12No Set-Off. Except as expressly set forth in Section 9.6.1 (Withholding) or Section 9.6.2 (Indirect Taxes), neither Party will have the right to deduct from amounts otherwise payable hereunder any amounts payable to such Party (or its Affiliates) from the other Party (or its Affiliates), whether pursuant to this Agreement or otherwise.
Section16.13Notices. Any notice required or permitted to be given by this Agreement will be in writing, in English, and will be delivered by hand, overnight courier with tracking capabilities, mailed postage prepaid by registered or certified mail, or confirmed facsimile addressed as set forth below unless changed by notice so given:

If to Amgen:    Amgen Inc.
One Amgen Center Drive
Thousand Oaks, California 91320-1799
United States
Attention: Corporate Secretary
Facsimile: [***]
If to KKC:    Kyowa Kirin Co., Ltd.
1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004
Japan
Facsimile No. [***]
Attn: Global Business Development Head,
Director, Business Development Department

Any such notice will be deemed given on the date delivered. A Party may add, delete (so long as at least one person is remaining), or change the person or address to which notices should be sent at any time upon written notice delivered to the other Party in accordance with this Section 16.12.
Section16.14Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein will be deemed, for the purpose of any Applicable Law, to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. The Parties will operate their own businesses separately and independently and they will hold themselves out as, act as, and constitute independent contractors in all respects and not as principal and agent, partners or joint venturers. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever. Neither Party shall make any filing or initiate any communication with a Governmental Authority that is inconsistent with this Section 16.14 and each Party shall notify the other Party within [***] days of receiving any written communication from a Governmental Authority that asserts a position that is inconsistent with this Section 16.14.
Section16.15Severability. To the fullest extent permitted by Applicable Law, the Parties waive any provision of Applicable Law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect or to any extent, then in such respect and to such extent such provision will be given no effect by the Parties and will not form part of this Agreement. To the fullest extent permitted by Applicable Law, all other provisions of this Agreement will remain in full force and effect and the Parties will use their commercially reasonable efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

Section16.16Third Party Beneficiaries. Except as expressly provided with respect to Amgen Indemnitees or KKC Indemnities in Article XIV (Indemnification and Insurance), there are no Third Party beneficiaries intended hereunder and no Third Party will have any right or obligation hereunder.
Section16.17Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder will not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof will not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any other occasion. No waiver, modification, release or amendment of any right or obligation under or provision of this Agreement will be valid or effective unless in writing and signed by all Parties hereto.
*********
(Signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

KYOWA KIRIN CO., LTD.		AMGEN INC.
By:	/s/ Masashi Miyamoto, Ph.D.	By:	/s/ Robert A. Bradway
Name:	Masashi Miyamoto, Ph.D.	Name:	Robert A. Bradway
Title:	Executive Director of the Board President and Chief Executive Officer	Title:	Chairman of the Board, President & CEO

List of Exhibits and Schedules Omitted from the License and Collaboration Agreement
Referenced in Exhibit 10.49 Above
Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the License and Collaboration Agreement referenced in Exhibit 10.49 above, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Securities and Exchange Commission (the “Commission”) upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Schedules
Excluded Patents
European Union Member States
Global Pricing Policy Considerations
Standard Contractual Clauses
Information Security Requirements
Licensed KKC Patents
Press Releases
Privacy and Data Protection

Exhibit
Form of Compliance Certification